MEZZANINE LOAN AGREEMENT

Floating Rate

Between

DRR SENIOR MEZZ, LLC,

as Borrower,

and

BARCLAYS CAPITAL REAL ESTATE INC.,

as Lender

Dated as of June 15, 2005

Section 12.03	Full Personal Liability	86
Section 12.04	No Impairment	86
Section 12.05	No Waiver of Certain Rights	87

ARTICLE 13

INDEMNIFICATION

Section 13.01	Indemnification Against Claims	87
Section 13.02	Duty to Defend	87

ARTICLE 14

SUBROGATION; NO USURY VIOLATIONS

Section 14.01	Subrogation	88
Section 14.02	No Usury	88
ARTICLE 15

SALE OR SECURITIZATION OF LOAN

Section 15.01	Splitting the Note	88
Section 15.02	Reallocation of Loan Amounts and Modification of Interest Rates	89
Section 15.03	Lender’s Rights to Sell or Securitize	89
Section 15.04	Dissemination of Information	89
Section 15.05	Securitization Indemnification	90

ARTICLE 16

BORROWER’S FURTHER ACTS AND ASSURANCES; PAYMENT OF SECURITY; RECORDING CHARGES

Section 16.01	Further Acts	91
Section 16.02	Replacement Documents	91
Section 16.03	Borrower Estoppel Certificates	91
Section 16.04	Recording Costs	92
Section 16.05	Intentionally Deleted	92
Section 16.06	Certain Additional Rights of Lender (VCOC)	92

ARTICLE 17

LENDER CONSENT

Section 17.01	No Joint Venture; No Third Party Beneficiaries	93
Section 17.02	Lender Approval	93
Section 17.03	Performance at Borrower’s Expense	93

ARTICLE 18

MISCELLANEOUS PROVISONS

Section 18.01	Notices	94
Section 18.02	Entire Agreement; Modifications; Time of Essence	95
Section 18.03	Binding Effect; Joint and Several Obligations	95
Section 18.04	Duplicate Originals; Counterparts	96
Section 18.05	Unenforceable Provisions	96
Section 18.06	Governing Law	96
Section 18.07	Consent to Jurisdiction	97
Section 18.08	WAIVER OF TRAIL BY JURY	97
Section 18.09	Reinstatement	98
Section 18.10	Acknowledgment	98
Section 18.11	Certain Additional Rights of Lender	98

Exhibit A	Compliance Certificate Form
Exhibit B	Prepayment Percentages
Exhibit C	Organizational Chart
Exhibit D	Rent Roll
Exhibit E	Certificate of Executive Officer of Borrower
Exhibit F	Exceptions to Representations and Warranties
Exhibit G	Liquidity Facility Documents

MEZZANINE LOAN AGREEMENT

Floating Rate

THIS MEZZANINE LOAN AGREEMENT (this “Agreement”) is made as of this 15th day of June, 2005 by and between DRR SENIOR MEZZ LLC, a Delaware limited liability company (“Borrower”), as borrower and BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation (together with its successors and assigns, “Lender”), as lender.

Background

WHEREAS, BARCLAYS CAPITAL REAL ESTATE INC., as mortgage lender (“Mortgage Lender”), has made a loan in the original principal amount of $270,000,000 (the “Mortgage Loan”) to DESERT RIDGE RESORT, LLC, a Delaware limited liability company (“Mortgage Borrower”) pursuant to a Loan Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Mortgage Loan Agreement”), which Mortgage Loan is evidenced by a Promissory Note of even date therewith (as amended, supplemented or otherwise modified from time to time, the “Mortgage Note”) made by Mortgage Borrower to Mortgage Lender and secured by, among other things, a certain Fee and Leasehold Deed of Trust, Security Agreement and Fixture Filing of even date therewith (as amended, supplemented or otherwise modified from time to time, the “Mortgage”) by Mortgage Borrower to First American Title Insurance Company for the benefit of Mortgage Lender pursuant to which Mortgage Borrower has granted the Mortgage Lender a first priority deed of trust on, among other things, the real property and other collateral as more fully described in the Mortgage (collectively, the “Property”);

WHEREAS, Borrower is the legal and beneficial owner of all of the membership interests in Mortgage Borrower, consisting of a 100% limited liability company interest therein (the “Pledged Company Interests”);

WHEREAS, Borrower has requested Lender to make a Loan to it in the aggregate principal amount of $31,500,000; and

WHEREAS, as a condition precedent to the obligation of Lender to make the Loan to Borrower, Borrower has entered into that certain Pledge and Security Agreement, dated as of the date hereof, in favor of Lender (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which Borrower has granted to Lender a first priority security interest in the Collateral (as defined in the Pledge Agreement) as collateral security for the Debt (as defined below).

Agreement

NOW, THEREFORE, in consideration of such loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Borrower and Lender agree as follows:

ARTICLE 1

DEFINED TERMS AND CONSTRUCTION GUIDELINES

Section 1.01  Defined Terms.  The following terms have the meanings set forth below:

  “Acceptable Management Period” means any period during which Acceptable Manager is managing the Property pursuant to the Property Management Contracts.

  “Acceptable Manager” shall mean (i) any manager listed on Exhibit G to the Mortgage Loan Agreement, provided each such property manager continues to be (A) Controlled by substantially the same Persons Controlling such property manager as of the Closing Date (or if such Property Manager is a publicly traded company, such Property Manager continues to be publicly traded on an established securities market) and (B) and such Property Manager is managing hotels of quality and at least 90% of the number of hotels and rooms equal to or exceeding the hotels and rooms such Property Manager managed as of the Closing Date and (ii) any Affiliate Controlled by any of the foregoing Persons.

  “Accounting Period” means (a) if a Marriott Management Period no longer exists, each calendar month, and (b) if a Marriott Management Period exists, each of the four (4)-week accounting periods having the same beginning and ending dates as Property Manager’s four (4)-week accounting periods, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform the Property Manager’s accounting system to the calendar; there are thirteen Accounting Periods in a Fiscal Year of Property Manager.

  “Act” means the Delaware Limited Liability Company Act, Section 18-101 et. seq. of the Delaware Code, as amended from time to time.

  “Additional Mezzanine Financing” shall have the meaning set forth in Section 9.19(b).

  “Adjustment Rights” means, collectively, Lender’s rights under this Agreement to (a) change the Payment Due Date to a different calendar day pursuant to Section 2.03(b), (b) change the Interest Rate Adjustment Date to a different day pursuant to the definition of “Interest Rate Adjustment Date” and (c) change the Interest Period to reflect any change made to the Payment Due Date pursuant to Section 2.03(b).

  “Advance Bookings” means all commitments, reservations and agreements regarding future use of guest rooms, banquet rooms, conference rooms and other facilities constituting part of the Property.

  “Advance Bookings Deposits” means all deposits, advance payments and similar items for Advance Bookings.

  “Advance Bookings Reserve Account” means a sub-account of the Cash Management Account held by Lender, or Lender’s designee, in which the Advance Bookings Reserve Funds will be held, which shall not constitute a trust fund, all as more specifically set forth in Section 4.06 and subject to Section 4.08.

  “Advance Bookings Reserve Funds” has the meaning set forth in Section 4.06(a) hereof, subject to adjustment as set forth in Sections 4.06(b) and (c) hereof.

  “Advance Bookings Reserve Statement” means the quarterly statement delivered pursuant to Section 9.11(a)(ii)(D) hereof and setting forth all the then unearned or otherwise refundable Advance Bookings Deposits made with respect to the Property.

  “Affiliate” of any Person means (a) any other Person which (i) directly or indirectly, owns more than forty-nine percent (49%) of the beneficial or equity interests in such Person or (ii) directly or indirectly, is in Control of, is Controlled by or is under common Control with, such Person; (b) any other Person who is a director or officer of (i) such Person, (ii) any subsidiary of such Person, or (iii) any Person described in clause (a) above; or (c) any corporation, limited liability company or partnership which has as a director any Person described in clause (b) above; provided that notwithstanding the foregoing, the Marriott Entities and the CNL Entities are not Affiliates of each other under the Loan Documents by reason of clauses (b) and (c) above.

  “Aggregate Debt Service” means, with respect to any particular period of time, the aggregate debt service of the Mortgage Loan and the Loan calculated using the Loan Constant.

  “Annual Period” means any period of four (4) consecutive Fiscal Quarters.

  “Anti-Terrorism Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107 56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et seq. and (d) all other Legal Requirements relating to money laundering or terrorism.

  “Applicable Interest Rate” has the meaning set forth in Section 2.02(b) hereof. It is the interest rate from time to time accruing on the Loan.

  “Approved Budget” has the meaning set forth in Section 9.11(a)(v) hereof.

  “Assignment of Interest Rate Cap” means the Collateral Assignment of Interest Rate Protection Agreement dated as of the Closing Date executed by Borrower in favor of Lender, assigning to Lender all of Borrower’s rights, title and interest in and to the Rate Cap Agreement.

  “Bankruptcy Code” means the Bankruptcy Reform Act of 1978 codified as 11 U.S.C. §101 et seq., and the regulations issued thereunder, both as previously and hereafter modified from time to time.

  “Borrower” has the meaning in the introductory paragraph of this Agreement.

  “Borrower Agreement” means that certain Limited Liability Company Agreement of Borrower, dated as of June 15, 2005.

  “Business Day” or “business day” means any day other than a Saturday, a Sunday, or days when Federal Banks located in the State of New York are closed for a legal holiday or by government directive. When used with respect to the Interest Rate Adjustment Date, “Business Day” shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

  “Case Goods” shall mean furniture and furnishings used in the Property, including, without limitation: chairs, beds, chests, headboards, desks, lamps, tables, television sets, mirrors, pictures, wall decorations and similar items.

  “Cash Flow Available for Debt Service” means, for a specified period: (i) if such period ends during a Marriott Management Period, the aggregate Operating Profit (as defined in each of the Property Management Contracts) for such period; and (ii) if such period does not end during a Marriott Management Period (a) Operating Income, minus (b) Operating Expenses, as determined in accordance with the Uniform System of Accounts, and minus (c) without duplication, amounts required to be deposited into the FF&E Reserve Account in accordance with this Agreement.

  “Cash Management Account” shall have the meaning set forth in the Cash Management Agreement.

  “Cash Management Agreement” means the Cash Management Agreement dated as of the Closing Date between Mortgage Borrower, Property Manager and Mortgage Lender.

  “Cash Trap Period” shall have the meaning set forth in the Mortgage Loan Agreement.

  “Cash Trap Reserve Account” shall have the meaning set forth in the Mortgage Loan Agreement.

  “Cash Trap Reserve Deposits” shall have the meaning set forth in Section 4.10.

  “Cash Trap Termination Event” shall have the meaning set forth in the Mortgage Loan Agreement.

  “Cash Trap Trigger Amount” shall have the meaning set forth in the Mortgage Loan Agreement.

  “Casualty” means the occurrence of damage or destruction to the Property, or any part thereof, by fire, flood, vandalism, windstorm, hurricane, earthquake, acts of terrorism or any other casualty.

  “Closing Date” means June 15, 2005.

  “CNL” means CNL Hotels & Resorts, Inc., a Maryland corporation.

  “CNL Entity” means any Person that is both (i) at least fifty-one percent (51%) owned, directly or indirectly by CNL and (ii) Controlled by, Controlling or under common Control with CNL.

  “CNL Guarantor” means CNL Hospitality Partners, LP, a Delaware limited partnership.

  “Collateral” has the meaning set forth in the Pledge Agreement.

  “Compliance Certificate” means a compliance certificate substantially in the form of Exhibit A hereto, signed by a Responsible Officer of Borrower.

  “Condemnation” means the taking by any Governmental Authority of the Property or any part thereof through eminent domain or otherwise (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of such taking).

  “Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.

  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, beneficial interests, by contract or otherwise. The definition is to be construed to apply equally to variations of the word “Control” including “Controlled,”“Controlling” or “Controlled by.”

  “Covered Disclosure Information” has the meaning set forth in Section 15.05 hereof.

  “Debt” means the aggregate of all principal and interest payments that accrue or are due and payable in accordance with this Agreement, together with any other amounts due under the Loan Documents. The terms “Debt” and “Loan” have the same meaning whenever used in the Loan Documents.

  “Debt Service Coverage Constant Ratio” means, as to a specific period, the ratio of (a) the Cash Flow Available for Debt Service, to (b) the Aggregate Debt Service.

  “Default Rate” has the meaning set forth in Section 2.04(e) of this Agreement.

  “Disbursement Request” means a written request from Borrower delivered to Lender, in a form reasonably acceptable to Lender, signed by a Responsible Officer of Borrower and requesting Lender to disburse funds from a Reserve Account. Each Disbursement Request shall describe in reasonable detail the use of the funds requested by the Disbursement Request and shall have attached to it, as applicable: (a) copies of invoices for all items or materials purchased or services performed which are to be funded by the Disbursement Request, to the extent available, and (b) copies of all permits, licenses and approvals, if any, by any Governmental Authority confirming completion of the Reserve Items. If a copy of an invoice is not available, Borrower shall be required to evidence, to Lender’s reasonable satisfaction, the amounts expended for which reimbursement is requested.

  “Disclosure Documents” has the meaning set forth in Section 15.04 of this Agreement.

  “DRRP” means Desert Ridge Resort Partners, LLC, a Delaware limited liability company.

“Eligibility Requirements” shall mean, with respect to any Person, that such Person (i) has total assets (in a name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or mezzanine loans or operating commercial mortgage properties.

  “Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state-chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state-chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

  “Eligible Institution” means (a) KeyBank, N.A., or (b) a federal or state-chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s Investors Service, Inc. and F-1+ by Fitch, Inc. in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” from Fitch, Inc. and S&P and “Aa2” from Moody’s Investors Service, Inc.

  “Environmental Indemnity” means the Environmental Indemnity Agreement dated as of the Closing Date from Borrower and Guarantor to Lender.

  “Equity Interests” means (a) partnership interests (whether general or limited) in an entity which is a partnership; (b) membership interests in an entity which is a limited liability company; or (c) the shares or stock interests in an entity which is a corporation.

  “ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations issued thereunder, all as amended or restated from time to time.

  “Event of Default” means any of the events specified in Section 11.01 hereof.

  “Extension Fee” means, as applicable, an amount equal to one quarter of one percent (0.25%) of the outstanding principal amount of the Loan as of the date on which each Extension Term commences.

  “Extension Term” has the meaning set forth in Section 2.03(d) hereof.

  “FF&E” shall mean furniture, furnishings, fixtures, Soft Goods, Case Goods, signage, audio-visual equipment, kitchen appliances, vehicles, carpeting and equipment, including front desk and back-of-the house computer equipment, and all other items of personal property (other than goods held for consumption) in which Mortgage Borrower, Borrower or Lessee has any right, title or interest and customarily used in connection with the operation of the Property and shall include, at any time that the Property Management Contracts are in full force and effect, “FF&E” as defined therein, but shall not include Fixed Asset Supplies or Software.

  “FF&E Expenditures” shall mean costs incurred in connection with (i) the repair and replacement of FF&E and (ii) at any time that the current Property Management Contracts are in full force and effect, “Routine Capital Expenditures” as defined therein or other expenditures to be made from the Marriott FF&E Reserve Account.

  “FF&E Funds” has the meaning set forth in Section 4.05(b) hereof.

  “FF&E Reserve Account” means, at such time as a Marriott Management Period no longer exists, a sub-account of the Cash Management Account held by Lender, or Lender’s designee, in which the FF&E Funds will be held, which shall not constitute a trust fund, all as more specifically set forth in Section 4.05 and subject to Section 4.08. The FF&E Reserve Account does not include the Marriott FF&E Reserve Account.

  “FF&E Work” shall mean repairs and replacements of FF&E performed in accordance with the Approved Budget, the Property Management Contracts and, at any time that a Marriott Management Period does not exist, this Agreement.

  “First Extended Maturity Date” has the meaning set forth in Section 2.03(d) hereof.

  “First Extension Term” has the meaning set forth in Section 2.03(d) hereof.

  “Fiscal Quarter” means (a) if determined on a date during a Marriott Management Period, each of the following four periods: (i) the period of the first three Accounting Periods in a Fiscal Year of Property Manager; (ii) the period of the fourth, fifth and sixth Accounting Periods in a Property Manager’s Fiscal Year of Property Manager; (iii) the period of the seventh, eighth and ninth Accounting Periods in a Fiscal Year of Property Manager; and (iv) the period of the last four Accounting Periods in a Fiscal Year of Property Manager, and (b) if determined on any other date, each calendar quarter ending on the last day of March, June, September or December of each calendar year.

  “Fiscal Year of Property Manager” shall mean the Property Manager’s fiscal year which, as of the Closing Date, ends at midnight on the Friday closest to December 31 in each calendar year; the new Fiscal Year of Property Manager begins on the Saturday immediately following said Friday.

  “Fitch” means Fitch, Inc., and any successor thereto.

  “Fixed Asset Supplies” shall mean items included within “Property and Equipment” under the Uniform System of Accounts including, but not limited to, linen, china, glassware, tableware, uniforms, and similar items, whether used in connection with public space or Guest Rooms.

  “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Ground Lease” shall have the meaning ascribed thereto in the Mortgage Loan Agreement.

“Ground Lessor” shall mean the ground lessor or landlord under the Ground Lease.

“Ground Rents Escrow” means an account held by Lender, or Lender’s designee, in which Borrower’s initial deposit for Ground Rents is made and the Monthly Ground Rent Deposits will be held, which shall not constitute a trust fund.

  “Ground Rents” means all rents and other charges due under the Ground Lease.

  “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

  “Guarantor”means collectively, the CNL Guarantor and the Marriott Guarantor, each of which is executing the Guaranty as guarantor and the Environmental Indemnity, as indemnitor.

  “Guaranty” means the Guaranty of Exceptions to Nonrecourse Liability dated as of the Closing Date from Guarantor to Lender.

  “Improvements” has the meaning set forth in the Security Instrument.

  “Indemnified Claim” means the basis for the Indemnified Party’s claim for indemnification under Article 13 hereof.

  “Indemnified Parties” means Lender, together with its successors and assigns, any servicer of the Loan, any investor, or holder of a full or partial interest in the Loan, any receiver or other fiduciary appointed in a foreclosure or other proceeding under any Requirements of Law regarding creditors’ rights, any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates of any and all of the foregoing, in all cases whether during the term of the Loan or as part of, or following, a foreclosure of the Pledge Agreement.

  “Independent Director” or “Independent Manager” means an individual who shall not have been at the time of such individual’s initial appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as an Independent Director of Borrower, either (a) a shareholder of, or an officer, director (except in his or her capacity as an Independent Director of Borrower), trustee, attorney, counsel, partner or employee of, Borrower or any of its shareholders, partners, members, subsidiaries or Affiliates, (b) a creditor of, customer of, or supplier to, Borrower or any of its shareholders, partners, members, subsidiaries or Affiliates, (c) a person or other entity Controlling or under common Control with any such shareholder, officer, director, partner, member, employee, supplier, customer, or other person in (a) or (b) above, or (d) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer, or other person in (a) or (b) above. A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Director of Borrower, if such individual is an Independent Director provided by a nationally-recognized company (it being agreed that Global Securitization Services, LLC is approved) that provides professional independent directors (a “Professional Independent Director”) and other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the independent director of a “special purpose entity” affiliated with Borrower, shall not be disqualified from serving as an Independent Director of Borrower if such individual is either (i) a Professional Independent Director or (ii) the fees that such individual earns from serving as independent director of Affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. Notwithstanding the immediately preceding sentence, an Independent Director may not simultaneously serve as Independent Director of Borrower and independent director of a special purpose entity that owns a direct or indirect equity interest in Borrower, or a direct or indirect interest in any co-borrower with Borrower. Without limiting the foregoing, an Independent Director of Borrower shall not serve as an independent director or officer (or similar capacity) of CNL Phoenix GP Corp., CNL DRR Investor LP, Desert Ridge Resort Partners, LLC, DRR Junior Mezz, LLC, Desert Ridge Resort, LLC or DRR Tenant Corporation. For purposes of this definition, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the restrictions set forth in Article 7 hereof.

  “Initial Interest Period” means (i) if the Closing Date occurs on or before the eighth (8th) calendar day of a calendar month, the period commencing on the Closing Date and ending on (and including) the eighth (8th) day of the calendar month in which the Closing Date occurs and (ii) if the Closing Date occurs on or after the ninth (9th) day of a calendar month, the period commencing on the Closing Date and ending on (and including) the eighth (8th) day of the following calendar month.

“Institutional Lender” shall mean any Person reasonably acceptable to Lender in all respects that is either (a) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements; (b) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements; (c) an institution substantially similar to any of the foregoing entities described in clauses (a) or (b) that satisfies the Eligibility Requirements; or (d) any entity controlled by any of the entities described in clauses (a) or (c) above.

  “Insurance Premiums” means the premiums for the insurance provided pursuant to Section 9.03 hereof.

  “Insurance Premium Escrow Account” means a sub-account of the Cash Management Account held by Lender, or Lender’s designee, in which the Monthly Insurance Deposits will be held, all as more specifically set forth in Section 4.03 and subject to Section 4.08.

  “Interest Period” means (a) for the first period hereunder, the Initial Interest Period and (b) for each Interest Period thereafter commencing July 9, 2005, the period commencing on the ninth (9th) calendar day of each calendar month and ending on (and including) the eighth (8th) calendar day of the following calendar month. Each Interest Period as set forth in clause (b) above shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

  “Interest Rate Adjustment Date” means, with respect to each Interest Period, the date that is two (2) LIBOR Business Days prior to the fifteenth (15th) calendar day of the calendar month in which such Interest Period commences; provided, however, that Lender shall have the right, one time only, to change the Interest Rate Adjustment Date to any other day upon at least ten (10) days’ notice to Borrower (in which event such change shall then be deemed effective) and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change.

  “Interest Rate Index” means the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board forty-five (45) days prior to each Interest Rate Adjustment Date.

  “Issuer Group” has the meaning set forth in Section 15.05 hereof.

  “Issuer Person” has the meaning set forth in Section 15.05 hereof.

  “Land” has the meaning set forth in the Security Instrument.

  “Lease” has the meaning set forth in the Security Instrument but excluding temporary occupancy agreements for a term of thirty (30) days or less.

“Leasehold Estate” shall have the meaning set forth in the Security Agreement.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

  “Lender” has the meaning in the introductory paragraph hereof.

  “Lessee” means DRR Tenant Corporation, a Delaware corporation.

  “LIBOR Business Day” shall mean a day upon which United States dollar deposits may be dealt in on the London and the New York City interbank markets and commercial banks and foreign exchange markets are open in London and New York City.

  “LIBOR Rate” means, with respect to each Interest Period, the average of London Interbank Offered Rates (in U.S. dollar deposits) for a term of one month determined solely by Lender, rounded upwards to the nearest one hundredth of one percent (.01%), as of each Interest Rate Adjustment Date. On each Interest Rate Adjustment Date, Lender will obtain the close-of-business LIBOR Rate from “Page 3750” on the Telerate Service. If Telerate Service ceases publication or ceases to publish the LIBOR Rate, Lender shall select a comparable publication to determine the LIBOR Rate and provide notice thereof to Borrower. The LIBOR Rate may or may not be the lowest rate based upon the market for U.S. dollar deposits in the London Interbank Eurodollar Market at which Lender prices loans on the date on which the LIBOR Rate is determined by Lender as set forth above.

  “LIBOR Rate Loan” means the Loan at any time in which the Applicable Interest Rate is calculated at the LIBOR Rate plus the Margin in accordance with Section 2.02(b).

  “LIBOR Strike Rate” means (a) 4.50% until the Maturity Date; (b) for each Extension Term, a rate per annum that when added to the Margin it achieves a Debt Service Coverage Constant Ratio of at least 1.33:1.0 (calculated as of the commencement date of each Extension Term based on the most current financial information provided by Borrower pursuant to Section 9.11).

  “Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise), security interest or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing and a mechanics’ or materialman’s lien).

  “Liquidation Event” has the meaning set forth in Section 2.05(d) hereof.

  “Liquidity Facility” means the obligations, liabilities and indebtedness set forth in that certain Loan Agreement dated as of the date hereof, between DRRP, as borrower and Marriott, as evidenced and secured by the loan documents listed on Exhibit G attached hereto and made a part hereof as the same may be amended, supplemented or modified from time to time.

  “Liquidity Facility Lender” means the lender of the Liquidity Facility.

  “Loan” means the aggregate of all principal and interest payments that accrue or are due and payable in accordance with this Agreement, together with any other amounts due under the Loan Documents. The terms “Loan” and “Debt” have the same meaning whenever used in the Loan Documents.

  “Loan Agreement” means this Agreement.

  “Loan Constant” shall have the meaning set forth in the Mortgage Loan Agreement.

  “Loan Documents” means, collectively, this Agreement, the Note, the Pledge Agreement, the Marriott SNDA, the Environmental Indemnity, the Guaranty, the Mezzanine Cash Management Agreement, the Assignment of Interest Rate Cap, the Rate Cap Provider Consent and any and all other documents and agreements executed by or on behalf of Borrower, Lessee or Guarantor in connection with the Loan, as each such agreement may be modified, supplemented, consolidated, extended or reinstated from time to time.

  “Lockbox Account” shall have the meaning set forth in the Mortgage Loan Agreement.

  “Lockbox Agreement” shall have the meaning set forth in the Mortgage Loan Agreement.

  “Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities and liabilities under federal and state securities laws), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind or nature (including without limitation reasonable legal fees and other costs of defense).

  “Margin” has the meaning set forth in Section 2.02(b) hereof.

  “Marriott” means Marriott International, Inc., a Delaware corporation.

  “Marriott Entity” means Marriott and any Person that is both (i) at least fifty-one percent (51%) owned, directly or indirectly, by Marriott, and (ii) Controlled by, Controlling or under Common Control with Marriott.

  “Marriott FF&E Account Bank” means Bank of America, N.A., or any replacement Marriott FF&E account bank reasonably approved by Lender in advance in writing.

  “Marriott FF&E Account Control Agreement” means that certain Account Control Agreement executed by Borrower, Lender, Property Manager and Marriott FF&E Account Bank, or any replacement FF&E reserve account control agreement reasonably approved by Lender in advance in writing.

  “Marriott FF&E Reserve Account” means the Deposit Accounts (as defined in the Marriott FF&E Account Control Agreement) maintained with Marriott FF&E Account Bank, or any replacement FF&E reserve accounts reasonably approved by Lender in advance in writing.

  “Marriott Guarantor” means Marriott Hotel Services, Inc., a Delaware corporation or a substitute guarantor as expressly permitted pursuant to the terms of the Guaranty and the Environmental Indemnity.

  “Marriott Management Period” means any period during which (a) Marriott is managing the Property pursuant to the Property Management Contracts and (b) none of the Property Management Contracts have been terminated pursuant to the terms thereof.

  “Marriott SNDA” means that certain Subordination, Non-Disturbance and Attornment Agreement (Mezzanine Loan), dated the date hereof by and among Lender, Property Manager, Lessee and Borrower, relating to the Property Management Contracts.

  “Material Adverse Effect” means, with respect to Borrower and Lessee, collectively, or the Property any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other then-existing event, act, condition circumstances, whether or not related, in Lender’s reasonable judgment, a material adverse change in, or a materially adverse effect upon (a) the business, operations, prospects or financial condition of such Persons; (b) the ability of Borrower or Lessee to perform its obligations under any Loan Document to which it is a party; (c) the value or condition of the Property; (d) compliance of the Property with any Requirements of Law; or (e) the validity, priority or enforceability of any Loan Document or the liens, rights (including, without limitation, recourse against the Property) or remedies of Lender hereunder or thereunder.

  “Material Operating Agreements” means, collectively, (i) the Operating Lease; (ii) that certain Integration Agreement, dated as of December 21, 2000, by and among Mortgage Borrower, Lessee and Property Manager, as amended by that certain First Amendment to Integration Agreement dated as of April 26, 2004; (iii) that certain Shared Services Agreement, dated as of December 31, 2004, by and between Marriott Resorts Hospitality Corporation and Marriott Hotel Services, Inc.; and (iv) that certain Golf Rights Agreement, dated as of December 21, 2000, by and between Mortgage Borrower and Marriott Ownership Resorts, Inc.

  “Maturity Date” has the meaning set forth in Section 2.03(c) hereof. If Borrower has extended the Maturity Date in accordance with this Agreement, references thereafter in this Agreement shall mean the Maturity Date as so extended, unless the context otherwise requires.

  “Maximum Loan Amount” means the maximum principal amount of Thirty One Million Five Hundred Thousand and No/100 Dollars ($31,500,000.00), in lawful money of the United States of America, to be advanced to Borrower pursuant to this Agreement. Reference in the Loan Agreement to “Maximum Loan Amount” mean the maximum principal amount, irrespective of actual principal amount outstanding or actually advanced to Borrower during the term of the Loan.

“Mezzanine Cash Management Agreement” means the Mezzanine Cash Management Agreement, dated the date of this Agreement, among Borrower, Mortgage Borrower, Lender, Mortgage Lender and Keybank, N.A., together with any extensions, renewals, amendments or modifications thereof.

“Mezzanine Debt Service Reserve Account” means an account held by Lender, or Lender’s designee, in which the Mezzanine Debt Service Reserve Deposits will be held, which shall not constitute a trust fund.

“Mezzanine Debt Service Reserve Deposits” has the meaning set forth in Section 4.09(b) hereof.

“Mezzanine Deposit Account” has the meaning set forth in the Mezzanine Cash Management Agreement.

  “Monthly Ground Rent Deposit” means, with respect to the specified period, an amount equal to one-twelfth (1/12) of the Ground Rents that Lender determines will be payable during the next ensuing twelve (12) months under the Ground Lease.

  “Monthly Insurance Deposit” means, with respect to the specified period, an amount equal to one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months, subject to adjustment as set forth in Section 4.03(d) hereof.

  “Monthly Tax Deposit” means, with respect to the specified period, an amount equal to one-twelfth (1/12) of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months, subject to adjustment as set forth in Section 4.02(d) hereof.

  “Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Mortgage” has the meaning set forth in the recitals to this Agreement.

“Mortgage Borrower” has the meaning set forth in the recitals to this Agreement.

“Mortgage Borrower Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Mortgage Borrower, dated as of the date hereof, by and among Borrower, as sole member, Mortgage Borrower, Desert Ridge Resort Partners, LLC, as outgoing member, and Kevin P. Burns and Michael K. Seitz, as independent directors.

“Mortgage Lender” has the meaning set forth in the recitals to this Agreement.

“Mortgage Loan” has the meaning set forth in the recitals to this Agreement.

“Mortgage Loan Agreement” has the meaning set forth in the recitals to this Agreement.

“Mortgage Loan Default” means any “default” under the Mortgage Loan Agreement or under any other Mortgage Loan Document which, but for the giving of notice or passage of time, or both, would be Mortgage Loan Event of Default.

“Mortgage Loan Documents” means, collectively, the Mortgage Note, the Mortgage Loan Agreement, the Mortgage, the Lockbox Agreement, the Cash Management Agreement, and any and all other documents defined as “Loan Documents” in the Mortgage Loan Agreement, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Loan Event of Default” means an “Event of Default” under and as defined in the Mortgage Loan Agreement.

“Mortgage Note” has the meaning set forth in the recitals to this Agreement.

“Net Liquidation Proceeds After Debt Service” means, with respect to any Liquidation Event, all amounts paid to, or received by or on behalf of, Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) Lender’s and/or Mortgage Lender’s reasonable costs incurred in connection with the recovery thereof, (ii) the costs incurred by Mortgage Borrower in connection with a restoration of the Property made in accordance with the Mortgage Loan Documents, (iii) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (iv) in the case of a foreclosure sale, disposition or Transfer of the Property in connection with realization thereon following an Event of Default under the Mortgage Loan, such reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (v) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents and (vi) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including attorneys’ fees) of such refinancing as shall be reasonably approved by Lender.

  “New Mortgage Loan” has the meaning set forth in Section 10.03(b) herein.

  “Note” means the Promissory Note dated as of the Closing Date from Borrower to the order of Lender in the original principal amount equal to the Maximum Loan Amount.

  “Obligations” means the Loan, and all other obligations and liabilities of Borrower to Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Loan the Loan Documents, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of legal counsel) or otherwise.

  “OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

  “Open Date” has the meaning set forth in Section 2.05(a) hereof.

  “Operating Agreements” has the meaning set forth in the Security Instrument, but excluding the Property Management Contracts.

  “Operating Expenses” means all cash expenses actually incurred by or charged by Borrower (appropriately pro-rated for any expenses that, although actually incurred in a particular period, also relate to other periods), with respect to the ownership, operation, leasing and management of the Property in the ordinary course of business, determined in accordance with the Uniform System of Accounts, and adjusted by Lender to the extent necessary to reflect an FF&E reserve deposit in an amount equal to actual FF&E reserve deposits for such period (except that if a Marriott Management Period no longer exists, then the greater of (a) actual FF&E reserve deposits for such period, or (b) or four and one-half percent (4.5%) of Operating Income for such period). Operating Expenses specifically exclude (1) capital expenditures, (2) depreciation, (3) payments made in connection with the payment of the outstanding principal balance of the Loan, (4) costs of Restoration following a Casualty or Condemnation, (5) funds disbursed from any Reserve Account, and (6) any other non-cash items.

  “Operating Income” means all gross cash income, revenues and consideration received or paid to or for the account or benefit of Borrower resulting from or attributable to the ownership and operation of the Property determined in accordance with the Uniform System of Accounts and including, but not limited to, Receipts, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Mortgage Borrower, Lessee or Property Manager to any Governmental Authority, security deposits, refunds and uncollectible accounts, proceeds of casualty insurance and Condemnation awards (other than rental insurance or other loss of income insurance), income from the sale of furniture, fixtures and equipment, any disbursements to or for the benefit of Mortgage Borrower of amounts from the Reserve Accounts established by this Agreement or under the Property Management Agreements, any income or revenues from a sale, refinancing, payment of rents more than one (1) month in advance, lease termination payments, or payments from any other events not related to the ordinary course of operations of the Property.

  “Operating Lease” means that certain Lease Agreement dated December 21, 2000, as amended by that certain First Amendment to Lease dated as of January 2, 2003, and as further amended by that certain Second Amendment to Lease dated as of the date hereof, by and between Mortgage Borrower, as landlord, and Lessee, as tenant, as amended, and as the same may be further amended from time to time as permitted under the terms of this Agreement.

  “Organizational Chart” means the chart attached hereto as Exhibit C which shows all persons or entities having an ownership interest in Lessee and Borrower.

  “Other Charges” means all ground rents, maintenance charges, impositions (other than Taxes) and similar charges (including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property), now or hereafter assessed or imposed against the Property, or any part thereof, together with any penalties thereon.

  “Owner Agreement” means that certain Owner Agreement, by and among Borrower, Lessee and Property Manager, dated as of December 21, 2000, as amended by that certain First Amendment to Owner Agreement dated as of the date hereof, and as may be further amended from time to time.

  “Parent” means DRR Junior Mezz, LLC, a Delaware limited liability company.

  “Payment Due Date” has the meaning set forth in Section 2.03(b) hereof. It is the date that a regularly scheduled payment of interest is due.

  “Permitted Encumbrances” means only (a) the Liens and security interests created in favor of Lender under the Loan Documents, (b) those exceptions shown in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) Liens, if any, relating to FF&E leases and security interests related to any financing of such FF&E, in each case only to the extent permitted under Section 7.02(a)(vi)(c) of the Mortgage Loan Agreement, only on the applicable FF&E which is the subject of such lease or financing), (e) public, utility or immaterial private easements which, individually or in the aggregate, do not have a Material Adverse Effect, and (f) each other Lien which has been approved in writing by Lender, which Liens and encumbrances referred to in clause (e) above (without duplication of the materiality standard set forth in clause (e)) do not materially and adversely affect (1) the ability of Borrower to pay in full the Obligations in a timely manner, (2) the use of the Property for the use currently being made thereof, or (3) the operation of the Property as currently being operated, or (4) the value of the Property.

  “Permitted Encumbrance Documents” means any easements, agreements and other documents creating, evidencing or governing any Permitted Encumbrances described in clauses (b) or (e) of the definition of Permitted Encumbrances, but specifically excluding the Property Management Contracts.

  “Permitted Investments” means any one or more of the following obligations or securities acquired at a purchase price of not greater than par:

(i)  obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America;

(ii)  obligations of the following United States of America government sponsored agencies, provided such obligations are backed by the full faith and credit of the United States of America: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations);

(iii)  federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short-term obligations of which are rated in the highest short-term rating category by the Rating Agencies;

(iv)  certificates of deposit, time deposits, demand deposits or banker’s acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, the short-term obligations of which are rated in the highest short-term rating category by the Rating Agencies, which investments are fully insured by the Federal Deposit Insurance Corp.;

(v)  debt obligations with maturities of not more than 365 days and rated by the Rating Agencies in its highest long-term unsecured rating category;

(vi)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 270 days and that is rated by the Rating Agencies in their highest short-term unsecured debt rating; and

(vii)  any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, which Lender shall have approved in writing and for which Borrower shall have delivered a Rating Confirmation;

provided, however, that (A) the investments described in clauses (i) through (vii) above must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (C) such investments must not be subject to liquidation prior to their maturity or have an “r” highlighter affixed to its rating by S&P, and (D) such investments must not be subject to liquidation prior to their maturity; and provided, further, that, in the judgment of Lender, such instrument continues to qualify as a “cash flow investment” pursuant to Tax Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if such instrument or security evidences (x) a right to receive only interest payments or (y) the right to receive principal and interest payments derived from an underlying investment at a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

  “Permitted Leases” means (a) each of the Leases now or hereinafter executed relating to the existing retail space located in the Property as of the date hereof, and (b) any other Lease covering in the aggregate for all such other Leases collectively, less than 10,000 rentable square feet of space located outside the existing retail space at the Property as of the date hereof, including any expansion options, provided, in the case of each of the foregoing clauses (a) and (b), such Lease is an arms-length transaction between Mortgage Borrower and the tenant thereunder.

  “Permitted Lender” means (a) a Marriott Entity or (b) any Institutional Lender.

  “Permitted Transfer” means each of the following:

(a)  Sales, conveyances, assignments, transfers or other dispositions (but not mortgages, hypothecations, pledges or other encumbrances) of direct or indirect Equity Interests in DRRP which, in the aggregate over the term of the Loan (i) do not exceed forty-nine percent (49%) of the total direct or indirect Equity Interests in DRRP (provided that the transfers permitted in clauses (b) and (f) of this definition shall be excluded in determining whether a transfer is permitted under this clause (a)(i)); (ii) do not result in any Person that (together with its Affiliates) did not hold directly or indirectly more than forty-nine percent (49%) of the total Equity Interests in Lessee or Borrower, as applicable, on the Closing Date, holding (together with its Affiliates) any direct or indirect Equity Interest in Lessee or Borrower, as applicable, which exceeds forty-nine percent (49%) of the total Equity Interests in Lessee or Borrower, as applicable; (iii) do not result in a change of Control of Lessee, Borrower or DRRP and (iv) do not result in any CNL or Marriott owning in the aggregate less than thirty percent (30%) of the direct and indirect Equity Interests in Borrower;

(b)  Transfers of any direct or indirect Equity Interests in DRRP to a Marriott Entity or a CNL Entity, provided that if any such Transfers is to a Person other than a CNL Entity that (together with its Affiliates) did not hold directly or indirectly more than forty-nine percent (49%) of the total Equity Interests in Lessee or Borrower, as applicable, on the Closing Date, and such Transfer will result in such Person (together with its Affiliates) holding direct or indirect Equity Interest in Lessee or Borrower, as applicable, in excess of forty-nine percent (49%) of the total Equity Interests in Lessee or Borrower, as applicable, then prior to such Transfer, Borrower shall deliver to Lender an updated non-consolidation legal opinion delivered by Borrower’s counsel to Lender which may be relied upon by Lender, the Rating Agencies and their respective counsel, with respect to such proposed Transfer, which non-consolidation legal opinion shall be reasonably acceptable to Lender and approved the Rating Agencies;

(c)  Transfers of any direct or indirect Equity Interests in DRRP by a Marriott Entity, provided that (i) do not exceed forty-nine percent (49%) of the total direct or indirect Equity Interests in DRRP; (ii) do not result in any Person that (together with its Affiliates) did not hold directly or indirectly more than forty-nine percent (49%) of the total Equity Interests in Lessee or Borrower, as applicable, on the Closing Date, holding (together with its Affiliates) any direct or indirect Equity Interest in Lessee or Borrower, as applicable, which exceeds forty-nine percent (49%) of the total Equity Interests in Lessee or Borrower, as applicable; and (iii) do not result in a change of Control of Lessee, Borrower or DRRP;

(d)  Transfers of publicly-traded shares of stock in Marriott so long as Marriott’s stock is traded on a nationally recognized stock exchange;

(e)  Transfers of outstanding and widely-held shares of stock in CNL in connection with (i) an initial pubic offering of shares of CNL or a listing of such shares on a nationally recognized stock exchange; and/or (ii) a merger or reverse merger of CNL with any Person whose stock is publicly traded on a national exchange, provided, that in each case, the Person in Control of Borrower as of the date hereof remain in Control after such events;

(f)  Transfers of direct partnership interests in Desert Ridge Resort, Ltd., provided that no such Transfers shall cause any Person (together with its Affiliates) that did not hold directly or indirectly more than forty-nine percent (49%) of the total Equity Interests in Lessee or Borrower, as applicable, on the Closing Date, to hold (together with its Affiliates) any direct or indirect Equity Interest in Lessee or Borrower, as applicable, in excess of forty-nine percent (49%) of the total Equity Interests in Lessee or Borrower, as applicable;

(g)  Transfers which have been approved by Lender in accordance with Section 10.02 hereof;

(h)  Permitted Encumbrances;

(i)  All Transfers of worn out or obsolete furnishings, fixtures or equipment that are promptly replaced with property of equivalent value and functionality;

(j)  All Permitted Leases;

(k)  All other Leases which are not Permitted Leases and which have been approved by Lender pursuant to this Agreement or that do not require Lender’s approval pursuant to this Agreement;

(l)  The Operating Lease;

(m)  Transfers (but not mortgages, hypothecations, pledges or other encumbrances) of direct Equity Interests in Lessee which, in the aggregate over the term of the Loan (i) do not exceed forty-nine percent (49%) of the total direct Equity Interests in Lessee; (ii) do not result in any Person that (together with its Affiliates) did not hold directly or indirectly more than forty-nine percent (49%) of the total Equity Interests in Lessee, on the Closing Date, holding (together with its Affiliates) any direct or indirect Equity Interest in Lessee, which exceeds forty-nine percent (49%) of the total Equity Interests in Lessee; and (iii) do not result in a change of Control of Lessee;

(n)  Pledges of Equity Interests in Borrower and Parent, as may be required under the Liquidity Facility or the Equity Interest in Borrower as may be required under the Additional Mezzanine Financing and the Transfers resulting from the enforcement by the lenders thereunder in accordance with the applicable documents (including a foreclosure sale, sale by power of sale or sale in lieu of foreclosure); and if such lenders acquire any direct or indirect Equity Interests of Borrower as permitted by this subsection (n) such lenders may thereafter make Permitted Transfers, without Lender’s consent;

(o)  That certain pledge by Borrower of its one hundred percent (100%) limited liability interest in Mortgage Borrower pursuant to and in accordance with the terms and conditions of the Loan Documents and the Mortgage Loan Documents; or

(p)  A Transfer resulting from the enforcement by Lender of its remedies under and in accordance with the Loan Documents (including a foreclosure sale, sale by power of sale or sale in lieu of foreclosure);

provided, in the case of any such Transfers otherwise permitted under clauses (a) through (p) above, that after giving effect to the same, (A) Mortgage Borrower continues to own at least 51% of the Equity Interests in Lessee and Controls Lessee, (B)  Borrower continues to own directly 100% of the Equity Interests in Mortgage Borrower and Controls Mortgage Borrower (C) Parent continues to own directly 100% of the Equity Interests in Borrower and Controls Borrower, (D) DRRP continues to own directly 100% of the Equity Interests in Parent and Controls Parent, (E) a CNL Entity or a Marriott Entity continues to own directly not less than 51% of the common Equity Interests in DRRP and Controls DRRP, (F) other than with respect to clause (a) above and except as expressly permitted in the Guaranty, a CNL Entity continues to own directly not less than 51% of the common Equity Interests in CNL Guarantor and Controls CNL Guarantor, and (G) except as expressly permitted in the Guaranty, a Marriott Entity continues to own directly not less than 51% of the common Equity Interests in Marriott Guarantor and Controls Marriott Guarantor.

  “Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

  “Personal Property” has the meaning set forth in the Security Instrument.

  “Pledge Agreement” has the meaning set forth in the recitals to this Agreement.

  “Pledged Company Interests” has the meaning set forth in the recitals to this Agreement.

  “Prepayment Fee” means the product derived by multiplying the principal amount of the Loan being prepaid by the Prepayment Percentage.

  “Prepayment Percentage” means the percentage for the applicable period listed on Exhibit B.

“Prior Loan” means that certain indebtedness in an original principal amount advanced equal to approximately $179,000,000 with respect to senior mortgage loan from certain institutional investors to Mortgage Borrower dated as of December 21, 2000 and $2,321,000 with respect to a junior loan from Marriott International Capital Corporation to Mortgage Borrower dated December 21, 2000 together with all other indebtedness, obligations and liabilities under the documents evidencing and/or securing the Prior Loan.

“Prior Loan Documents” means the documents evidencing and securing the Prior Loan.

  “Proceeds Shortfall Failure” has the meaning set forth in Section 9.03(g)(ii) hereof.

  “Prohibited Prepayment” has the meaning set forth in Section 2.05(c) hereof.

  “Prohibited Prepayment Fee” has the meaning set forth in Section 2.05(c) hereof.

  “Property”has the meaning set forth in the recitals to this Agreement.

  “Property Manager” means (a) Marriott, (b) any Qualified Manager permitted under Section 9.14 or (c) any replacement property manager approved by Lender and Mortgage Lender in advance in writing.

  “Property Management Contracts” means (i) during the period that the Property is managed by Marriott (A) that certain Management Agreement, dated as of December 21, 2000, by and between Lessee and Property Manager, as amended by that certain First Amendment to Management Agreement, dated as of January 1, 2002, and as further amended by that certain Second Amendment to Management Agreement, dated as of the date hereof, as may be further amended from time to time, and (B) the Owner Agreement; (ii) during the period, if any, that the Property is managed by a Qualified Manager (other than Marriott), the management agreement approved by Mortgage Lender and Mezzanine Lender pursuant to Section 9.14; (iii) at such time, if any, that the Property is managed by a Person other than Marriott or a Qualified Manager, the management agreement entered into by and between or on behalf of Mortgage Borrower and such person as Property Manager, pursuant to which the Property Manager is to provide management and other services with respect to the Property, which management agreement has been approved by Mortgage Lender and Mezzanine Lender in advance in writing.

  “Provided Information” has the meaning set forth in Section 15.05 hereof.

  “Qualified Insurance Program” means (i) a blanket insurance program maintained by Marriott or its subsidiaries providing insurance coverage in the Property required in the Property Management Contracts, as in effect on the date hereof, or (ii) similar blanket insurance program approved by Lender which is maintained by CNL (and its subsidiaries) for a substantial portion of CNL’s hotel portfolio, provided that the property insurance companies shall have an "A" rating or better from claims paying ability assigned by S&P (or if any property insurance company within such property insurance program fails to have at least an "A" rating, then such program shall be credit enhanced within such blanket insurance program through its "financial contingency policy" or such similar financial enhancement).

  “Qualified Manager” shall mean (i) any Acceptable Manager, (ii) any other hotel management company that manages a system of at least six (6) hotels or resorts of a class and quality of at least as comparable to the Property (as reasonably determined by Property Manager and Lessee; provided, however, Lessee shall obtain Lender's prior approval of such determination, not to be unreasonably withheld) and containing not fewer than 5,000 hotel rooms in the aggregate (including condominium units under management) in the aggregate, (iii) any Affiliate Controlled by any of the foregoing Persons or (iv) any other reputable and experienced professional hotel management company (A) whose competence, qualifications, and experience in managing properties of a quality equal to or exceeding the quality of the Property are comparable to, or greater than that of the current Property Manager as of the Closing Date, or an Affiliate Controlled by such hotel management company and (B) with respect to which a Rating Agency Confirmation has been obtained.

  “Rate Cap” means each interest rate cap required under this Agreement.

  “Rate Cap Agreement” means the written agreement evidencing the financial and performance terms of the Rate Cap purchased by Borrower from the Rate Cap Provider which satisfies all requirements of Section 2.07 hereof.

  “Rate Cap Provider” means the counterparty issuing a Rate Cap to Borrower.

  “Rate Cap Provider Consent” means the Rate Cap Provider Consent and Acknowledgement with respect to the assignment of the Rate Cap from Borrower to Lender, executed by the Rate Cap Provider in favor of Lender.

  “Rating Agencies” means Fitch, Moody’s and S&P, or any successor entity of the foregoing, or any other nationally recognized statistical rating organization to the extent that any of the foregoing have been or will be engaged by Lender or its designees in connection with or in anticipation of Securitization or any other sale or grant of participation interest in the Loan (or any part thereof).

  “Rating Confirmation” with respect to any transaction, matter or action in question, means: (i) if all or any portion of the Loan, by itself or together with other loans, has been the subject of a Securitization in which the related securities have themselves been rated, the written confirmation of the Rating Agencies that such transaction, matter or action shall not, in and of itself, result in the downgrading, withdrawal or qualification of the then-current ratings assigned to any of the securities issued in connection with the Securitization; and (ii) if no portion of the Loan has been the subject of a Securitization in which the related securities have themselves been rated, Lender shall have determined in its reasonable discretion (taking into consideration such factors as Lender may determine, including the attributes of the loan pool in which any portion of the Loan may reasonably be expected to be securitized) that no rating for any securities that would be issued in connection with a Securitization involving any of such portion of the Loan would be downgraded, qualified, or withheld by reason of such transaction, matter or action.

  “Receipts” means all rents, moneys payable as damages or in lieu of rent, revenues, receipts, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgage Borrower, Borrower, Lessee, Property Manager or their respective Affiliates, agents or employees from any and all sources arising from or attributable to the Property or the ownership or operation thereof, including, without limitation, (a) all hotel and golf course receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, conference rooms, meeting rooms, banquet rooms, exhibit halls, ball rooms, golf courses and other recreational facilities, incidental charges to hotel guests, golf course patrons or other users or customers, any payments (and the right to receive payments) from credit card companies, travel agents or reservation systems or services relating to the Property, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Mortgage Borrower, Borrower, Lessee or any operator or manager of the Property or the hotels, golf course and commercial space located thereon or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club use and membership fees and other health club and personal care revenues, golf course use and membership fees and other golf course revenues, food and beverage wholesale and retail sales (including without limitation room service dining and mini bar sales), service charges, proceeds payable to Mortgage Borrower, Borrower and/or Lessee from vending machine sales, telephone and telecommunications receipts (including without limitation DSL access fees), and any charges of any kind that appear on any bill or statement rendered to any guest or other user or customer of the Property, (b) all Rents received from any tenant, licensee or other Person occupying space at, or providing services related to or for the benefit of the Property and all payments in lieu of Rents, and (c) proceeds, if any, from business interruption or other loss of income insurance.

  “Rent Roll” means a statement from Borrower substantially in the form attached hereto as Exhibit D detailing the names of all tenants of the Property, the portion of Property occupied by each tenant, the base rent and any other charges payable under each Lease, the term of each Lease, the beginning date and expiration date of each Lease, whether any tenant is known to be materially in default under its Lease (and detailing the nature of such default), and any other information as is reasonably required by Lender for Leases of 10,000 square feet or more , all certified by a Responsible Officer to be true, correct and complete.

  “Rents” has the meaning set forth in the Mortgage.

  “Reporting Default” means, without reference to any cure period under Article 11, each instance that any of the following occur: (a) failure to deliver any of the reports, information, statements or other materials required under Section 9.11 hereof and such failure continues for more than five (5) Business Days after written notice from Lender, or (b) failure to provide the Compliance Certificate at the times required under this Agreement and such failure continues for more than ten (10) Business Days after written notice from Lender.

  “Required Repairs” has the meaning set forth in Section 9.08(b).

  “Requirements of Law” means (a) all requirements, limitations, terms, covenants and conditions set forth in, or mandated by, the organizational documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person, any of its property or the conduct of its business is subject including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property.

  “Reserve Accounts” means, individually and collectively, as the context requires, the Tax Escrow Account, the Insurance Premium Escrow Account, the FF&E Reserve Account, the Advance Bookings Reserve Account, the Seasonal Reserve Account, the Mezzanine Debt Service Reserve Account and the Ground Rents Escrow.

  “Reserve Item” means the FF&E Work.

  “Responsible Officers” means, as to any Person, an individual who is a managing member, a general partner, the chief executive officer, the president or any vice president of such Person or, with respect to financial matters, the chief financial officer or treasurer of such Person or any other officer authorized by such Person to deliver documents with respect to financial matters pursuant to this Agreement.

  “Restoration” means the repairs, replacements, improvements, or rebuilding of or to the Property following a Casualty or Condemnation.

  “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

  “Seasonal Reserve Account” means a sub-account of the Cash Management Account held by Lender, or Lender’s designee, in which the Seasonal Reserve Funds will be held, which shall not constitute a trust fund, all as more specifically set forth in Section 4.07 and subject to Section 4.08.

  “Seasonal Reserve Deposit Months” means each calendar month in any year other than the Seasonal Reserve Disbursement Months.

  “Seasonal Reserve Disbursement Months” means the calendar months of each year during which the projected Cash Flow Available for Debt Service is insufficient to pay the debt service payments due under the Mortgage Loan and Loan for such months as determined in each year by Mortgage Lender and/or Lender in each lender’s sole discretion based on the most recent Approved Budget as well as any other calendar month from time to time reasonably selected by Lender and Mezzanine Lender (based upon the financial results of the Property) as a Seasonal Reserve Disbursement Month.

  “Seasonal Reserve Funds” has the meaning set forth in Section 4.07(a) hereof, subject to adjustment as set forth in Sections 4.07(b) and (c) hereof.

  “Second Extended Maturity Date” has the meaning set forth in Section 2.03(d) hereof.

  “Second Extension Term” has the meaning set forth in Section 2.03(d) hereof.

  “Securities Act” means the Securities Act of 1933 and any successor statute thereto and the related regulations issued thereunder, all as amended from time to time.

  “Securities Exchange Act” means the Securities Exchange Act of 1934, and any successor statute thereto and the related regulations issued thereunder, all as amended from time to time.

  “Securities Liabilities” has the meaning provided in Section 15.04 hereof.

  “Securitization” or “Securitize” means the sale of the Loan, by itself or as part of a pool with other loans, in a transaction whereby mortgage pass-through certificates or other securities evidencing a beneficial interest, backed by the Loan or such pool of loans, will be sold as a rated or unrated public offering or private placement.

  “Security Instrument” has the meaning ascribed thereto in the Mortgage Loan Agreement.

  “Single Purpose Entity” has the meaning set forth in Section 7.02 hereof.

  “Soft Goods” shall mean all fabric, textile and flexible plastic products (not including items which are classified as “Fixed Asset Supplies” under the Uniform System of Accounts) which are used in furnishing the Property or any portion thereof, including, without limitation: carpeting, drapes, bedspreads, wall and floor coverings, mats, shower curtains and similar items.

  “Software” shall mean all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than computer software which is generally commercially available, which are used by Property Manager in connection with operating or otherwise providing services to the Property and/or any other hotels or other properties which are operated by Property Manager (or one of its Affiliates), including without limitation the property management system, the reservation system and the other electronic systems used by Property Manager in connection with operating or otherwise providing services to the Property and/or any other hotels or other properties which are operated by Property Manager (or one of its Affiliates).

  “SPE Affiliate” means with respect to any Person, any other person that, directly or indirectly, controls, is under common control with, or is controlled by that Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct and cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

  “Subsidiary” means any corporation, partnership, limited liability company or other entity in which a Person holds an equity interest which is more than ten percent (10%) of the equity classes issued by such entity.

  “Tax Code” means the Internal Revenue Code of 1986 and the related Treasury Department regulations issued thereunder, including temporary regulations, all as amended from time to time.

  “Tax Escrow Account” means a sub-account of the Cash Management Account held by Lender, or Lender’s designee, in which Borrower’s initial deposit, if any, for Taxes made on the Closing Date and the Monthly Tax Deposits will be held, which shall not constitute a trust fund.

  “Taxes” means all real estate taxes, government assessments or impositions, lienable water charges, lienable sewer rents, assessments due under owner association documents, ground rents, vault charges and license fees for the use of vaults chutes and all other charges (other than the Other Charges), now or hereafter levied or assessed against the Land and Improvements; except that no Tax escrow will be required if any such charges are payable on a monthly basis and are paid in a timely manner.

  “Tenant Subordination Agreement” means that certain Mezzanine Collateral Assignment of Agreements and Items Affecting Operations and Subordination of Lease dated as of the date hereof between Lender and Lessee.

  “Third Extended Maturity Date” has the meaning set forth in Section 2.03(d) hereof.

  “Third Extension Term” has the meaning set forth in Section 2.03(d) hereof.

  “Title Insurance Policy” means the mortgagee title insurance policy obtained by Lender in connection with the Loan, and, until the issuance of such policy, the commitment for title insurance as marked-up as of the Closing Date, in either case in form and substance (with such endorsements and affirmative coverages) as is satisfactory to Lender, insuring that the Security Instrument constitutes a perfected first Lien against the Property in the Maximum Loan Amount, subject only to Permitted Encumbrances, and including such co-insurance and re-insurance with respect thereto as is satisfactory to Lender.

  “Transfer” means any action by which either (a) the legal or beneficial ownership of the Equity Interests in Mortgage Borrower, Lessee or Borrower or in the Guarantor or (b) the legal or equitable title to the Property, or any part thereof, or (c) the cash flow from the Property or any portion thereof, are sold, assigned, transferred, hypothecated, pledged or otherwise encumbered or disposed of, in each case (a), (b) or (c) whether undertaken, directly or indirectly, or occurring by operation of law or otherwise, including, without limitation, each of the following actions:

(i)  the sale, conveyance, assignment, grant of an option with respect to, mortgage, deed in trust, pledge, grant of a security interest in, or any other transfer, as security or otherwise, of the Property or with respect to the Leases or Receipts (or any thereof);

(ii)  the grant of an easement across the Property (other than easements that constitute a Permitted Encumbrance) or any other agreement granting rights in or restricting the use or development of the Property (including, without limitation, air rights);

(iii)  an installment sale wherein Mortgage Borrower agrees to sell the Property for a price to be paid in installments; or

(iv)  an agreement (other than the Operating Lease) by Mortgage Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder.

  “UCC” means the Uniform Commercial Code in effect in the State of New York or comparable law of any jurisdiction as in effect from time to time.

  “Underwriter Group” has the meaning provided in Section 15.04 hereof.

  “Uniform System of Accounts” shall mean the Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the American Hotel & Motel Association.

Section 1.02  General Construction.

Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns are to be construed to cover all genders. All references to this Agreement or any agreement or instrument referred to in this Agreement shall mean such agreement or instrument as originally executed and as hereafter amended, supplemented, extended, consolidated or restated from time to time. The words “herein,”“hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular subdivision; and the words “Article” and “section” refer to the entire article or section, as applicable and not to any particular subsection or other subdivision. Reference to days for performance means calendar days unless business days are expressly indicated. With respect to terms defined by cross-reference to the Mortgage Loan Documents, such defined terms shall have the definitions set forth in the Mortgage Loan Documents as of the date hereof, and no modifications to the Mortgage Loan Documents shall have the effect of changing such definitions for the purposes of this Agreement unless Lender expressly agrees that such definitions as used in this Agreement have been revised.

ARTICLE 2

MAXIMUM LOAN AMOUNT; PAYMENT TERMS; ADVANCES

Section 2.01  Commitment to Lend.

(a)  Maximum Loan Amount Approved. Subject to the terms and conditions set forth herein, and in reliance on Borrower’s representations, warranties and covenants set forth herein, Lender agrees to loan the Maximum Loan Amount to Borrower. The Loan shall be evidenced by this Agreement and by the Note made by Borrower to the order of Lender and shall bear interest and be paid upon the terms and conditions provided herein.

(b)  Advance of Maximum Loan Amount. On the Closing Date, Lender shall advance the entire Maximum Loan Amount to Borrower.

Section 2.02  Calculation of Interest.

(a)  Calculation Basis. Interest due on the Loan shall be paid in arrears, calculated based on a 360-day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated.

(b)  Applicable Interest Rate and Interest Rate Adjustment Date. Interest shall accrue on outstanding principal at the rate (“Applicable Interest Rate”) which is the LIBOR Rate plus four and five tenth percent (4.5%) (“Margin”). Adjustments to the Applicable Interest Rate in connection with changes in the LIBOR Rate shall be made on the Interest Rate Adjustment Date. The Applicable Interest Rate effective on the Closing Date for the Initial Interest Period is equal to 7.72%.

(c)  LIBOR Unascertainable. Lender’s obligation to maintain interest based on the LIBOR Rate shall be suspended and the Applicable Interest Rate shall be based on the Interest Rate Index (plus Margin) upon Lender’s determination, in good faith, that adequate and reasonable means do not exist for ascertaining the LIBOR Rate (which determination by Lender shall be conclusive and binding on Borrower in the absence of manifest error). Computation of the Applicable Interest Rate based on the Interest Rate Index shall continue until Lender determines that the circumstances giving rise to Lender’s substitution of the Interest Rate Index for the LIBOR Rate no longer exist, in which event the Applicable Interest Rate shall be the LIBOR Rate commencing with the first day of the Interest Period next following such determination. Lender shall promptly notify Borrower of each such determination. For any period where the Applicable Interest Rate is based on the Interest Rate Index, the Margin shall be a rate equal to the Margin, less seven (7) basis points (0.07%).

(d)  Adjustment Due to Calculation Errors. If, at any time, Lender determines that it has miscalculated the Applicable Interest Rate (whether because of a miscalculation of the LIBOR Rate or otherwise), Lender shall notify Borrower of the necessary correction. If the corrected Applicable Interest Rate represents an increase in the applicable monthly payment, Borrower shall, within ten (10) days thereafter, pay to Lender the corrected amount. If the corrected Applicable Interest Rate represents an overpayment by Borrower to Lender and no Event of Default then exists, Lender shall refund the overpayment to Borrower or, at Lender’s option, credit such amounts against Borrower’s payment next due hereunder.

(e)  Adjustment for Impositions on Loan Payment. All payments made by Borrower hereunder shall be made free and clear of, and without reduction for, or on account of, any income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings hereafter imposed, levied, collected, withheld or assessed by any government or taxing authority (other than taxes on the overall net income or overall gross receipts of Lender imposed as a result of a present or former connection between Lender and the jurisdiction of the government or taxing authority imposing such net income or gross receipts tax). If any such amounts are required to be withheld from amounts payable to Lender, the amounts payable to Lender under these Loan Documents shall be increased to the extent necessary to yield to Lender, after payment of such amounts, interest or any such other amounts payable at the rates or in the amounts specified herein. If any such amounts are payable by Borrower, Borrower shall pay all such amounts by their due date and promptly send Lender a certified copy of an original official receipt showing payment thereof. If Borrower fails to pay such amounts when due or to deliver the required receipt to Lender, Borrower shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure.

(f)  Increased Costs of Maintaining Interest. If Lender determines that the adoption of any law, regulation, rule or guideline (including, without limitation, any change regarding the imposition or increase in reserve requirements), whether or not having the force of law, does or will have the effect of reducing Lender’s rate of return on the Loan or results in an increase in the cost to Lender in making, funding or maintaining interest on the Loan at the rate herein provided, then, from time to time, within five (5) business days after written demand by Lender, Borrower shall pay Lender such additional amount as will compensate Lender for its reduction or increased costs.

(g)  Borrower agrees to indemnify Lender and hold Lender harmless from any loss or expenses (other than consequential and punitive damages) which Lender sustains or incurs arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Rate Loan hereunder as a consequence of (i) any default by Borrower in payment of the principal of, or interest on, a LIBOR Rate Loan, and (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Rate Loan on a day that (A) is not a Payment Due Date or (B) is a Payment Due Date, however Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement.

(h)  Acceleration. Notwithstanding anything to the contrary contained herein, if Borrower is prohibited by law from paying any amount due to Lender under Section 2.02(e) or (f), Lender may elect to declare the unpaid principal balance of the Loan, together with all unpaid interest accrued thereon and any other amounts due hereunder, due and payable within ninety (90) days of Lender’s written notice to Borrower. No Prepayment Fee or Prohibited Prepayment Fee shall be due in such event. Lender’s delay or failure in accelerating the Loan upon the discovery or occurrence of an event under Section 2.02(e) or (f), shall not be deemed a waiver or estoppel against the exercise of such right.

Section 2.03  Payment of Principal and Interest.

(a)  Payment at Closing. Borrower shall make a payment to Lender of interest only on the date hereof for the Initial Interest Period.

(b)  Payment Dates. Commencing on the ninth (9th) day of August, 2005 and continuing on the ninth (9th) day of each and every successive month thereafter (each, a “Payment Due Date”), through and including the Payment Due Date immediately prior to the Maturity Date, Borrower shall pay consecutive monthly payments of interest only, at the Applicable Interest Rate (determined as of the immediately preceding Interest Rate Adjustment Date), based on principal advanced and outstanding during the Interest Period ending immediately prior to such Payment Due Date and any amounts due pursuant to Section 2.02 of this Agreement. Lender shall have the one-time right, in its sole discretion, upon not less than ten (10) days prior written notice to Borrower, to change the Payment Due Date to a different calendar day (provided that such change does not result in two payments in the same month) and, if Lender shall have elected to change the Payment Due Date as aforesaid, Lender shall change the Maturity Date and each Extended Maturity Date, if any, to the same day of the month as corresponds to the new day of the month on which the Payment Due Date falls (but without changing the month or the year of the Maturity Date or any such Extended Maturity Date) and Lender shall have the option, but not the obligation, to adjust the interest accrual period correspondingly and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such changes.

(c)  Maturity Date. On the ninth (9th) day of July, 2007 (such date, as the same may be changed in accordance with Section 2.03(b) above, the “Maturity Date”), Borrower shall pay the entire outstanding principal balance of the Loan, together with all accrued but unpaid interest thereon and all other amounts due under this Agreement, the Note or any other Loan Document.

(d)  Extension of Maturity Date.

(i)  Extension Option. Borrower has the right to extend the Maturity Date of the Loan for three (3) additional terms (each an “Extension Term”), with the first additional term having twelve (12) months (“First Extension Term”) and extending the Maturity Date to July 9, 2008 (such date, as the same may be changed in accordance with Section 2.03(b) above, “First Extended Maturity Date”), the second additional term having twelve (12) months (“Second Extension Term”) and extending the First Extended Maturity Date to July 9, 2009 (such date, as the same may be changed in accordance with Section 2.03(b) above, “Second Extended Maturity Date”) and the third additional term having twelve (12) months (“Third Extension Term”) and extending the Second Extended Maturity Date to July 9, 2010 (such date, as the same may be changed in accordance with Section 2.03(b) above, “Third Extended Maturity Date”). Upon Borrower’s proper and timely exercise of its rights under this Section 2.03(d), the term “Maturity Date” shall be deemed to be the First Extended Maturity Date, the Second Extended Maturity Date and the Third Extended Maturity Date, as applicable.

(ii)  Conditions Precedent to Maturity Date Extension. Each of the following conditions must be satisfied in a manner acceptable to Lender (or waived in writing by Lender) as a condition precedent to extension of the Maturity Date:

(A)  Borrower delivers written notice to Lender not more than sixty (60) days and not less than thirty (30) days prior to the expiring Maturity Date advising that Borrower is exercising its extension option, together with drafts of all materials needed by Lender to confirm that the Rate Cap satisfies the criteria identified in subsection (D) below.

(B)  On or prior to the commencement date of the applicable Extension Term, Borrower pays to Lender the Extension Fee.

(C)  No Event of Default exists on the date Borrower exercises such extension option or on the commencement date of the relevant Extension Term.

(D)  On or prior to the commencement date of the applicable Extension Term, Borrower obtains, and assigns to the benefit of Lender, a Rate Cap which (1) will be effective for the Extension Term and provide for payments whenever the LIBOR Rate exceeds the LIBOR Strike Rate, (2) with a notional amount equal to the outstanding principal balance of the Loan, and (3) otherwise satisfies all requirements of Section 2.07 of this Agreement.

(E)  the Cash Flow Available for Debt Service for the trailing twelve (12) month period is at least $30,000,000.

(F)  If required by Lender, Borrower executes and delivers to Lender an amendment to the Loan Agreement, reasonably acceptable to Lender in all respects, which confirms the date to which the Maturity Date has been extended and the principal and interest amounts payable during the Extension Term.

(G)  Mortgage Borrower shall have extended the term of the Mortgage Loan pursuant to Section 2.03(d) of the Mortgage Loan Agreement to the First Extended Maturity Date or the Second Extended Maturity Date, as applicable.

Section 2.04  Payments Generally.

(a)  Delivery of Payments. All payments due to Lender under this Agreement and the other Loan Documents are to be paid to Lender at Lender’s office located at 200 Park Avenue, New York, New York 10166, Attn: Lori Rung/CMBS Servicing, or at such other place as Lender may designate to Borrower in writing from time to time. All amounts due under this Agreement and the other Loan Documents shall be paid in immediately available funds without setoff, counterclaim or any other deduction whatsoever.

(b)  Credit for Payment Receipt. No payment due under this Agreement or any of the other Loan Documents shall be deemed paid to Lender until received by Lender at its designated office on a business day prior to 2:00 p.m. Eastern Time. Any payment received after the time established by the preceding sentence shall be deemed to have been paid on the immediately following business day. Where a Payment Due Date falls on a date other than a business day, the Payment Due Date shall be deemed the first business day immediately thereafter.

(c)  Invalidated Payments. If any payment received by Lender is deemed by a court of competent jurisdiction to be a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, and is required to be returned by Lender, then the obligation to make such payment shall be reinstated, notwithstanding that the Note may have been marked satisfied and returned to Borrower or otherwise canceled, and such payment shall be immediately due and payable upon demand.

(d)  Late Charges. If any payment due on a Payment Due Date is not received by Lender in full on or before the Payment Due Date, Borrower shall pay to Lender, immediately and without demand, a late fee equal to five percent (5%) of such delinquent amount.

(e)  Default Interest Rate. If the Loan is not paid in full on or before the Maturity Date (subject to any extension thereto properly exercised by Borrower in accordance with this Agreement), any other payment due hereunder (including, without limitation, late charges and fees for legal counsel) is not received by Lender on or before the date on which such payment originally was due without regard to any notice or cure periods provided for herein or in the other Loan Documents or following any other Event of Default and during the continuance thereof, the interest rate payable on the Loan shall immediately increase to the Applicable Interest Rate plus five hundred (500) basis points (“Default Rate”) and continue to accrue at the Default Rate until full payment is received or such Event of Default is cured, as applicable. Interest at the Default Rate also shall accrue on any judgment obtained by Lender in connection with collection of the Loan or enforcement of any obligations due under the other Loan Documents until such judgment amount is paid in full.

(f)  Application of Payments. Payments of principal and interest due from Borrower shall be applied first to the payment of late fees, then to Lender advances made to protect the Property or to perform obligations which Borrower failed to perform, then to the payment of accrued but unpaid interest, and then to reduction of the outstanding principal. Following an Event of Default, Lender may apply all payments to amounts then due in any manner and in any order determined by Lender, in its sole discretion. No principal amount repaid may be reborrowed.

Section 2.05  Prepayment Rights.

(a)  Open Date. Borrower acknowledges that Lender is making the Loan to Borrower at the interest rate and upon the other terms herein set forth in reliance upon Borrower’s promise to pay the Loan over the full stated term of this Agreement and that Lender may suffer loss or other detriment if Borrower were to prepay all or any portion of the Note more than six (6) months prior to its stated Maturity Date. Borrower may not prepay the Loan in whole or in part at any time until after the twelfth (12th) Payment Due Date (“Open Date”).

(b)  Prepayment After Open Date. After the Open Date, Borrower may prepay principal in whole, or in part, as long as each of the following conditions are satisfied:

(i)  Borrower provides written notice to Lender of its intent to prepay not more than sixty (60) days and not less than ten (10) days prior to the intended prepayment date;

(ii)  If Event of Default exists on the date of such prepayment, Borrower shall reimburse Lender for all actual costs reasonably incurred by Lender in processing the prepayment request, including, without limitation, reasonable legal fees and expenses;

(iii)  Borrower pays with such prepayment all accrued interest and all other outstanding amounts then due and unpaid under this Agreement and the other Loan Documents including the Prepayment Fee, if any;

(iv)  If prepayment is not made on a Payment Due Date, Borrower pays with such prepayment (in addition to all other amounts due under this Section 2.05(b)) an amount equal to the unearned interest (if applicable, at the Default Rate) computed on the principal amount being prepaid which would accrue for the period from the date of prepayment through and including the end of the Interest Period in which such prepayment occurs;

(v)  Notwithstanding anything contained herein to the contrary, no prepayment shall be permitted on any date during the period commencing on the first calendar day immediately following a Payment Due Date to, but not including, the Interest Rate Adjustment Date in such calendar month, unless consented to by Lender in its sole and absolute discretion; and

(vi)  Unless Mortgage Borrower is making a proportionate prepayment under the Mortgage Loan Documents, with respect to any voluntary prepayment, Borrower provides evidence reasonably satisfactory to Lender that the funds used to make such prepayment are capital contributions from a CNL Entity and/or a Marriott Entity and not from excess cash flow from the Property.

(c)  Prohibited Prepayment Prior to Open Date. Except as otherwise set forth in Section 2.05(d), if payment of all or any part of the principal balance of the Loan is tendered by Borrower, a purchaser at foreclosure, Guarantor, or any other Person prior to the Open Date, whether by reason of acceleration of the Loan or otherwise (a “Prohibited Prepayment”), such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in Section 2.05(a) and, at Lender’s option, shall be an Event of Default. If a Prohibited Prepayment occurs and is accepted voluntarily or otherwise by Lender, then, in addition to all other rights and remedies available to Lender upon an Event of Default, a prepayment premium equal to two percent (2%) of the Maximum Loan Amount (“Prohibited Prepayment Fee”) shall be due to compensate Lender for damages suffered as a result of the Prohibited Prepayment, such amount shall be due in addition to the outstanding principal balance, all accrued and unpaid interest (and in the event that such Prohibited Prepayment is accepted voluntarily or otherwise by Lender on a date which is not a Payment Due Date, such accrued and unpaid interest shall include interest which would accrue on the outstanding principal balance calculated through and including the end of the Interest Period in which such Prohibited Payment occurs, it being understood that any interest payable in connection with a Prohibited Prepayment with respect to a portion of an Interest Period prior to the applicable Interest Rate Adjustment Date shall be determined by Lender in its sole and absolute discretion) and other outstanding amounts due under the Loan Documents, including, without limitation, any amounts due to Lender under Section 2.02(g) hereof.

(d)  Liquidation Events.

(i)  In the event of (A) any Casualty to the Property or any material portion thereof, (B) any Condemnation of the Property or any material portion thereof, (C) a Transfer of the Property in connection with realization thereon following an Event of Default under the Mortgage Loan, including without limitation a foreclosure sale, or (D) any refinancing of the Property or the Mortgage Loan (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into the Mezzanine Deposit Account. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, Borrower shall prepay the outstanding principal balance of the Mezzanine Note in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with (A) in the event that such Net Proceeds are received on or before a Payment Due Date, interest accruing on such amount calculated through and including the end of the Interest Period in which such Payment Due Date occurs, or (B) in the event that such Net Proceeds are received on a date after a Payment Due Date, interest accruing on such amount calculated through and including the end of the Interest Period in which the next Payment Due Date occurs. Any amounts of Net Liquidation Proceeds After Debt Service in excess of the Debt shall be paid to Borrower. Any prepayment received by Lender pursuant to this Section 2.05(d)(i) on a date other than a Payment Due Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Payment Due Date.

(ii)  Borrower shall notify Lender of any Liquidation Event not later than one Business Day following the first date on which Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (A) a sale (other than a foreclosure sale) of the Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (B) a refinancing of the Property, on the date on which a commitment for such refinancing has been entered into. The provisions of this Section 2.05(d) shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Property set forth in this Agreement and the other Loan Documents.

(e)  Notice Irrevocable. Notwithstanding any provision of this Agreement to the contrary, Borrower’s notice of prepayment in accordance with subsection 2.05(b) above shall be irrevocable, and the principal balance to be prepaid shall be absolutely and unconditionally due and payable on the date specified in such notice; provided, however, Borrower’s notice of prepayment may be revoked not more than two (2) times in any twelve (12) month period and if revoked Borrower shall reimburse Lender for all actual costs reasonably incurred by Lender in processing such extension request, including, without limitation, reasonable legal fees and expenses.

Section 2.06  Intentionally Omitted.

Section 2.07  Interest Rate Cap/Hedge.

(a)  Initial Interest Rate Cap. On or before the date hereof, Borrower shall obtain a Rate Cap with a notional amount equal to the Maximum Loan Amount for the benefit of Lender which provides for payments to be made by the Rate Cap Provider if, at any time during the term of the Loan, the LIBOR Rate exceeds the LIBOR Strike Rate. Each Rate Cap required hereunder must: (i) be issued by a Rate Cap Provider that satisfies the credit criteria set forth below in Section 2.07(c); (ii) be fully effective as of the Closing Date; (iii) permit Borrower’s interest in the Rate Cap to be assigned to Lender (and further assignable by Lender) without the payment of fees or costs and without Rate Cap Provider’s consent; (iv) contain no cross-defaults to any other agreements among Borrower, Rate Cap Provider and Lender, or any of their respective Affiliates; (v) contain no performance obligations of Borrower or Lender beyond Borrower’s payment of a one-time fee at the effective date of the Rate Cap Agreement; (vi) be evidenced by a Rate Cap Agreement acceptable to Lender in all respects in Lender’s sole good faith discretion and delivered to Lender on the Closing Date, fully executed, along with a legal opinion from Rate Cap Provider’s counsel (which may be in-house counsel) as to the authorization, execution and delivery by Rate Cap Provider and enforceability in accordance with its terms); (vii) comply with criteria issued by any of the Rating Agencies regarding interest rate cap agreements including, without limitation, the requirement for additional legal opinions from Rate Cap Provider’s counsel; (viii) otherwise be satisfactory to Lender in all respects; and (ix) have a notional amount equal to the Maximum Loan Amount.

(b)  Assignment to Lender as Collateral. The Rate Cap and each replacement of a Rate Cap (including each Rate Cap that Borrower is required to provide in connection with the extension of the Maturity Date) shall be assigned to Lender as security for the Debt. Borrower acknowledges that Borrower’s assignment of the Rate Cap to Lender shall not be deemed completed until such time as Borrower has delivered to Lender a written acknowledgement from the Rate Cap Provider of Borrower’s assignment of the Rate Cap to Lender that is acceptable to Lender in all respects. All payments made by the Rate Cap Provider shall be made directly to the Cash Management Account and shall be subject to the terms of the Cash Management Agreement, provided that if a Lockbox Account is in effect, then such payments shall be deposited into the Lockbox Account in accordance with this Agreement and the Lockbox Agreement. Failure by the Rate Cap Provider to make any payment under the Rate Cap shall not relieve Borrower of any of its obligations to make any payments hereunder or under any other Loan Documents.

(c)  Credit Rating of Cap Provider; Replacement Upon Adverse Change in Rating. The Rate Cap must be issued by a Rate Cap Provider having (i) either (A) a long-term unsecured debt rating of not less than “AA-” from S&P if Rate Cap Provider has only a long-term rating from S&P or (B) a long-term unsecured debt rating of not less than “A+” from S&P and a short-term rating of not less than “A-1” from S&P if Rate Cap Provider has both a long-term and a short-term rating from S&P, (ii) either (A) a long-term unsecured debt rating of not less than “Aa3” from Moody’s if Rate Cap Provider has only a long-term rating from Moody’s or (B) a long-term unsecured debt rating of not less than “A1” from Moody’s and a short-term rating of not less than “P1” from Moody’s if Rate Cap Provider has both a long-term and a short-term rating from Moody’s and (C) if Rate Cap Provider is rated by Fitch, either a long-term unsecured debt rating of not less than “A” from Fitch or a short-term rating of not less than “F-1” from Fitch. If, at any time during the term of the Loan, any of the Rate Cap Provider’s credit ratings falls below those required in the previous sentence, Borrower shall, at Borrower’s expense, provide a replacement Rate Cap from a different Rate Cap Provider which satisfies the required credit ratings. Each replacement Rate Cap shall satisfy all requirements of this Section 2.07 and, unless otherwise agreed by Lender, shall be substantially in the form of the Rate Cap Agreement assigned to Lender as of the Closing Date. Each replacement Rate Cap and all required documents must be delivered to Lender within thirty (30) business days of Lender’s notification that a replacement Rate Cap is required.

(d)  Borrower’s Payment of Lender Review Expenses. Borrower shall pay all expenses incurred by Lender in connection with Lender’s review and approval of the initial Rate Cap and Rate Cap Provider, each Rate Cap required in connection with an extension of the Maturity Date, and each replacement of a Rate Cap that is required under the terms of this Agreement, including, without limitation, reasonable legal fees and expenses.

ARTICLE 3

CASH MANAGEMENT

Section 3.01  Marriott FF&E Reserve Account.

(a)  Control of Marriott FF&E Reserve Account. On or before the Closing Date, Borrower shall cause Mortgage Borrower to cause Lessee or Marriott to establish the Marriott FF&E Reserve Account with Marriott FF&E Reserve Account Bank in accordance with Section 3.01 of the Mortgage Loan Agreement. The Marriott FF&E Reserve Account shall be an Eligible Account. The Marriott FF&E Reserve Account shall be under the sole dominion and control of Mortgage Lender. Notwithstanding the foregoing, Marriott shall have the right to withdraw funds from the Marriott FF&E Reserve Account subject to the terms and conditions set forth in the Property Management Contracts. Neither Borrower nor Mortgage Borrower shall have any right to withdraw funds from the Marriott FF&E Reserve Account.

(b)  Security Interest in Marriott FF&E Reserve Account. Concurrently herewith, Borrower has caused Mortgage Borrower to cause Lessee to grant to Lender a security interest in the Marriott FF&E Reserve Account, subject and subordinate only to Mortgage Lender’s security interest therein, and the proceeds thereof pursuant to the Mortgage Loan Documents. Borrower shall cause Mortgage Borrower to take, or to cause Lessee to take, such action as requested by Lender to cause Lender to maintain a perfected security interest in the Marriott FF&E Reserve Account.

(c)  Application of Funds in Marriott FF&E Reserve Account. Funds held in the Marriott FF&E Reserve Account are to be applied in the manner provided set forth in the Property Management Contracts.

(d)  No Waiver of Default. No agreement by Mortgage Lender or Lender to permit funds on deposit in the Marriott FF&E Reserve Account to be used by Property Manager for any purpose at a time when a Default or Event of Default has occurred and is then continuing shall be deemed a waiver or cure by Mortgage Lender or Lender of that Default or Event of Default, nor shall Mortgage Lender’s or Lender’s rights and remedies by prejudiced in any manner thereby.

(e)  Investment of Funds. All or a portion of any amounts in the Marriott FF&E Reserve Account shall, so long as a Marriott Management Period is continuing, be invested and reinvested by Marriott FF&E Reserve Account Bank in accordance with written instructions delivered by Marriott, or if a Marriott Management Period is no longer continuing, by Lender, in one or more Permitted Investments (subject to the availability of such Permitted Investments), provided, however, that:

(i)  the maturity of the Permitted Investments on deposit therein shall be at the discretion of Marriott, if a Marriott Management Period is continuing, or Lender, if a Marriott Management Period is no longer continuing, but in any event no later than the Business Day of or immediately preceding the date on which such funds are reasonably expected to be required to be withdrawn therefrom pursuant to the Property Management Contracts, the Mortgage Loan Agreement and this Agreement;

(ii)  at any time that a Marriott Management Period is no longer continuing, Marriott shall not have any right to direct investment of the balance in the Marriott FF&E Reserve Account; and

(iii)  all such Permitted Investments shall be held in the name of Lessee and shall be credited to the Marriott FF&E Reserve Account.

Neither Mortgage Lender nor Lender shall have any liability for any loss in investments of funds in the Marriott FF&E Reserve Account and no such loss shall affect Mortgage Borrower’s or Borrower’s obligation to fund, or liability for funding, the Marriott FF&E Reserve Account, the Lockbox Account, the Cash Management Account or any Reserve Account. All interest paid or other earnings on funds deposited into the Marriott FF&E Reserve Account shall be deposited into such Marriott FF&E Reserve Account. Lessee shall include all earnings on the Marriott FF&E Reserve Account as income of Lessee for federal and applicable state tax purposes.

(f)  Changes in Marriott FF&E Reserve Account. In the event that Marriott exercises any right that Marriott may have to change the account that constitutes the “FF&E Reserve” (as defined in the Property Management Contracts) from the then-existing Marriott FF&E Reserve Account to another account, Borrower shall direct or cause Mortgage Borrower to: (i) enter into, and cause Marriott and the new Marriott FF&E Account Bank to enter into, a replacement Marriott FF&E Account Control Agreement with respect to such account (which account shall thereafter constitute the Marriott FF&E Reserve Account hereunder) in form and substance reasonably acceptable to Mortgage Lender and Lender, (ii) deliver to Mortgage Lender and Lender a new or updated opinion of Borrower’s counsel opining, with respect to the new Marriott FF&E Account Control Agreement, as to due authorization, execution and delivery by Mortgage Borrower, enforceability and perfection, all in form and substance reasonably acceptable to Mortgage Lender and Lender, and (iii) deliver to Mortgage Lender and Lender a new or updated opinion of Marriott’s counsel opining, with respect to the new Marriott FF&E Account Control Agreement, as to due authorization, execution and delivery by Marriott and enforceability, all in form and substance reasonably acceptable to Mortgage Lender and Lender.

(g)  Event of Default. Nothing contained in Section 2.04(f) or Section 3.01(f) shall in any way limit any rights and remedies otherwise available to Lender under this Agreement, the other Loan Documents or applicable law upon an Event of Default.

Section 3.02  Deposits into Marriott FF&E Reserve Account.

During a Marriott Management Period, Borrower shall direct or cause Mortgage Borrower to cause Lessee or Marriott to deposit into the Marriott FF&E Reserve Account all amounts required to be deposited by Marriott therein in accordance with the terms of the Property Management Contracts.

Section 3.03  Deposits into the Cash Management Account.

Borrower shall direct or cause Mortgage Borrower to cause Lessee and/or Property Manager to deposit (i) all amounts payable to Mortgage Borrower by Lessee, Property Manager and/or any other party under the Operating Lease, Property Management Contracts and/or from whatever source and (ii) all amounts payable to Lessee by Property Manager and/or any other party under the Property Management Contracts and/or from whatever source, into the Cash Management Account as and when required to be paid to Mortgage Borrower or Lessee, as applicable, in accordance with the terms and provisions of the Operating Lease and/or the Property Management Contracts.

Section 3.04  Other Deposits into the Cash Management Account.

If at anytime during a Marriott Management Period or an Acceptable Management Period, Mortgage Borrower or Lessee shall receive any Receipts, whether from Property Manager or Lessee or another party, Borrower shall cause Mortgage Borrower to promptly deposit, and cause Lessee to promptly deposit, the same into the Cash Management Account in accordance with the terms of the Property Management Contracts and applicable Loan Documents.

Section 3.05  Other Deposits in Lockbox Account.

If at any time neither a Marriott Management Period nor Acceptable Management Period shall exist, Borrower shall cause Mortgage Borrower to cause Lessee to:

(a)  establish and maintain a lockbox or clearing account in accordance with Section 3.05 of the Mortgage Loan Agreement;

(b)  direct all tenants (including without limitation, Lessee) under the Leases (if any) (including without limitation, the Operating Lease) to pay all Rents thereunder directly into the Lockbox Account, and deliver irrevocable (without Lender’s written consent) letters of direction to such effect to such tenants in Lender’s reasonable form;

(c)  instruct each of the credit card banks, credit card companies or other credit card receipt intermediaries with which Mortgage Borrower, Lessee or Property Manager has entered into merchant, clearing or other agreements with respect to the Property that all credit card receipts with respect to the Property cleared by such credit card banks, credit card companies or other intermediaries shall be transferred by such credit card banks, credit card companies or other intermediaries by wire transfer or the ACH system to the Lockbox Account, and deliver irrevocable (without Lender’s or Mortgage Lender’s prior written consent) instruction letters to such effect to such Persons (and obtain each such Person’s acknowledgment and agreement thereto) in accordance with Section 3.05 of the Mortgage Loan Agreement;

(d)  instruct all Persons that maintain open accounts with Mortgage Borrower, Lessee or Property Manager or with whom Mortgage Borrower, Lessee or Property Manager does business on an “accounts receivable” basis with respect to the Property to deliver all payments due under such accounts to the Lockbox Account, and deliver to such Persons irrevocable (without Lender’s or Mortgage Lender’s prior written consent) letters of instruction in accordance with Section 3.05 of the Mortgage Loan Agreement; and

(e)  deposit (or cause to be deposited) any and all other Receipts promptly into the Lockbox Account and in no event later than one Business Day after the same are paid to or for the benefit of Mortgage Borrower, Lessee or Property Manager.

Borrower shall not permit Mortgage Borrower to, and shall direct Mortgage Borrower to not permit Lessee to, (x) terminate, amend, revoke or modify any tenant direction letter or instruction letter provided pursuant to Sections 3.04(a), (b) and (c) above to a credit card bank, credit card company or other intermediary or other Person (each a “Direction Letter”) in any manner whatsoever, or (y) direct or cause any Person receiving or bound by a Direction Letter, or purportedly or intended or required to receive or be bound or instructed by a Direction Letter, to pay any amount in any manner other than as provided in the related Direction Letter. To the extent that Mortgage Borrower, Lessee or any Person on their behalf (other than Property Manager) holds any Receipts or Advance Bookings Deposits, whether in accordance with this Agreement, the Mortgage Loan Agreement or otherwise, (1) such amounts shall be deemed to be collateral for the Mortgage Loan and, subject to Mortgage Lender’s interest in such collateral, the Loan and shall be held in trust for the benefit, and as the property, of Mortgage Lender, and (2) such amounts shall not be commingled with any other funds or property of Mortgage Borrower or Lessee.

Section 3.06  Transfers to Cash Management Account and Mezzanine Deposit Account.

Amounts on deposit in the Lockbox Account (if any) shall be transferred to the Cash Management Account as set forth in Article 3 of the Mortgage Loan Agreement. Borrower shall direct or cause Mortgage Borrower to direct that all cash distributions from the Cash Management Account to be paid to Lender in accordance with the Cash Management Agreement (including the Net Liquidation Proceeds After Debt Service) be deposited into the Mezzanine Deposit Account maintained in accordance with the Mezzanine Cash Management Agreement. Disbursements from the Mezzanine Deposit Account will be made in accordance with the terms and conditions of the Mezzanine Cash Management Agreement.

ARTICLE 4

ESCROW AND RESERVE REQUIREMENTS

Section 4.01  Creation and Maintenance of Escrows and Reserves.

(a)  Control of Reserve Accounts. On the Closing Date, each of the Reserve Accounts shall be established by Lender. Each Reserve Account required under this Agreement shall be an Eligible Account. Each Reserve Account shall be under the sole dominion and control of Lender, and Borrower shall not have any right to withdraw funds from a Reserve Account. Upon the occurrence of an Event of Default, Lender may, subject to Section 4.01(h) hereof, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Accounts to the payment of the Debt in any order as determined by Lender in its sole discretion.

(b)  Funds Dedicated to Particular Purpose. Funds held in a Reserve Account are not to be used to fund Reserve Items or expenses contemplated by a different Reserve Account, and Borrower may not use and Lender shall have no obligation to apply funds from one Reserve Account to pay for Reserve Items or expenses contemplated by another Reserve Account. For example, (i) funds held in the Tax Escrow Account shall not be used to pay for FF&E Expenditures; and (ii) funds held in the FF&E Reserve Account shall not be used to pay for Insurance Premiums.

(c)  Release of Reserves Upon Payment of Debt. Upon payment in full of the Loan, Lender shall disburse to Borrower all unapplied funds held by Lender in the Reserve Accounts pursuant to this Agreement, subject to the rights of Mortgage Borrower to such unapplied funds pursuant to the Mortgage Loan Documents.

(d)  No Obligation of Lender. Nothing in this Agreement shall: (i) make Lender responsible for making or completing any Reserve Item; (ii) require Lender to advance, disburse or expend funds in addition to funds then on deposit in the related Reserve Account to make or complete any Reserve Item; or (iii) obligate Lender to demand from Borrower additional sums to make or complete any Reserve Item.

(e)  No Waiver of Default. No disbursements made from a Reserve Account at the time when a Borrower default or Event of Default has occurred and is then continuing shall be deemed a waiver or cure by Lender of that default or Event of Default, nor shall Lender’s rights and remedies by prejudiced in any manner thereby.

(f)  Insufficient Amounts in a Reserve Account. Notwithstanding that Lender has the right to require Borrower or cause Mortgage Borrower to pay any deficiency in a Reserve Account if Lender reasonably determines that amounts in a Reserve Account are insufficient, the insufficiency of funds in a Reserve Account, or Lender’s application of funds in a Reserve Account following an Event of Default other than for funding of the Reserve Items, shall not relieve Borrower from its obligation to perform in full each of its: (i) obligations and covenants under this Agreement; (ii) agreements or covenants with tenants under the Leases (if any); and (iii) agreements with leasing agents.

(g)  Investment of Funds. All or a portion of any amounts in the Reserve Accounts shall, so long as no Event of Default has occurred, be invested and reinvested by Lender in accordance with written instructions delivered by Borrower (subject to Mortgage Borrower’s rights under the Cash Management Agreement), or after an Event of Default has occurred, by Lender, in one or more Permitted Investments (subject to the availability of such Permitted Investments), provided, however, that:

(i)  the maturity of the Permitted Investments on deposit therein shall be at the discretion of Borrower, but in any event no later than the Business Day of or immediately preceding the date on which such funds are reasonably expected to be required to be withdrawn therefrom pursuant to this Agreement and the Mezzanine Cash Management Agreement;

(ii)  after an Event of Default has occurred, Borrower shall not have any right to direct investment of the balance in any Reserve Account;

(iii)  all such Permitted Investments shall be held in the name of Lender or its servicer and shall be credited to the applicable Reserve Account; and

(iv)  if no written investment direction is provided to Lender by Borrower, Lender may at Lender’s option invest any balance in each such Reserve Account in such Permitted Investments as may be selected by Lender.

Lender shall have no liability for any loss in investments of funds in any Reserve Account that are invested in Permitted Investments and no such loss shall affect Borrower’s obligation to fund, or liability for funding, any Reserve Account. All interest paid or other earnings on funds deposited into any Reserve Account hereunder shall be deposited into such Reserve Account. Borrower shall include all earnings on the Reserve Accounts as income of Borrower for federal and applicable state tax purposes. If no written investment direction is provided to Lender by Borrower, Lender may at its option invest such amounts in a Permitted Investment selected by Lender.

(h)  Event of Default. After an Event of Default has occurred, Borrower shall not be permitted to direct Lender or any other Person to make any withdrawal(s) from any of the Cash Management Account or any Reserve Account and Lender, in Lender’s sole and absolute discretion, may liquidate any Permitted Investments of the amount on deposit in such accounts and/or withdraw and use such amounts on deposit in such accounts to make payments in accordance with Section 2.04(f), provided, however, while an Event of Default exists, Lender agrees that (i) any amounts on deposit in the Tax Escrow Account shall be used to pay any applicable Taxes prior to the date when delinquent, (ii) any amounts on deposit in the Ground Rents Escrow Account shall be used to pay any Ground Rents when due under the Ground Lease and (iii) any amount on deposit in the Advance Bookings Reserve Account that is unearned by Borrower shall be held by Lender and applied to the Advance Bookings to which it relates and any amount on deposit in the Advance Bookings Reserve Account that is refundable by Borrower shall be refunded by Lender to the Person entitled to such refund. Nothing contained in Section 2.04(f) or this Section 4.01(h) shall in any way limit any rights and remedies otherwise available to Lender under this Agreement, the other Loan Documents or applicable law upon an Event of Default.

(i)  Waiver. Borrower shall be relieved of all its obligation under this Section 4.01, provided that and to the extent that Mortgage Borrower satisfies all obligations under Section 4.01 of the Mortgage Loan Agreement and Lender receives evidence acceptable to it that such obligations have been satisfied.

Section 4.02  Tax Escrow.

(a)  Deposits to the Tax Escrow Account. Beginning on the first Payment Due Date and on each Payment Due Date thereafter, Borrower shall deliver or cause to be delivered to Lender the Monthly Tax Deposit.

(b)  Disbursement from Tax Escrow Account. Provided amounts in the Tax Reserve Account are sufficient to pay the Taxes then due and no Event of Default exists, Lender shall pay the Taxes as they become due on their respective due dates on behalf of Borrower by applying the funds held in the Tax Escrow Account to the payments of Taxes then due. In making any payment of Taxes, Lender may do so according to any bill, statement or estimate obtained from the appropriate public office with respect to Taxes without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. Any Taxes paid by Lender from the Tax Escrow Account shall be deemed to be a capital contribution from Borrower to Mortgage Borrower.

(c)  Surplus or Deficiency in Tax Escrow Account. If amounts on deposit in the Tax Escrow Account collected for an annual tax period exceed the Taxes actually paid during such tax period, Lender shall, in its discretion, return the excess to Borrower or credit the excess against the payments Borrower is to make to the Tax Escrow Account for the next tax period. If amounts on deposit in the Tax Escrow Account collected for an annual tax period are insufficient to pay the Taxes actually due during such tax period, Lender shall notify Borrower of the deficiency and, within ten (10) days thereafter, Borrower shall deliver to Lender such deficiency amount. If, however, Borrower receives notice of any such deficiency on a date that is within ten (10) days prior to the date that Taxes are due, Borrower will deposit or cause to be deposited the deficiency amount within one (1) business day after its receipt of such deficiency notice.

(d)  Changes in Amount of Taxes Due; Changes in the Monthly Tax Deposit. Borrower shall notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. If the amount due for Taxes shall increase and Lender reasonably determines that amounts on deposit in the Tax Escrow Account will not be sufficient to pay Taxes due for an annual tax period, Lender shall notify Borrower of such determination and of the increase needed to the Monthly Tax Deposit. Commencing with the Payment Due Date specified in such notice from Lender, Borrower shall make deposits at the increased amount of the Monthly Tax Deposit.

(e)  Waiver of Deposits to Tax Escrow Account. Borrower shall be relieved of all its obligation under this Section 4.02, provided that (a) Mortgage Borrower is required to and does make monthly deposits to a tax escrow account under the Mortgage Loan and satisfies all other obligations thereunder and (b) Lender receives evidence acceptable to it of the making of such deposits and of the payment of all such Taxes.

Section 4.03  Insurance Premium Escrow.

Subject to Section 4.08 below:

(a)  Deposits to Insurance Premium Escrow Account. Beginning on the first Payment Due Date and on each Payment Due Date thereafter, Borrower shall deliver to Lender the Monthly Insurance Deposit.

(b)  Disbursement from Insurance Premium Escrow Account. Provided amounts in the Insurance Premium Escrow Account are sufficient to pay the Insurance Premiums then due and no Event of Default exists, Lender shall pay the Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying funds held in the Insurance Premium Escrow Account to the payments of Insurance Premiums then due. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer without inquiry into the accuracy of such bill, statement or estimate. Any Insurance Premiums paid by Lender from the Insurance Premium Escrow Account shall be deemed to be a capital contribution from Borrower to Mortgage Borrower.

(c)  Surplus or Deficiency in Insurance Premium Escrow Account. If amounts on deposit in the Insurance Premium Escrow Account collected for an annual period exceed the Insurance Premiums actually paid during such period, Lender shall either return such excess to Borrower or credit such excess against the payments Borrower is to make to the Insurance Premium Escrow Account for the next annual period (the determination of which of these two actions Lender shall take to be made by Lender in its reasonable discretion). If amounts on deposit in the Insurance Premium Escrow Account collected for an annual premium period are insufficient to pay the Insurance Premiums actually due during such annual period Lender shall notify Borrower of the deficiency and, within ten (10) days thereafter, Borrower shall deliver to Lender such deficiency amount. If, however, Borrower receives notice of any such deficiency on a date that is within ten (10) days prior to the date that Insurance Premiums are due, Borrower will deposit the deficiency amount within one (1) business day after its receipt of such deficiency notice.

(d)  Changes in Insurance Premium Amounts; Change in Monthly Deposit Amount. Borrower shall notify Lender promptly of any changes to the amounts, schedules and instructions for payment of any Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for the Insurance Premiums directly from the insurance provider or its agent. If the amount due for Insurance Premiums shall increase and Lender reasonably determines that amounts on deposit in the Insurance Premium Escrow Account will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and of the increase needed to the Monthly Insurance Deposit. Commencing with the Payment Due Date specified in such notice from Lender, Borrower shall make deposits at the increased amount of the Monthly Insurance Deposit.

(e)  Waiver of Deposits to Insurance Premium Escrow Account. Borrower shall be relieved of all its obligation under this Section 4.03, provided that (a) Mortgage Borrower is required to and does make monthly deposits to an insurance escrow account under the Mortgage Loan and satisfies all other obligations thereunder and (b) Lender receives evidence acceptable to it of the making of such deposits and of the payment of all such Insurance Premiums.

Section 4.04  Ground Rents Escrow.

(a)  Deposits to the Ground Rents Escrow. Beginning on the first Payment Due Date and on each Payment Due Date thereafter, Borrower shall deliver to Lender the Monthly Ground Rent Deposit.

(b)  Disbursement from Ground Rents Escrow. Provided amounts in the Ground Rents Escrow are sufficient to pay the Ground Rents then due under the Ground Lease and no Event of Default exists, Lender shall pay the Ground Rents under the Ground Lease as they become due on their respective due dates on behalf of Borrower by applying the funds held in the Ground Rents Escrow to the payments of Ground Rents then due. In making any payments under the Ground Lease, Lender may do so according to any bill, statement or estimate obtained from the Ground Lessor (as defined in the Security Instrument) with respect to Ground Rents without inquiry into the accuracy of such bill, statement or estimate or into the validity thereof. Any Ground Rents paid by Lender from the Ground Rents Escrow Account shall be deemed to be a capital contribution from Borrower to Mortgage Borrower.

(c)  Surplus or Deficiency in Ground Rents Escrow. If amounts on deposit in the Ground Rents Escrow collected for any calendar year exceed Ground Rents actually paid during such calendar year, Lender shall, in its discretion, return the excess to Borrower or credit the excess against the payments Borrower is to make to the Ground Rents Escrow for the next twelve month period. If amounts on deposit in the Ground Rents Escrow collected for any calendar year are insufficient to pay Ground Rents actually due during such calendar year, Lender shall notify Borrower of the deficiency and, within ten (10) days thereafter, Borrower shall deliver to Lender such deficiency amount. If, however, Borrower receives notice of any such deficiency on a date that is within ten (10) days prior to the date that any Ground Rents are due, Borrower will deposit the deficiency amount within one (1) business day after its receipt of such deficiency notice.

(d)  Changes in Ground Rents Due; Changes in the Monthly Ground Rent Deposit. Borrower shall notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any obligations due under the Ground Lease of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Ground Rents directly from the Ground Lessor. If the amount due for Ground Rents shall increase and Lender determines that amounts on deposit and to be deposited in the Ground Rents Escrow will not be sufficient to pay Ground Rents due for a twelve month period, Lender shall notify Borrower of such determination and of the increase needed to the Monthly Ground Rent Deposit. Commencing with the next Payment Due Date following such notice from Lender, Borrower shall make deposits at the increased amount of the Monthly Ground Rent Deposit.

(e)  Waiver of Deposits to Ground Rents Escrow Account. Borrower shall be relieved of all its obligation under this Section 4.04, provided that (a) Mortgage Borrower is required to and does make monthly deposits to an insurance escrow account under the Mortgage Loan and satisfies all other obligations thereunder and (b) Lender receives evidence acceptable to it of the making of such deposits and of the payment of all such Ground Rents.

Section 4.05  FF&E Reserve Account.

Subject to Section 4.08 below:

(a)  FF&E Reserve Generally. Amounts in the FF&E Reserve Account are to be used for the purpose of funding the FF&E Expenditures, which Borrower covenants and agrees to cause Mortgage Borrower to perform (or to cause Property Manager to perform) in accordance with the terms of this Agreement.

(b)  Deposits to the FF&E Reserve Account. Beginning on the first Payment Due Date on which a Marriott Management Period no longer exists and on each Payment Due Date thereafter, Borrower shall pay to Lender (or cause Property Manager to pay to Lender) for deposit to the FF&E Reserve Account, an amount equal to the greater of: (i) the amount required to be deposited under any Property Management Contracts then in effect as a reserve for FF&E Expenditures for the second full calendar month or Accounting Period (as applicable) prior to the Payment Due Date in question; and (ii) an amount equal to four and one-half percent (4.5%) of the Operating Income for the second full calendar month prior to the Payment Due Date in question (e.g., 4.5% of Operating Income for February will be deposited during the month of April) (all such amounts so deposited shall hereinafter be referred to collectively as the “FF&E Funds”).

(c)  Disbursements from the FF&E Reserve Account. Lender shall make disbursements of amounts on deposit in the FF&E Reserve Account upon Borrower’s performance, to Lender’s reasonable satisfaction, of all conditions to disbursement set forth in Article 5 of this Agreement. Any FF&E Funds paid by Lender from the FF&E Reserve Account shall be deemed to be a capital contribution from Borrower to Mortgage Borrower.

(d)  Waiver of Deposits to FF&E Reserve Account. Borrower shall be relieved of all its obligation under this Section 4.05, provided that (a) Mortgage Borrower is required to and does make monthly deposits to an FF&E reserve account under the Mortgage Loan and satisfies all other obligations thereunder and (b) Lender receives evidence acceptable to it of the making of such deposits and of the payment of all such FF&E Funds.

Section 4.06  Advance Bookings Reserve Account.

(a)  Deposits to the Advance Bookings Reserve Account. Beginning on the first Payment Due Date upon which a Marriott Management Period no longer exists and on each Payment Due Date thereafter, Borrower shall pay to Lender as a deposit to the Advance Bookings Reserve Account, an amount equal to the amount, if any, by which the aggregate of all then unearned or otherwise refundable Advance Bookings Deposits (as set forth on the then most recent Advance Bookings Reserve Statement) are in excess of the balance then on deposit in the Advance Bookings Reserve Account (all such amounts so deposited on the Closing Date and thereafter shall hereinafter be referred to collectively as the “Advance Bookings Reserve Funds”).

(b)  Disbursements from the Advance Bookings Reserve Account. In the event that, on any Payment Due Date upon which a Marriott Management Period no longer exists, the balance on deposit in the Advance Bookings Reserve Account is greater than the aggregate of all then unearned or otherwise refundable Advance Bookings Deposits (as set forth on the then most recent Advance Bookings Reserve Statement), then Lender shall disburse the difference into the Lockbox Account for application as set forth in the Lockbox Account Agreement. Any Advance Bookings Reserve Funds paid by Lender from the Advance Bookings Reserve Account shall be deemed to be a capital contribution from Borrower to Mortgage Borrower.

(c)  Reassessment of Required Deposit. If at any time Lender reasonably determines that the Advance Bookings Reserve Funds then on deposit in the Advance Bookings Reserve Account are less than the aggregate of all then unearned or otherwise refundable Advance Bookings Deposits, Lender may, if a Marriott Management Period no longer exists, notify Borrower of such determination and of the amount estimated by Lender to make-up such deficiency as reasonably determined by Lender. Within ten (10) days after such notice from Lender, Borrower shall deliver (or cause to be delivered) the deficiency amount to Lender, and Lender shall deposit the same in the Advance Bookings Reserve Account and hold and administer same in accordance with this Agreement.

(d)  Waiver of Deposits to Advance Bookings Reserve Account. Borrower shall be relieved of all its obligation under this Section 4.06, provided that (a) Mortgage Borrower is required to and does make monthly deposits to an advance bookings reserve account under the Mortgage Loan and satisfies all other obligations thereunder and (b) Lender receives evidence acceptable to it of the making of such deposits and of the payment of all such Advance Bookings Reserve Funds.

Section 4.07  Seasonal Reserve Account.

(a)  Deposits into the Seasonal Reserve Account. On each Payment Due Date occurring in a Seasonal Reserve Deposit Month, except for any such Payment Due Date which occurs during a Marriott Management Period, Borrower shall pay to Lender as a deposit to the Seasonal Reserve Account, an amount equal to the lesser of (i) an amount reasonably determined by Lender as sufficient, when aggregated with all other deposits expected to be made into the Seasonal Reserve Account in other Seasonal Reserve Deposit Months, to fund projected shortfalls in cash flow available to pay debt service on the Loan and Operating Expenses (to the extent not paid directly by the Property Manager) and to make required deposits into the other Reserves during Seasonal Reserve Withdrawal Months, and (ii) all available cash flow from the Property after payment of debt service on the Loan and Operating Expenses (to the extent not paid directly by the Property Manager) and after making required deposits into the other Reserves, such Seasonal Reserve Account to be maintained for the purpose of establishing and maintaining a reserve to pay debt service on the Loan, make required deposits into other Reserves and pay Operating Expenses (all such amounts so deposited shall hereinafter be referred to collectively as the “Seasonal Reserve Funds”).

(b)  Disbursements from the Seasonal Reserve Account. In the event that, on any Payment Due Date upon which a Marriott Management Period no longer exists, the balance on deposit in the Lockbox Account (after application of the same in accordance with the Lockbox Account Agreement) is insufficient to pay debt service on the Loan and Operating Expenses (to the extent not paid directly by the Property Manager) and to make required deposits into the other Reserves, then so long as no Default or Event of Default exists at the time of any requested distribution of funds from the Seasonal Reserve Account, Lender shall, at Borrower’s request, disburse from the Seasonal Reserve Account into the Lockbox Account an amount equal to such deficiency for application as set forth in the Lockbox Account Agreement, provided each of the following terms and conditions shall have been satisfied: (i) all Seasonal Reserve Funds released by Lender into the Lockbox Account shall be used to pay or reimburse Borrower for payment of debt service on the Loan, to make required deposits into the Reserves and to pay Operating Expenses (to the extent not paid directly by the Property Manager) (in the order set forth in the Lockbox Account Agreement); (ii) all requests by Borrower for a disbursement of Seasonal Reserve Funds shall be in writing and shall not be made more frequently than once per month; (iii) such disbursement shall not exceed debt service, Reserve deposits and Operating Expenses, as applicable, (incurred pursuant to the Approved Budget) payable in the applicable month; (iv) unless otherwise approved by Lender, funds shall be disbursed from the Seasonal Reserve Account only during Seasonal Reserve Disbursement Months; and (v) Borrower shall provide such evidence as Lender may reasonably request regarding the use of such funds. If an Event of Default exists, Lender may apply the Seasonal Reserve Funds, together with any interest accrued thereon, to reduce the amounts owed by Borrower under the Loan in such order and priority as Lender may determine. Any Seasonal Reserve Funds paid by Lender from the Seasonal Reserve Account shall be deemed to be a capital contribution from Borrower to Mortgage Borrower.

(c)  Reassessment of Required Deposit. If at any time Lender reasonably determines that the Seasonal Reserve Funds will not be sufficient to pay debt service on the Loan and Operating Expenses and to make required deposits into the other Reserves in the applicable months, Lender may notify Borrower of such determination and of the amount estimated by Lender to make-up such deficiency as reasonably determined by Lender based upon changes in circumstances. Within ten (10) days after such notice from Lender, Borrower shall deliver the deficiency amount to Lender, and Lender shall deposit in the Seasonal Reserve Account and hold and administer same in accordance with this Agreement; provided, however, that in no event shall Borrower be required to deposit amounts under this Section 4.07(c) in excess of the amount of all available cash flow from the Property after payment of debt service on the Loan and Operating Expenses (to the extent not paid directly by the Property Manager) and after making required deposits into the other Reserves.

(d)  Waiver of Deposits to Seasonal Reserve Account. Borrower shall be relieved of all its obligation under this Section 4.07, provided that (a) Mortgage Borrower is required to and does make monthly deposits to a seasonal reserve account under the Mortgage Loan and satisfies all other obligations thereunder and (b) Lender receives evidence acceptable to it of the making of such deposits and of the payment of all such Seasonal Reserve Funds.

Section 4.08  Waiver of Certain Reserve Requirements.

Notwithstanding anything to the contrary set forth above in this Article 4, so long as a Marriott Management Period is continuing, then:

(a)  Provided Property Manager accrues for Insurance Premiums in accordance with the Property Management Contracts, Borrower shall have no obligation to deposit any amounts into the Insurance Premium Escrow Account pursuant to Section 4.03 above.

(b)  Provided Property Manager maintains reserves in the Marriott FF&E Reserve Account for FF&E Expenditures in accordance with the Property Management Contracts, Borrower shall have no obligation to deposit any amounts into the FF&E Reserve Account pursuant to Section 4.05 above.

(c)  There shall be no Monthly Insurance Deposit in respect of coverage under any Qualified Insurance Program.

Section 4.09  Mezzanine Debt Service Reserve Account.

(a)  Mezzanine Debt Service Reserve Generally. Amounts in the Mezzanine Debt Service Reserve Account are to be held as additional Collateral for the Loan until used for the purpose of paying, in full, the principal installment (if any), accrued interest due from Borrower on a Payment Due Date in accordance with this Agreement.

(b)  Deposits to the Mezzanine Debt Service Reserve Account. On each Payment Due Date, an amount necessary to pay the amount required under Section 2.03(b), shall be deposited in the Mezzanine Debt Service Reserve Account (all such amounts so deposited shall hereinafter be referred to collectively as the “Mezzanine Debt Service Reserve Deposits”).

(c)  Disbursements from the Mezzanine Debt Service Reserve Account. Lender shall disburse on each Payment Due Date amounts from the Mezzanine Debt Service Reserve Account to pay, in full, the installment of interest due under Section 2.03(b) from Borrower on such Payment Due Date in accordance with this Agreement.

Section 4.10  Cash Trap Reserve Account.

(a)  Section 4.10Cash Trap Reserve Generally. Amounts in the Cash Trap Reserve Account are to be held as additional Collateral for the Loan and (without limiting Borrower’s obligation to pay the same), used for the purpose of paying, in full, the principal installment (if any), accrued interest and deposits to Reserve Accounts due from Borrower on a Payment Due Date in accordance with Article 4 of this Agreement.

(b)  Deposits to the Cash Trap Reserve Account. On each Payment Due Date during a Cash Trap Period, after all deposits required under Article 4 of this Agreement are made and/or applied to the sub-accounts as specified in the Cash Management Agreement, all excess funds on deposit in the Cash Management Account shall be deposited in the Cash Trap Reserve Account (all such amounts so deposited shall hereinafter be referred to collectively as the “Cash Trap Reserve Deposits”).

(c)  Disbursements from the Cash Trap Reserve Account. Upon the occurrence of a Cash Trap Termination Event, the funds on deposit in the Cash Trap Reserve Account shall be released to Borrower.

(d)  Borrower shall be relieved of all its obligation under this Section 4.10, provided that (a) Mortgage Borrower is required to and does make monthly deposits to a cash trap reserve account under the Mortgage Loan and satisfies all other obligations thereunder and (b) Lender receives evidence acceptable to it of the making of such deposits and of the payment of all such Cash Trap Reserve Deposits.

ARTICLE 5

COMPLETION OF REPAIRS RELATED TO RESERVE ACCOUNTS;

CONDITIONS TO RELEASE OF FUNDS

Section 5.01  Conditions Precedent to Disbursements from Certain Reserve Accounts.

The following provisions apply to each request for disbursement from the FF&E Reserve Account:

(a)  Disbursement only for Completed Repairs. Disbursements shall be limited to Reserve Items that are completed and paid for by Borrower, except to the extent permitted under Section 5.01(b) of this Agreement. At no time shall Lender be obligated to pay amounts to Borrower in excess of the current balance in the applicable Reserve Account at the time of disbursement.

(b)  Partial Completion. Lender may agree to disburse funds for Reserve Items prior to completion thereof where (i) the contractor performing such work requires periodic payments pursuant to the terms of its written contract with Borrower and Lender has given its prior written approval to such contract, and (ii) the cost of the portion of the Reserve Item to be completed under such contract exceeds $1,000,000.

(c)  Disbursement Request; Maximum Frequency and Amount. Borrower shall submit to Lender a Disbursement Request together with such additional information as Lender may reasonably request in connection with the Disbursement Request at least ten (10) business days prior to the date on which Borrower requests Lender to make a disbursement from a Reserve Account. Unless otherwise agreed to by Lender, Borrower may not submit, and Lender shall not be required to make, more than one (1) disbursement from each Reserve Account during any calendar month. No Disbursement Request shall be made for less than $2,500 or the total cost of the Reserve Items, if less.

(d)  No Existing Event of Default. Lender may refuse to make any disbursement if an Event of Default exists as of the date on which Borrower submits the Disbursement Request or on the date the disbursement is actually to be made.

(e)  Responsible Officer Certificate. Lender must receive a certificate, signed by a Responsible Officer of Borrower (and, at Lender’s option, also signed by Borrower’s project architect or engineer if the cost of a single Reserve Item or the aggregate amount of the Disbursement Request exceeds $500,000), which certifies that:

(i)  All information stated in the Disbursement Request is true and correct in all material respects, each attachment to the Disbursement Request is correct and complete, and if the attachment is a copy of the original, that it is a true and an accurate reproduction of the original;

(ii)  Each of the Reserve Items to be funded in connection with the Disbursement Request was performed in a good and workmanlike manner and in accordance with all Requirements of Law and has been or will be paid in full by Borrower;

(iii)  Subject to Section 5.03, each party that supplied materials, labor or services has been or will be paid in full (for the portion for which disbursement is sought in the case of disbursements authorized in accordance with Section 5.01(b) hereof); and

(iv)  In the case of disbursements authorized in accordance with Section 5.01(b) hereof, the materials for which the request are made are on-site at the Property and properly secured or have been installed in the Property.

(f)  Inspection to Confirm Completion. Prior to making any disbursement, Lender may require an inspection of the Property, performed at Borrower’s expense, to verify completion thereof.

(g)  Absence of Liens. Lender may require that Borrower provide Lender with any or all of the following: (i) a written lien waiver acceptable to Lender from each party to be paid in connection with the Disbursement Request; (ii) a search of title to the Property effective to the date of the disbursement which shows no Liens other than the Permitted Encumbrances; or (iii) an endorsement to the Title Insurance Policy which updates the effective date of such policy to the date of the disbursement and shows no Liens other than the Permitted Encumbrances.

(h)  Payment of Lender’s Expenses. Borrower shall pay all reasonable expenses incurred by Lender in processing Borrower’s Disbursement Request including, without limitation, any inspection costs (whether performed by Lender or an independent inspector selected by Lender) and reasonable legal fees and expenses.

(i)  Other Items Lender Deems Necessary. Lender shall have received such other evidence as Lender reasonably requests in connection with its confirmation that each Reserve Item to be paid in connection with the Disbursement Request has been completed or performed in accordance with the terms of this Agreement.

(j)  Other Insurance. In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with any Reserve Items. Evidence of such insurance shall be promptly provided by Borrower upon request by Lender.

Section 5.02  Waiver of Conditions to Disbursement.

No waiver given by Lender of any condition precedent to disbursement from a Reserve Account shall preclude Lender from requiring that such condition be satisfied prior to making any other disbursement from a Reserve Account.

Section 5.03  Intentionally Omitted.

Section 5.04  Performance of Reserve Items.

(a)  Performance of Reserve Items. Borrower shall complete or cause Mortgage Borrower to complete each Reserve Item in a good and workmanlike manner, using only new materials of the same or better quality than that being replaced. All Reserve Items shall be performed in accordance with, and upon completion shall comply with, all Requirements of Law (including without limitation obtaining and maintaining in effect all necessary permits and governmental approvals) and all applicable insurance requirements.

(b)  Entry onto Property. In order to perform inspections or, following an Event of Default, to complete Reserve Items which Borrower has failed to perform or failed to cause Mortgage Borrower to perform, Borrower shall cause Mortgage Borrower to grant to Lender and its agents the right, from time to time, to enter onto the Property.

(c)  Lender Remedy for Failure to Perform. In addition to Lender’s remedies following an Event of Default, Borrower acknowledges that Lender shall have the right (but not the obligation) to complete or perform the Reserve Items for which amounts have been reserved under this Agreement and for such purpose, Borrower hereby appoints Lender its attorney-in-fact with full power of substitution (and which shall be deemed to be coupled with an interest and irrevocable until the Loan is paid in full and the Security Instrument is discharged of record, with Borrower hereby ratifying all that its said attorney shall do by virtue thereof): (i) to complete or undertake such work in the name of Borrower; (ii) to proceed under existing contracts or to terminate existing contracts (even where a termination penalty may be incurred) and employ such contractors, subcontractors, watchman, agents, architects and inspectors as Lender’ determines necessary or desirable for completion of such work; (iii) to make any additions, changes and corrections to the scope of the work as Lender deems necessary or desirable for timely completion; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property or as may be necessary or desirable for completion of such work; (v) to execute all applications and certificates in the name of Borrower which may be required to obtain permits and approvals for such work or completion of such work; (vi) to prosecute and defend all actions or proceedings in connection with the repair or improvements to the Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of Borrower’s obligations under this Agreement. Lender will not exercise such power of attorney unless an Event of Default exists. Amounts expended by Lender which exceed amounts held in the Reserve Accounts shall be added to the Maximum Loan Amount, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full.

ARTICLE 6

LOAN SECURITY AND RELATED OBLIGATIONS

Section 6.01  Pledge Agreement.

Payment of the Loan and performance of the Obligations shall be secured, inter alia, by the Pledge Agreement. Borrower shall execute at closing the Pledge Agreement and abide by its obligations thereunder.

Section 6.02  Subordination of Property Management Contracts.

Borrower, Mortgage Borrower and the Property Manager shall execute at closing the Subordination of Property Management Contracts and abide by their respective obligations thereunder.

Section 6.03  Assignment of Rate Cap Agreement.

Borrower shall execute and deliver on the Closing Date the assignment and consent with respect to the Rate Cap as are contemplated by Section 2.07 of this Agreement and abide by its obligations thereunder.

Section 6.04  Intentionally Deleted.

Section 6.05  Pledge as Property; Grant of Security Interest.

As security for payment of the Loan and performance by Borrower of all Obligations, to the extent the Reserve Account obligations have not been waived under the provisions of Article 4 of this Agreement, Borrower hereby pledges, assigns, sets over and transfers to Lender, and grants to Lender a continuing security interest in and to: (a) each of the Reserve Accounts, the Marriott FF&E Reserve Account and the Mezzanine Deposit Account, (b) all funds and monies from time to time deposited or held in each of the Reserve Accounts, the Marriott FF&E Reserve Account and the Mezzanine Deposit Account, and (c) all interest accrued, if any, with respect to the Reserve Accounts, the Marriott FF&E Reserve Account and the Mezzanine Deposit Account; provided that Lender shall make disbursements from each of the Reserve Accounts when, as and to the extent required by this Agreement and shall cause or permit amounts on deposit in the Marriott FF&E Reserve Account and the Mezzanine Deposit Account to be applied in accordance with the terms and provisions of this Agreement, the Marriott FF&E Account Control Agreement and the Mezzanine Deposit Agreement. The parties agree that each of the Reserve Accounts, the Marriott FF&E Reserve Account and the Mezzanine Deposit Account is a “deposit account” within the meaning of Article 9 of the UCC, that each of the Reserve Accounts, the Marriott FF&E Reserve Account and the Mezzanine Deposit Account is a "securities account" within the meaning of Article 8 of the UCC and that this Agreement also constitutes a “security agreement” within the meaning of Article 9 of the UCC. Borrower shall not, without Lender’s prior written consent, further pledge, assign, transfer or grant any security interest in any of the Reserve Accounts, the Marriott FF&E Reserve Account or the Mezzanine Deposit Account nor permit any Lien to attach thereto, except as may be created in favor of Lender in connection with the Loan.

Section 6.06  Environmental Indemnity Agreement.

Borrower and the Guarantor will be required to execute at closing the Environmental Indemnity and to abide by their obligations thereunder.

Section 6.07  Guaranty.

Guarantor will be required to execute at closing the Guaranty of Exceptions to Nonrecourse Liability and to abide by its obligations thereunder.

ARTICLE 7

SINGLE PURPOSE ENTITY REQUIREMENTS

Section 7.01  Commitment to be a Single Purpose Entity.

Borrower represents, warrants and covenants to Lender as follows:

(a)  Each of Borrower and Mortgage Borrower has at all times since its formation been a Single Purpose Entity, is a Single Purpose Entity and will continue to be a Single Purpose Entity at all times until the Loan has been paid in full.

(b)  The Organizational Chart attached to this Agreement is true, complete and correct as of the date hereof.

(c)  All of the factual assumptions made in the non-consolidation legal opinion delivered by Borrower’s counsel to Lender, of even date herewith, are true and correct in all respects.

(d)  The “single purpose entity” provisions included in the organizational documents of Borrower and Mortgage Borrower shall not, without Lender’s prior written consent, be amended, rescinded or otherwise revoked until the Loan has been paid in full.

(e)  (i) Prior to the withdrawal or the disassociation of Parent from Borrower, Borrower shall immediately appoint a new managing member whose organizational documents are substantially similar to those of the Parent and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new substantive non-consolidation opinion letter with respect to the new managing member of Borrower and its equity owners which is acceptable in all respects to Lender and to the Rating Agencies if a Securitization has occurred; and (ii) prior to the withdrawal or the disassociation of Borrower from Mortgage Borrower, Borrower shall cause Mortgage Borrower to immediately appoint a new managing member whose organizational documents are substantially similar to those of Borrower and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new substantive non-consolidation opinion letter with respect to the new managing member of Mortgage Borrower and its equity owners which is acceptable in all respects to Lender and to the Rating Agencies if a Securitization has occurred. (The requirements of the foregoing subsections (i) and (ii) shall not be construed to permit a Transfer in violation of Article 10.)

(f)  (i) Neither Borrower (with the exception of the Collateral) nor Mortgage Borrower (with the exception of the Property and the Equity Interest in Lessee) has owned any interest in any property, (ii) Neither Borrower nor Mortgage Borrower is currently liable for any indebtedness or obligations and, upon closing of the Loan, the Prior Loan will be fully satisfied with the proceeds of the Loan and Mortgage Borrower shall not have any continuing liability, actual or contingent with respect thereto except for customary contingent liabilities relating to environmental and similar typical post-payoff contingent liabilities, (iii) Neither Borrower nor Mortgage Borrower has any contingent liability for any environmental noncompliance or contamination or any other material actual or contingent liabilities, (iv) Borrower has provided Lender with true, correct and complete copies of Borrower’s and Mortgage Borrower’s current (and since the date of inception of each) financial statements and with true, correct and complete copies of all environmental reports in Borrower’s and Mortgage Borrower’s possession concerning the Property, and (v) Borrower’s certifications and statements set forth in the certificates attached hereto as Exhibit E are true and correct.

(g)  For the period from December 21, 2000 to the date of this Agreement, Mortgage Borrower has complied with the “special purpose entity” provisions of its organizational documents.

(h)  None of Desert Ridge Resort, Ltd., the limited partners of Desert Ridge Resort, Ltd., DRR Partners, Inc., nor the equity holders of DRR Partners, Inc. is Controlled by, in Control of, or under common Control with any CNL Entity.

Section 7.02  Definition of Single Purpose Entity.

(a)  Borrower Criteria. With respect to Borrower, a “Single Purpose Entity” means a limited liability company which, at all times since its formation and thereafter:

(i)  has not engaged, and shall not engage, in any business or activity other than with respect to the ownership of (A) the related Pledged Company Interests and (B) incidental personal property necessary for the ownership of such interests;

(ii)  has not owned and shall not acquire or own any assets other than the related Pledge Company Interests and will conduct and operate its business as presently conducted and operated;

(iii)  shall not, to the fullest extent permitted by law, engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, asset sale, or amendment of the certificate of formation or the limited liability company agreement;

(iv)  shall have a board of directors that shall have, the irrevocable authority to act on the matters which are the subject of the requirements set forth in Section 7.02(a)(xxviii);

(v)  Intentionally Deleted;

(vi)  shall not incur, any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than the Debt;

(vii)  shall not fail to correct any known misunderstanding regarding its separate identity;

(viii)  shall maintain its accounts, books and records separate from any other Person;

(ix)  shall maintain its books, records, resolutions and agreements as official records;

(x)  shall not commingle its funds or assets with those of any other Person and Borrower has held, and shall hold, its assets in its own name;

(xi)  shall conduct its business in its own name;

(xii)  shall maintain its accounting records and other entity documents separate from any other Person;

(xiii)  shall prepare separate tax returns and financial statements, or if part of a consolidated group, Borrower has been shown, and will be shown, as a separate member of such group and, with respect to financial statements, such will include an appropriate notation indicating that Borrower’s assets and credit are not available to satisfy the debts of such other consolidated entities;

(xiv)  shall pay its own liabilities and expenses out of its own funds and assets;

(xv)  will observe all limited liability company formalities and record keeping necessary to conduct its business and maintain its existence as a legally distinct entity;

(xvi)  shall not assume, guarantee or become obligated for, the debts of any other Person and has not held out, and shall not hold out, its credit as being available to satisfy the obligations of any other Person;

(xvii)  except for the Pledged Company Interests, shall not acquire obligations or securities of any Person;

(xviii)  shall allocate, fairly and reasonably, the costs associated with common employees and any overhead for shared office space and Borrower shall use, separate stationery, invoices and checks;

(xix)  shall not pledge its assets to secure the obligations of any other Person;

(xx)  shall hold itself out and identify itself as, a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxi)  shall not make loans to any Person;

(xxii)  shall not identify its member(s) or any SPE Affiliates of its member(s) as a division or part of it;

(xxiii)  shall not enter into or be a party to any transaction with its member(s) or any SPE Affiliates of its members, except in the ordinary course of its business pursuant to written agreements and on terms intrinsically fair and no less favorable to it than obtainable in a comparable arm’s-length transaction with an unrelated third party; provided, however, that Borrower may receive equity contributions from Parent;

(xxiv)  shall have a board of directors that has considered, and shall consider, to the fullest extent permitted by law, including Section 18-1101(c) of the Act, the interests of the creditors of Borrower in connection with all company action;

(xxv)  shall pay the salaries of its own employees and has maintained, and shall maintain a sufficient number of employees in light of its contemplated business operations;

(xxvi)  shall maintain adequate capital in light of its contemplated business operations;

(xxvii)  shall maintain at least two Independent Directors on its board of directors;

(xxviii)  until such time as the Loan has been paid in full or is otherwise completely discharged, Borrower shall not be permitted to take any of the following actions, without the unanimous affirmative vote of 100% of the members of the board of directors, including both Independent Directors: (A) the institution of proceedings to have Borrower adjudicated bankrupt or insolvent; (B) the consent to the institution of bankruptcy or insolvency proceedings against Borrower; (C) the filing of a petition seeking or consenting to reorganization or relief with respect to Borrower under any applicable federal, state or local law relating to bankruptcy; (D) the consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Borrower or a substantial part of the Property; (E) the making of any assignment for the benefit of creditors of Borrower; (F) the admission in writing of Borrower’s inability to pay its debts generally as they become due; and (G) the taking of any action in furtherance of any of the foregoing actions. Borrower nor its Independent Directors has taken any of the actions described in this Section 7.02(b)(xxviii) prior to the date hereof;

(xxix)  shall be formed and organized under Delaware law and shall comply with all other Rating Agency criteria for single member limited liability companies;

(xxx)  shall preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization; and

(xxxi)  shall not form, acquire or hold any subsidiary or equity interest in any other entity other than its membership interest in Mortgage Borrower.

(b)  Mortgage Borrower Criteria. With respect to Mortgage Borrower, a “Single Purpose Entity” means a limited liability company which, at all times has complied with the covenants set forth in Section 7.01(g) and at all times from the date of this Agreement and thereafter:

(i)  shall not engage in any business unrelated to the ownership of the Property;

(ii)  shall not have any assets other than the Property;

(iii)  shall not, to the fullest extent permitted by law, engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, asset sale, or amendment of the certificate of formation or the limited liability company agreement;

(iv)  shall have a board of directors that shall have, the irrevocable authority to act on the matters which are the subject of the requirements set forth in Section 7.02(b)(xxviii);

(v)  Intentionally Deleted;

(vi)  shall not incur, any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than (A) the Loan, (B) customary unsecured trade payables incurred in the ordinary course of owning and operating the Property provided the same are not evidenced by a promissory note, do not exceed, in the aggregate for Lessee and Mortgage Borrower, at any time a maximum amount of five percent (5%) of the outstanding principal amount of the Loan and are paid within sixty (60) days of the date incurred and (C) FF&E financing leases, in each case incurred in the ordinary course of business in connection with the financing of FF&E used on the Property, the payments upon which are made currently and in any event prior to delinquency, provided, (i) that the aggregate capitalized amount of all such permitted financing leases, in the aggregate for Lessee and Mortgage Borrower, shall not at any time be in excess of one and one-half percent (1.5%) of the outstanding principal amount of the Loan or require payments aggregating, for Lessee and Mortgage Borrower, in excess of $2,000,000.00 in any one calendar year, and (ii) the aggregate outstanding amount of (X) all trade payables described in clause (B) above, plus (Y) the aggregate capitalized amount of all permitted FF&E financing leases, shall not at any time be in excess of five percent (5%) of the outstanding principal amount of the Loan;

(vii)  shall not fail to correct any known misunderstanding regarding its separate identity;

(viii)  shall maintain its accounts, books and records separate from any other Person;

(ix)  shall maintain its books, records, resolutions and agreements as official records;

(x)  other than in connection with the performance of Property Manager’s functions under the Property Management Contracts as between Lessee, Property Manager and Mortgage Borrower, shall not commingle, its funds or assets with those of any other Person and Mortgage Borrower has held, and shall hold, its assets in its own name;

(xi)  shall conduct its business in its own name;

(xii)  shall maintain its accounting records and other entity documents separate from any other Person;

(xiii)  shall prepare, separate tax returns and financial statements, or if part of a consolidated group, Mortgage Borrower has been shown, and will be shown, as a separate member of such group and, with respect to financial statements, such will include an appropriate notation indicating that Mortgage Borrower’s assets and credit are not available to satisfy the debts of such other consolidated entities;

(xiv)  except as Property Manager may access Mortgage Borrower’s funds to pay Mortgage Borrower’s expenses under the Property Management Contracts, shall pay its own liabilities and expenses out of its own funds and assets;

(xv)  will observe all limited liability company formalities and record keeping necessary to conduct its business and maintain its existence as a legally distinct entity;

(xvi)  except for the Owner Agreement, shall not assume, guarantee or become obligated for, the debts of any other Person and has not held out, and shall not hold out, its credit as being available to satisfy the obligations of any other Person other than Lessee;

(xvii)  shall not acquire obligations or securities of any Person;

(xviii)  shall allocate fairly and reasonably, the costs associated with common employees and any overhead for shared office space and Mortgage Borrower shall use, separate stationery, invoices and checks, except to the extent, if any, that Marriott, in its capacity as property manager of the Property, may, in acting as agent for Mortgage Borrower or Lessee, use its own stationery, invoices and checks, as management agent for the Property;

(xix)  shall not pledge its assets to secure the obligations of any other Person;

(xx)  shall hold itself out and identify itself as, a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxi)  shall not make loans to any Person;

(xxii)  shall not identify its member(s) or any SPE Affiliates of its member(s) as a division or part of it;

(xxiii)  shall not enter into or be a party to any transaction with its member(s) or any SPE Affiliates of its members, except in the ordinary course of its business pursuant to written agreements and on terms intrinsically fair and no less favorable to it than obtainable in a comparable arm’s-length transaction with an unrelated third party; provided, however, that Mortgage Borrower may receive equity contributions from Parent;

(xxiv)  shall have a board of directors that has considered, and shall consider, to the fullest extent permitted by law, including Section 18-1101(c) of the Act, the interests of the creditors of Mortgage Borrower in connection with all company action;

(xxv)  shall pay the salaries of its own employees and has maintained, and shall maintain, a sufficient number of employees in light of its contemplated business operations;

(xxvi)  shall maintain adequate capital in light of its contemplated business operations;

(xxvii)  shall maintain at least two Independent Directors on its board of directors;

(xxviii)  until such time as the Loan has been paid in full or is otherwise completely discharged, Mortgage Borrower shall not be permitted to take any of the following actions, without the unanimous affirmative vote of 100% of the members of the board of directors, including both Independent Directors: (A) the institution of proceedings to have Mortgage Borrower adjudicated bankrupt or insolvent; (B) the consent to the institution of bankruptcy or insolvency proceedings against Mortgage Borrower; (C) the filing of a petition seeking or consenting to reorganization or relief with respect to Mortgage Borrower under any applicable federal, state or local law relating to bankruptcy; (D) the consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Mortgage Borrower or a substantial part of the Property; (E) the making of any assignment for the benefit of creditors of Mortgage Borrower; (F) the admission in writing of Mortgage Borrower’s inability to pay its debts generally as they become due; and (G) the taking of any action in furtherance of any of the foregoing actions. Mortgage Borrower nor its Independent Directors has taken any of the actions described in this Section 7.02(b)(xxviii) prior to the date hereof;

(xxix)  shall be formed and organized under Delaware law and shall comply with all other Rating Agency criteria for single member limited liability companies;

(xxx)  shall preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization; and

(xxxi)  shall not form, acquire or hold any subsidiary or equity interest in any other entity other than its equity interest in Lessee.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that, as of the Closing Date:

Section 8.01  Organization; Legal Status.

Each of Borrower and Mortgage Borrower is duly organized, validly existing and in good standing under the laws of its state of formation: (a) is duly qualified to transact business and is in good standing in all jurisdictions where required in order to conduct its business; and (b) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and otherwise carry on its business as now conducted and proposed to be conducted. Borrower’s correct legal name is set forth on the first page of this Agreement. Borrower is a “registered organization” within the meaning of the UCC and Borrower’s organization identification number issued by its state of organization is correctly stated on the signature page to this Agreement.

Section 8.02  Power; Authorization; Enforceable Obligations.

Borrower has full power, authority and legal right to execute, deliver and perform its obligations under the Loan Documents. Borrower has taken all necessary action to authorize the borrowing of the Loan on the terms and conditions of this Agreement and the other Loan Documents, and Borrower has taken all necessary action to authorize the execution and delivery of its performance under the Loan Documents. The officer or representative of Borrower signing the Loan Documents has been duly authorized and empowered to do so. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

Section 8.03  No Legal Conflicts.

The borrowing of the Loan and Borrower’s execution, delivery and performance of its obligations under the Loan Documents will not: (a) violate, conflict with, result in a default (following notice and/or expiration of the related grace/cure period without cure or both, as applicable) under any agreement or other instrument to which Borrower is a party or by which the Collateral may be bound or affected, or any Requirements of Law (including, without limitation, usury laws); (b) result in the creation or imposition of any Lien whatsoever upon any of its assets, except the Liens created by the Loan Documents; nor (c) require any authorization or consent from, or any filing with, any Governmental Authority (except for UCC filings relating to the security interest created hereby and by the Pledge Agreement which is necessary to perfect Lender’s security interest in the Collateral).

Section 8.04  No Litigation.

No action, suit or proceeding, or investigation, judicial, administrative or otherwise (including, without limitation, any reorganization, bankruptcy, insolvency or similar proceeding) currently is pending or, to the best of Borrower’s knowledge, threatened or contemplated against or affecting Borrower, Mortgage Borrower, the Guarantor or the Property that has not been disclosed by Borrower in writing to Lender and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

Section 8.05  Business Purpose of Loan.

Borrower will use the proceeds of the Loan solely for the purpose of carrying on a business or commercial enterprise and not for personal, family or household purposes.

Section 8.06  Warranty of Title.

The pledgor under the Pledge Agreement is the record and beneficial owner of, and has good and marketable title to the Collateral, free and clear of all Liens whatsoever. The Pledge Agreement, together with the UCC financing statements required to be filed in connection therewith, will create valid, first priority, perfected security interests in and to the Collateral, all in accordance with the terms thereof.

Section 8.07  Mortgage Loan Representations.

All of the representations and warranties contained in the Mortgage Loan Documents are hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Mortgage Lender or to whether the related Mortgage Loan Document has been repaid, defeased or otherwise terminated, unless otherwise consented to in writing by Lender.

Section 8.08  No Condemnation.

No Condemnation proceeding has been commenced or, to the best of Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

Section 8.09  No Contractual Obligations.

Other than the Loan Documents, the Borrower Agreement and Mortgage Borrower Agreement, as of the date of this Agreement, Borrower is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound, and has not incurred any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), and prior to the date of this Agreement neither Borrower nor any of its Subsidiaries has entered into any Contractual Obligation, or any agreement, instrument or undertaking by which it or its assets are bound or incurred any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation).

Section 8.10  Subsidiaries.

(a)  Effective as of the consummation of the transactions contemplated by this Agreement, the sole member of Borrower is Parent and 100% of the membership interests in Borrower is owned by Parent. Borrower does not have any Subsidiaries other than Mortgage Borrower and Lessee.

(b)  Borrower does not own any equity interests other than the related Pledged Company Interests.

Section 8.11  Intentionally Deleted.

Section 8.12  Intentionally Deleted.

Section 8.13  Intentionally Deleted.

Section 8.14  Intentionally Deleted.

Section 8.15  Intentionally Deleted.

Section 8.16  Intentionally Deleted.

Section 8.17  Intentionally Deleted.

Section 8.18  Intentionally Deleted.

Section 8.19  Leases.

With respect to the Leases: (a) the Rent Roll dated as of the Closing Date is true, complete and correct and the Property is not subject to Leases other than the Leases identified on such Rent Roll; (b) Borrower has delivered to Lender complete and accurate copies of all Leases and no verbal or written agreements exist which terminate, modify or supplement the Leases, except as otherwise disclosed to Lender in writing and acknowledged by Lender; (c) each Lease is in full force and effect and there are no defaults thereunder by either party known to Borrower ; (d) each Lease, by its terms, is subordinate to the lien of the Security Instrument or the subject of a separate subordination agreement subordinating the Lease to the lien of the Security Instrument; (e) Mortgage Borrower or Lessee is the sole owner of the entire lessor’s interest in the Leases and has not assigned, pledged or otherwise transferred the Rents reserved in the Leases (except to Mortgage Lender); (f) all of the Leases are bona fide, arms-length agreements with tenants (except for Lessee under the Operating Lease) unrelated to Borrower; (g) none of the Rents have been collected for more than one (1) month in advance (and for such purpose, a security deposit shall not be deemed rent collected in advance); (h) all security deposits reflected on the Rent Roll have been collected and are being held by Mortgage Borrower, Lessee or Property Manager in the full amount reported on the Rent Roll; (i) except as set forth on Exhibit L to the Mortgage Loan Agreement, all work to be performed by Mortgage Borrower under each Lease has been performed as required and has been accepted unconditionally by the applicable tenant; (j) to the best of Borrower’s and Mortgage Borrower’s knowledge, no offsets or defenses exist in favor of any tenant to the payment of any portion of the Rents and neither Borrower nor Mortgage Borrower has any monetary obligation to any tenant under any Lease other than the proper application or refund of any security deposits; (k) all payments due from tenants under the Leases are current; (l) no tenant under any Lease is in default thereunder, or is a debtor in any bankruptcy, reorganization, insolvency or similar proceeding, or has demonstrated, to Borrower’s knowledge, a history of payment problems which suggest financial difficulty; (m) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; and (n) no brokerage commissions, finders fees or similar payment obligations are due and unpaid by Mortgage Borrower or any Affiliate of Mortgage Borrower regarding any Lease. No portion of the Property is licensed to or occupied by any Affiliate of Mortgage Borrower other than Lessee.

Section 8.20  Management Agreement.

No change in the Property Manager or any Property Management Contract has occurred since the date of the most recent information submitted to Lender with respect thereto, other than those disclosed in writing to Lender.

Section 8.21  Financial Condition.

Borrower currently is solvent and has received reasonably equivalent value for its granting of the Liens in favor of Lender in connection with the Loan. No change has occurred in the financial condition of Borrower, Mortgage Borrower, Lessee or Guarantor which would have a Material Adverse Effect since the date of the most recent financial statements submitted to Lender with respect to each such party, other than has been disclosed in writing to Lender.

Section 8.22  Taxes.

Borrower has filed all federal, state, county, municipal, and city income tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it, except where any such failure could not have a Material Adverse Effect. Except as may be reflected in the Title Insurance Policy, Borrower does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 8.23  No Foreign Person.

Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Tax Code.

Section 8.24  Federal Regulations.

Borrower is not engaged nor will it engage, principally, or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U or Regulation G.

Section 8.25  Investment Company Act; Other Regulations.

Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 and the regulations issued thereunder, each as amended. Borrower is not subject to regulations under any federal or state statute or regulation which limits its ability to incur indebtedness.

Section 8.26  ERISA.

(a) Borrower is not and will not be an “employee benefit plan,” as defined in § 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Borrower constitute or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. § 2510.3-101, (c) Borrower is not and will not be a “governmental plan” within the meaning of § 3(3) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

Section 8.27  Intentionally Deleted.

Section 8.28  Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws.

Borrower, Mortgage Borrower and Guarantor and to the best of Borrower’s knowledge (a) each Person owning an interest in Borrower, Mortgage Borrower and Guarantor and (b) each tenant at the Property: (i) is not currently identified on OFAC List, and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, including, without limitation, any Anti-Terrorism Laws. Borrower agrees to confirm this representation and warranty in writing on an annual basis if requested by Lender to do so.

Section 8.29  Brokers and Financial Advisors.

Borrower has not dealt with any financial advisor, broker, underwriter, placement agent or finder in connection with the transaction contemplated by this Agreement who may be owed a commission or other compensation which Borrower will not have paid in full as of the Closing Date.

Section 8.30  Complete Disclosure; No Material Change in Facts or Circumstances

Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially inaccurate, incomplete or misleading. All information provided in or supplied with the application for Loan, or in satisfaction of the terms thereof, remains true, complete and correct in all material respects, and no adverse change in any condition or fact has occurred that would make any of such information materially inaccurate, incomplete or misleading.

Section 8.31  Intentionally Deleted.

Section 8.32  Survival.

The representations and warranties contained in this Article 8 survive for so long as the Loan remains payable and any Obligation remains to be performed.

ARTICLE 9

BORROWER COVENANTS

Section 9.01  Payment of Debt and Performance of Obligations.

Borrower shall fully and punctually pay the Loan and perform the Obligations when and as required by the Loan Documents. Borrower may not prepay the Loan except in strict accordance with this Agreement.

Section 9.02  Payment of Taxes and Other Lienable Charges.

(a)  Payment Obligation. Borrower shall cause Mortgage Borrower to promptly and fully pay, or cause to be paid, by their due date all Taxes and Other Charges now or hereafter assessed or charged against the Property as they become due and payable. Borrower shall promptly cause to be paid (or bonded over and released) and discharged any Lien which may be or become a Lien against the Property (including, without limitation, mechanic’s or materialman’s liens). Except to the extent sums sufficient to pay Taxes or Other Charges have been deposited with Lender in accordance with this Agreement, Borrower shall cause Mortgage Borrower to furnish to Lender, upon request, evidence satisfactory to Lender that all Taxes and Other Charges have been paid and are not delinquent.

(b)  Right to Contest. After prior written notice to Lender, Borrower may permit Mortgage Borrower, at its own expense, to contest by appropriate legal proceeding, promptly initiated and conducted in good faith with due diligence, the amount or validity or application in whole or in part of any of the Taxes or Other Charges, provided that: (i) no Event of Default exists; (ii) such proceeding suspends the collection of such Taxes or Other Charges and the Property will not be in danger of being sold for such unpaid Taxes or Other Charges, or Mortgage Borrower has paid all of such Taxes or Other Charges under protest; (iii) such proceeding is permitted under and is conducted in accordance with the provisions of any other instrument to which Mortgage Borrower or the Property is subject and does not constitute a default thereunder; (iv) if Mortgage Borrower has not paid the disputed amounts in full under protest, Mortgage Borrower shall deposit with Mortgage Lender, as provided in the Mortgage Loan Agreement to insure the payment of any such Taxes or Other Charges together with interest and penalties thereon, if any; (v) Borrower causes Mortgage Borrower to furnish to Lender all other items reasonably requested by Lender; and (vi) upon a final determination thereof, Borrower causes Mortgage Borrower to promptly pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith.

Section 9.03  Insurance.

(a)  Insurance Required Pursuant to the Mortgage Loan. Borrower shall cause Mortgagor Borrower to maintain at all times during the term of the Loan the insurance required under Section 9.03 of the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender to be named as an additional named insured under each of the insurance policies described in Sections 9.03(a)(vi), (vii) and (ix) of the Mortgage Loan Agreement and Lender shall be identified in each policy as follows: Barclays Capital Real Estate Inc., a Delaware corporation, its successors, assigns and participants as their respective interests may appear, as secured party. In addition, Borrower shall cause Lender to be named as a named insured together with Mortgage Lender, as their interest may appear, under the insurance policies required under Sections 9.03(a)(i), (ii), (iii), (iv), (v) and (viii) of the Mortgage Loan Agreement and Lender shall be identified in each policy as follows: Barclays Capital Real Estate Inc., its successors, assigns and participants as their respective interests may appear, as secured party. Borrower shall also cause all insurance policies required under this Section 9.03 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes. Borrower shall provide Lender with evidence of all such insurance required hereunder simultaneously with Mortgage Borrower’s provision of such evidence to Mortgage Lender.

(b)  If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and shall bear interest at the Default Rate.

Section 9.04  Obligations upon Condemnation or Casualty.

Subject to Section 9.03(g) of the Mortgage Loan Agreement, if the Property, or any portion thereof, shall be damaged or destroyed by a Casualty or become subject to any Condemnation, the following shall apply:

(a)  Generally. Borrower shall promptly notify Lender, in writing, of any actual or threatened Condemnation or of any Casualty that damages or renders unusable the Property or any part thereof and, pursuant to Section 9.04 of the Mortgage Loan Agreement, shall cause Mortgage Borrower to promptly and diligently pursue Mortgage Borrower’s claim for a Condemnation award or insurance proceeds, as applicable. If requested by Lender, Borrower agrees to cause Mortgage Borrower to provide copies to Lender of all notices or filings made or received by Borrower in connection with the Casualty or Condemnation or with respect to collection of the insurance proceeds or Condemnation award, as applicable. Notwithstanding that a Casualty or Condemnation has occurred, or that rights to a Condemnation award or insurance proceeds are pending, Borrower shall continue to pay the Loan at the time and in the manner provided in this Agreement.

(b)  Lender Right to Participate. Lender may participate in any Casualty or Condemnation proceedings to the same extent that Mortgage Lender may participate in accordance with the Mortgage Loan Agreement, and Borrower shall from time to time cause Mortgage Borrower to deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall cause Mortgage Borrower to, at its expense, diligently prosecute any such proceedings, and shall cause Mortgage Borrower to consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.

(c)  Restoration. If the Property shall sustain a Casualty or Condemnation, Borrower shall cause Mortgage Borrower to promptly commence and diligently prosecute to completion the repair and restoration of the Property to at least equal value and substantially the same character as existed immediately prior to such Casualty or Condemnation and otherwise in accordance with Section 9.04 of the Mortgage Loan Agreement. Borrower shall, or shall cause Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under Section 9.04(d) of the Mortgage Loan Agreement in connection with such restoration of the Property.

Section 9.05  Intentionally Deleted.

Section 9.06  Leases and Receipts.

(a)  Right to Enter into New Leases. Borrower may permit Mortgage Borrower to enter into new Permitted Leases for space at the Property and renew or extend existing Leases without Lender’s prior written consent. All proposed Leases that are not Permitted Leases require Lender’s prior written approval (not to be unreasonably withheld, conditioned or delayed) at Borrower’s expense (including reasonable legal fees and expenses). Borrower shall cause Mortgage Borrower to promptly deliver to Lender a copy of each Lease entered into after the Closing Date, together with written certification from a Responsible Officer which confirms that (x) the copy delivered is a true, complete and correct copy of such Lease and (y) Mortgage Borrower has satisfied all conditions of this Section. Lender’s acceptance of Mortgage Borrower’s certification or a copy of any Lease shall not be deemed a waiver of the requirements of this Section if the Lease is not in compliance herewith. Notwithstanding the foregoing (i)  Borrower shall cause or direct Mortgage Borrower to not terminate the Operating Lease nor enter into any material amendment, modification or supplement to the Operating Lease without, in either case, Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed so long as the Operating Lease is not being terminated, the rent is not being reduced and the term is not being extended), and (ii)  Borrower shall cause Mortgage Borrower to promptly provide Lender with a copy of any termination, amendment, modification or supplement to the Operating Lease entered into by Mortgage Borrower, together with written certification from a Responsible Officer which confirms that (x) the copy delivered is a true, complete and correct copy of such termination, amendment, modification or supplement and (y) Mortgage Borrower has satisfied all conditions of this Section.

(b)  Leasing Decisions. Provided no Event of Default exists, and except as otherwise provided in this Subsection, Borrower may permit Mortgage Borrower to, without Lender’s prior written consent: (i) amend or supplement any Permitted Lease or waive any term thereof (including, without limitation, shortening the lease term, reducing rents, granting rent abatements, or accepting a surrender of all or any portion of the leased space); (ii) cancel or terminate any Permitted Lease; or (iii) consent to a tenant’s assignment of its Permitted Lease or subleasing of space; or (iv) amend, supplement, waive or terminate any Lease guaranty. Any action with respect to any Lease that does not satisfy the requirements set forth in this Section requires Lender’s prior written approval at Borrower’s expense (including reasonable legal fees).

(c)  Observance of Lessor Obligations. Borrower (i) shall cause Mortgage Borrower to observe and perform in all material respects all obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to materially impair the value of any of the Leases as security for the Loan; (ii) upon Lender’s request, shall cause Mortgage Borrower to promptly send copies to Lender of all notices of default which Mortgage Borrower shall send or receive (or may have sent or received) under any Lease (other than a Permitted Lease); (iii) shall cause Mortgage Borrower to enforce in a commercially reasonable manner all of the material terms, covenants and conditions contained in the Leases to be observed or performed by the tenant; (iv) shall not permit Mortgage Borrower to collect any Rents more than one (1) month in advance (and for this purpose a security deposit shall not be deemed rent collected in advance); (v) shall not permit Mortgage Borrower to execute any assignment or pledge of the lessor’s interest in any of the Leases or the Rents (other than in connection with the Loan); and (vi) shall not permit Mortgage Borrower to convey or transfer or suffer or permit a conveyance or transfer of the Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder.

Section 9.07  Use of Property.

Borrower shall not permit Mortgage Borrower to allow material changes in the use of the Property without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Borrower shall not, without Lender’s prior written consent, permit Mortgage Borrower to initiate, join in, or consent to any change in any private restrictive covenant or zoning or land use ordinance limiting or defining the uses which may be made of the Property. If use of all or any portion of the Property is or shall become a nonconforming use, Borrower shall not cause or permit Mortgage Borrower to cause or permit the nonconforming use to be discontinued or the nonconforming portion of the Property to be abandoned without Lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

Section 9.08  Maintenance of Property; Required Repairs.

(a)  Borrower shall cause Mortgage Borrower to maintain the Property in a good and safe condition and repair. Borrower shall not permit Mortgage Borrower to cause or permit any portion of the Property (except for immaterial portions of the Personal Property) to be removed, demolished or materially altered (except for normal repair or replacement) without Lender’s prior written consent; provided, however, that Lender’s prior written consent shall not be required for repairs, alterations, improvements, renewals or replacements to the Property (a) which are non-structural in nature, and (b) the cost of which does not exceed Five Million and No/100 Dollars ($5,000,000.00) in any single instance or Ten Million and No/100 Dollars ($10,000,000.00) in the aggregate over the term of the Loan. Borrower shall cause Mortgage Borrower to promptly repair or replace any portion of the Property which may become damaged, worn or dilapidated.

(b)  Notwithstanding the foregoing, Borrower shall cause Mortgage Borrower to, or shall cause Mortgage Borrower to cause Lessee to, perform the Required Repairs (as defined in the Mortgage Loan Agreement). Borrower shall cause Mortgage Borrower to, or shall cause Mortgage Borrower to cause Lessee to, complete the Required Repairs on or before the required deadline for each repair specified on Exhibit F to the Mortgage Loan Agreement and shall cause Mortgage Borrower to, or shall cause Mortgage Borrower to cause Lessee to, provide notice to Lender that such work has been completed. It shall be an Event of Default under this Agreement if Borrower does not cause the completion of the Required Repairs at the Property within thirty (30) days after notice from Lender that such Required Repairs have not been completed within the time period set forth in Exhibit F to the Mortgage Loan Agreement, provided, however, the time periods on Exhibit F to the Mortgage Loan Agreement are extended by force majeure events and for so long as Borrower is diligently pursuing the completion of such Required Repairs. Upon completion of the Required Repairs, Borrower shall provide Lender with a certificate from Borrower stating that all Required Repairs have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements required to commence and/or complete the Required Repairs.

Section 9.09  Waste.

Borrower shall not permit Mortgage Borrower to commit or suffer any physical waste of the Property or do or permit to be done thereon anything that may in any way impair the value of the Property or invalidate the insurance coverage required under the Mortgage Loan Agreement to be maintained by Mortgage Borrower. Borrower shall not permit Mortgage Borrower, without Lender’s prior written consent, to permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 9.10  Compliance with Laws.

(a)  Obligation to Perform. Borrower shall cause Mortgage Borrower to promptly and fully comply in all material respects with all Requirements of Law now or hereafter affecting the Property. Borrower shall notify Lender promptly of Borrower’s knowledge or receipt of any notice related to a material violation of any Requirements of Law or of the commencement of any proceedings or investigations which relate to material compliance with Requirements of Law. At Lender’s request, Borrower shall or shall cause Mortgage Borrower to provide Lender with copies of all notices, reports or other documents relating to any litigation or governmental investigation relating to Borrower, Mortgage Borrower or the Property.

(b)  Right to Contest. After prior written notice to Lender, Borrower, at its own expense, may contest or cause Mortgage Borrower to contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the Requirements of Law affecting the Property or alleged violation thereof, provided that: (i) no Event of Default exists; (ii) such proceedings shall be permitted under and be conducted in accordance with the Requirements of Law; (iii) the Property will not be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) non-compliance with such Requirement of Law shall not impose any civil, criminal or environmental liability on Lender, Borrower or Mortgage Borrower; (v) Borrower deposits with Lender cash (or other security acceptable to Lender) in such amount as Lender deems sufficient to cover loss or damage that may result from Borrower’s or Mortgage Borrower’s failure to prevail in such contest (provided that after a Securitization, one hundred ten percent (110%) of the amount estimated by Lender is deposited) or Mortgage Borrower deposits with Mortgage Lender security to cover any such loss or damage as required under the Mortgage Loan Agreement; (vi) Borrower furnishes to Lender all other items reasonably requested by Lender; and (vii) upon a final determination thereof, Borrower promptly complies with the obligations determined to be applicable.

Section 9.11  Financial Reports, Books and Records.

(a)  Delivery of Financial Statements. Borrower shall keep adequate books and records of account with respect to its financial condition and shall cause Mortgage Borrower to keep adequate books and records of account with respect to its financial condition and the operation of the Property, all in accordance with GAAP consistently applied (or such other method which is reasonably acceptable to Lender), and Borrower shall furnish or cause Mortgage Borrower to furnish, as applicable, the following to Lender, each prepared in such detail as reasonably required by Lender and certified by a Responsible Officer to be true, complete and correct:

(i)  as soon as available, but in any event within twenty-five (25) days after the end of each Accounting Period, a statement in form and substance reasonably satisfactory to Lender, setting forth with respect to the Property, the following, provided, however, that for any Accounting Period during a Marriott Management Period, Borrower shall not be required to deliver more information under this Section 9.11(a)(i) than Mortgage Borrower receives from Property Manager,

(A)  a report detailing Receipts, Operating Income and the Operating Expenses, in each case on a trailing four (4) Fiscal Quarter basis;

(B)  revenue reports, an occupancy report including the occupancy percentage, an average daily room rate, and RevPar for the applicable Accounting Period and an advance booking report, and, in all cases, any other information as is reasonably required by Lender;

(C)  monthly STAR Reports or other industry standard equivalent publication acceptable to Lender;

(D)  Accounting Period and year-to-date operating statements for the Property prepared for such Accounting Period, each of which shall include an itemization of actual (not pro forma) FF&E Expenditures during the applicable period, and a comparison on a year-to-date basis to budget and prior year, for the Property and Borrower;

(E)  the Debt Service Coverage Constant Ratio as of the end of such Accounting Period; and

(F)  the Cash Flow Available for Debt Service as of the end of Accounting Period.

(ii)  No later than forty-five (45) days following the end of each Fiscal Quarter, a statement in form and substance reasonably satisfactory to Lender, setting forth with respect to the Property,

(A)  quarterly and year-to-date operating statements, each of which shall include an itemization of budgeted and actual (not pro forma) capital expenditures and FF&E Expenditures during the applicable period;

(B)  a quarterly and year-to-date comparison of the budgeted income and expenses with the actual income and expenses for such quarter and year to date, together with if requested by Lender, a detailed explanation of any variances between budgeted and actual amounts that are in excess of five percent (5%) for each line item therein;

(C)  any deposits into and disbursements from the Seasonal Reserve Account; and

(D)  Advance Bookings Reserve Statement with respect to the Property

(iii)  within forty-five (45) days after the end of each Fiscal Quarter, a Compliance Certificate;

(iv)  as soon as available, but in any event within one hundred twenty (120) days after the close of Mortgage Borrower’s fiscal year, (A) an annual Rent Roll, presented on an annual basis consistent with the initial Rent Roll delivered on or prior to the Closing Date; (B) an annual operating statement for the Property presented on an annual basis consistent with the monthly and quarterly operating statements described above and audited (which audit may be performed on a consolidated basis together with financial statements of Lessee, Mortgage Borrower, Borrower, Parent and DRRP) by American Express Tax and Business Services or a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender; (C) an annual balance sheet and profit and loss statement for Borrower and Mortgage Borrower audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender; and (D) a statement of change of financial position of Borrower and Mortgage Borrower, setting forth in comparative form the figures for the previous fiscal year;

(v)  as soon as available, but in no event later than January 15 of each calendar year, an annual operating budget for the Property presented on a monthly basis consistent with the information required in the monthly and quarterly operating statement described above which budget shall (if a Marriott Management Period no longer exists) be subject to Lender’s approval (each such budget as approved, or if no approval is required, the “Approved Budget”); and

(vi)  such other financial information or property management information (including, without limitation, copies of any state and federal tax returns filed by Borrower and Lessee or Mortgage Borrower, information on tenants under any Leases to the extent such information is available to Mortgage Borrower or Lessee, and an accounting of security deposits and updated Rent Roll information) as may reasonably be required by Lender from time to time.

(b)  Lender Audit Rights. Lender and its agents have the right, upon prior written notice to Borrower (notice to be given unless an Event of Default exists), to examine the records, books and other papers which reflect upon Borrower’s, Mortgage Borrower’s or Lessee’s financial condition or pertain to the income, expense and management of the Property and to make copies and abstracts from such materials. Lender also shall have the right, from time to time (but, in the absence of an Event of Default existing, not more than annually) and upon prior notice to Borrower (notice to be given unless an Event of Default exists) and Property Manager, to have an independent audit conducted of any of Borrower’s, Mortgage Borrower’s and/or Lessee’s financial information. Lender shall pay the cost of such audit unless Lender performed the audit following the occurrence of an Event of Default (provided however that the frequency of such audits following an Event of Default shall be limited in Lender’s reasonable discretion) or if the results of Lender’s audit disclose an error by more than ten percent (10%), in which case (and in addition to Lender’s other remedies) Borrower shall pay the cost incurred by Lender with respect to such audit upon Lender’s demand. Upon Borrower’s failure to pay such amounts, and in addition to Lender’s remedies for Borrower’s failure to perform, the unpaid amounts shall be added to principal, shall bear interest at the Default Rate until paid in full, and payment of such amounts shall be secured by the Pledge Agreement and other collateral given to secure the Loan.

(c)  Financial Reports from Guarantor. Borrower shall cause the Guarantor to provide to Lender (i) within one hundred twenty (120) days after the close of such party’s fiscal year, such party’s balance sheet and profit and loss statement (or if such party is an individual, within one hundred twenty (120) days after the close of each calendar year, such party’s personal financial statements) in form reasonably satisfactory to Lender and certified by such party to be accurate and complete; and (ii) such additional financial information (including, without limitation, copies of state and federal tax returns) as Lender may reasonably require from time to time and in such detail as reasonably required by Lender.

Section 9.12  Performance of the Material Operating Agreements.

Borrower shall cause Mortgage Borrower to observe and perform in a timely manner each and every obligation to be observed or performed by Mortgage Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property or used in connection with the operation of the Property (including, without limitation, the Material Operating Agreements). Without limiting the foregoing, Borrower shall (except where the failure to perform such obligation could not have a Material Adverse Effect) (a) give prompt notice to Lender of any notice received by Borrower or Mortgage Borrower with respect to any of the Material Operating Agreements which alleges a default or nonperformance by Mortgage Borrower thereunder, together with a complete copy of any such notice; (b) cause Mortgage Borrower to enforce, short of termination, performance of the Material Operating Agreements to be performed or observed or (c) not permit Mortgage Borrower to terminate or amend, or waive compliance with, any of the Material Operating Agreements without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and, except, as may be (i) permitted pursuant to the respective terms thereof or (ii) absent the existence of an Event of Default, done in the ordinary course of business. If the absence of an Material Operating Agreement that has terminated will have a Material Adverse Effect on the value of the Property, Borrower agrees to cause Mortgage Borrower to enter into a new Material Operating Agreement in replacement of the terminated Material Operating Agreement, containing terms and conditions no less favorable to Mortgage Borrower than the terminated Material Operating Agreement. Borrower shall notify Lender if Mortgage Borrower does not replace the terminated Material Operating Agreement.

Section 9.13  Existence; Change of Name; Location as a Registered Organization.

Borrower shall continuously maintain (a) its existence and shall not dissolve or permit its dissolution, and (b) its rights and franchises to do business in the state where the Property is located if required under Arizona law or any other applicable law. Borrower shall not change Borrower’s name, legal entity, or its location as a registered organization within the meaning of the UCC, without notifying Lender of such change in writing at least thirty (30) days prior to its effective date. The notification requirements set forth in this Section are in addition to, and not in limitation of, the requirements of Article 7. Borrower shall pay all costs and expenses incurred by Lender (including, without limitation, reasonable legal fees) in connection with any change described herein.

Section 9.14  Property Management.
 (a) Borrower shall cause Mortgage Borrower to cause the Property Manager to manage the Property in all material respects in accordance with the terms of the Property Management Contracts. Borrower shall not permit Mortgage Borrower to remove or replace the Property Manager (which, with respect to a Property Manager which is an Affiliate of Mortgage Borrower, shall be deemed to occur upon a change of Control of the Property Manager), or modify or waive any material terms of any Property Management Contract, or replace the Property Manager or enter into any replacement Property Management Contract, without (in any such case) Lender’s prior written consent and, if requested by Lender, a Rating Confirmation; provided further, however, Lender’s consent and a Rating Confirmation shall not be required if the Property Manager is replaced with a Qualified Manager. Upon replacement of the Property Manager, Borrower shall cause Mortgage Borrower and the new manager of the Property to enter into a new Property Management Contract approved by Lender and a new Subordination, Nondisturbance and Attornment Agreement in form and substance similar to the Marriott SNDA.

(b)  Termination of Property Manager. (i) If (A) a default has occurred under any Property Management Contract and has continued beyond any applicable notice and/or grace period, (B) Property Manager becomes insolvent (and provided in the case of either of the foregoing clauses (A) or (B) that Borrower or Mortgage Borrower shall have the right to terminate any Property Management Contract), or (C) any other act, omission, event or condition shall occur or exist which results in Borrower or Mortgage Borrower having the right to terminate any Property Management Contract, then, if an Event of Default shall exist, Borrower shall, at the request of Lender, cause Mortgage Borrower to terminate any or all applicable Property Management Contacts and require Property Manager to transfer its responsibilities for the management of the Property or applicable portion thereof to a management company acceptable to Lender.

(ii)  The rights of Lender (A) to approve any change in the Property Management Contract, (B) to cause the termination of the existing Property Manager and (C) to cause the designation of any replacement property manager shall be subject to any rights of the Mortgage Lender under the Mortgage Loan Documents to take such actions, and the satisfaction of any conditions set forth in the Mortgage Loan Documents relating to the appointment of any replacement property manager. Borrower shall provide to Lender any request for action relating to a Property Manager, including for any change in the Property Management Contract, any termination of the existing Property Manager or approval of any replacement property manager, within three (3) Business Days of Borrower’s receipt thereof pursuant to the provisions of the Mortgage Borrower Agreement. In the event both Lender and the Mortgage Lender shall have such rights relating to a Property Manager under the Loan Documents and Mortgage Loan Documents, respectively, Lender may exercise such rights, but only to the extent the Mortgage Lender shall not have previously exercised (or be deemed to have exercised) such rights.

Section 9.15  ERISA.

Borrower shall not engage in any transaction which would cause any obligation or action taken or to be taken hereunder by Borrower (or the exercise by Lender of any of its rights under any of the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Borrower agrees to deliver to Lender such certifications or other evidence throughout the term of the Loan as requested by Lender in its sole discretion to confirm compliance with Borrower’s obligations under this Section 9.15 or to confirm that Borrower’s representations and warranties regarding ERISA remain true.

Section 9.16  Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws.

Borrower shall comply with all Requirements of Law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, including, without limitation, Anti-Terrorism Laws. Without limiting the foregoing, Borrower shall not take any action, or permit any action to be taken, that would cause Borrower’s representations and warranties in Section 8.28 of this Agreement to become untrue or inaccurate at any time during the Loan term. Borrower shall notify Lender promptly of Borrower’s actual knowledge that the representations and warranties in Section 8.28 of this Agreement may no longer be accurate or that any other violation of the foregoing Requirements of Law has occurred or is being investigated by Governmental Authorities. In connection with such an event, Borrower shall comply with all applicable Requirements of Law and directives of Governmental Authorities and, at Lender’s request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such event. Borrower shall also reimburse Lender for any expense incurred by Lender in evaluating the effect of such an event on the Loan and Lender’s interest in the collateral for the Loan, in obtaining any necessary license from Governmental Authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

Section 9.17  Requirements of Law; Permits, Licenses, Approvals.

Borrower shall cause Mortgage Borrower to (A) comply with the Requirements of Law of any Governmental Authority in all jurisdictions in which it is now doing business or may hereafter be doing business, except where the failure to comply cannot reasonably be expected to result in a Material Adverse Effect, (B) maintain in full force and effect all permits, licenses, certificates and other governmental or quasi-governmental or administrative approvals necessary for the lawful use, occupancy and operation of the Property full service first class hotel resort with two (2) first class golf courses and a health spa (including without limitation all applicable hotel, food, beverage and liquor licenses and permits), except where the failure to maintain such permits and approvals cannot reasonably be expected to result in a Material Adverse Effect, and (C) perform, observe, comply and fulfill all of its obligations, covenants and conditions contained in any material agreement pertaining to the Property except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 9.18  Name.

Borrower shall not permit Mortgage Borrower to change the name under which the Property is operated or otherwise make, suffer or permit any change in franchise of “flag” or brand or other affiliation of the Property.

Section 9.19  Liquidity Facility.

 (a) Borrower shall not (and shall not permit Parent to) amend, restate, supplement or otherwise modify the Liquidity Facility without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion, provided, however, that if the proposed action would not increase the principal amount of the Liquidity Facility or otherwise materially change the economic terms of the Liquidity Facility and if Lender has obtained a Rating Confirmation with respect thereto, then Lender shall not unreasonably withhold its consent to the same.

(b)  Notwithstanding the foregoing, Lender shall not withhold its consent to an increase in the principal balance of the Liquidity Facility or additional mezzanine financing from a Permitted Lender (“Additional Mezzanine Financing”) by an amount not to exceed $25,000,000.00 provided that: (a) no Event of Default exists as of the date thereof; (b) the proceeds thereof are contributed by Parent as a capital contribution to Borrower and used by Borrower to finance the addition of a ballroom facility; (c) Borrower has delivered evidence reasonably satisfactory to Lender that Cash Flow Available for Debt Service on a trailing twelve (12) month basis (tested as of the end of the fiscal period of Borrower then most recently ended as of the date of the proposed increase in the principal balance of the Liquidity Facility) is greater than $26,000,000; (d) Borrower shall deliver a new subordination and inter-creditor agreement (or reaffirmation or amendment to the existing subordination and inter-creditor agreement) executed by Liquidity Facility Lender and the Permitted Lender (if the Additional Mezzanine Financing is outstanding) in form and substance reasonably acceptable to Lender and approved by each of the Rating Agencies; (e) if the funding of the Additional Mezzanine Financing occurs after the first anniversary of the Closing Date, Lender has obtained a Rating Confirmation; (f) Borrower reimburses Lender for all costs reasonably incurred by Lender in processing the consent request, including, without limitation, reasonable legal fees and expenses and (g) the Additional Mezzanine Financing (i) is subordinate to, the Mortgage Loan and the Loan and (ii) cannot be a revolving line of credit. So long as any Obligations remain outstanding, the Liquidity Facility Lender shall continue to be a Permitted Lender. Lender acknowledges that if the Liquidity Facility Lender or any Marriott Entity provides the Additional Mezzanine Financing, Lender shall not unreasonably withhold its consent to Liquidity Facility Lender amending and restating the Liquidity Facility loan documents to be in substantially similar form (other than economic terms) to the Mezzanine Loan Documents.

Section 9.20  Permitted Encumbrance Documents.

Borrower shall not permit Mortgage Borrower to amend, restate, supplement or otherwise modify (or consent to any of the foregoing), any Permitted Encumbrance Document without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 9.21  Notices.

 (a) Borrower shall give notice, or cause notice to be given, to Lender promptly upon the occurrence of:

(b)  (i) any default hereunder or under any other Loan Document or Mortgage Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default; (ii) a Mortgage Loan Default; or (iii) a Mortgage Loan Event of Default;

(c)  any default or event of default under any Contractual Obligation of Borrower, or, to the knowledge of Borrower, Mortgage Borrower, Lessee or Guarantor that could reasonably be expected to have a material adverse effect on Borrower, the ability of Borrower to perform its obligations under the Loan Documents or the rights and remedies of Lender under the Loan Documents;

(d)  any litigation or proceeding affecting Borrower, Mortgage Borrower, Lessee or Guarantor, in which the amount involved in each case is $250,000 or more and not fully covered by insurance, or in which injunctive or similar relief is sought; or

(e)  a change in the business, operations, property or financial or other condition or prospects of Borrower, Mortgage Borrower, Lessee \or Guarantor which could reasonably be expected to have a material adverse effect on Borrower, the ability of Borrower to perform its obligations under the Loan Documents or the rights and remedies of Lender under the Loan Documents.

Section 9.22  Special Distributions

. On each date on which amounts are required to be disbursed to the Mezzanine Deposit Account pursuant to the terms of the Mezzanine Cash Management Agreement or are required to be paid to Lender under any of the Loan Documents, Borrower shall exercise its rights under the Mortgage Borrower Agreement to cause Mortgage Borrower to make to Borrower a distribution in an aggregate amount such that Lender shall receive the amount required to be disbursed to the Mezzanine Deposit Account or otherwise paid to Lender on such date.

Section 9.23  Curing

. Lender shall have the right, but shall not have the obligation, to exercise Borrower’s rights under the Mortgage Borrower Agreement (a) to cure a Mortgage Loan Default or Mortgage Loan Event of Default and (b) to satisfy any Liens, claims or judgments against the Property (except for Liens permitted by the Mortgage Loan Documents), unless Borrower or Mortgage Borrower shall be diligently pursuing remedies to cure any such Mortgage Loan Default or Mortgage Loan Event of Default or satisfy any such Lien, claim or judgment to Lender’s sole satisfaction. Borrower shall reimburse Lender on demand for any and all costs incurred by Lender in connection with curing any such Mortgage Loan Default or Mortgage Loan Event of Default or satisfying any Liens, claims or judgments against the Property.

Section 9.24  Mortgage Borrower Covenants

. Borrower shall cause Mortgage Borrower to comply with all obligations with which Mortgage Borrower has covenanted to comply under the Mortgage Loan Agreement and all other Mortgage Loan Documents (including, without limitation, those certain covenants set forth in Article 9 of the Mortgage Loan Agreement) whether the Mortgage Loan has been repaid or the related Mortgage Loan Document has been otherwise terminated, unless otherwise consented to in writing by Lender.

Section 9.25  Limitation on Securities Issuances

. None of Borrower or any of its Subsidiaries shall issue any membership or corporate interests or other securities other than those that have been issued as of the date hereof.

Section 9.26  Limitations on Distributions

. Following the occurrence and during the continuance of an Event of Default, Borrower shall not make any distributions to its members.

Section 9.27  Other Limitations

. Prior to the payment in full of the Debt, neither Borrower nor any of its Subsidiaries shall, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion), give its consent or approval to any of the following actions or items:

(a)  except as permitted by Lender herein (i) any refinance of the Mortgage Loan, (ii) any prepayment in full of the Mortgage Loan, (iii) any Transfer of the Property or any portion thereof, or (iv) any action in connection with or in furtherance of the foregoing (including, but not limited to, any defeasance of the Mortgage Loan);

(b)  creating, incurring, assuming or suffering to exist any additional Liens on any portion of the Property except for Permitted Encumbrances.

(c)  any modification, amendment, consolidation, spread, restatement, waiver or termination of any of the Mortgage Loan Documents;

(d)  approve the terms of any annual operating budget for the Property;

(e)  the distribution to the partners, members or shareholders of Mortgage Borrower of property other than cash;

(f)  except as set forth in an Approved Budget or as permitted under the Mortgage Loan Documents, any (i) improvement, renovation or refurbishment of all or any part of the Property to a materially higher standard or level than that of comparable properties in the same market segment and in the same geographical area as the Property, (ii) removal, demolition or material alteration of the improvements or equipment on the Property or (iii) material increase in the square footage or gross leasable area of the improvements on the Property if a material portion of any of the expenses in connection therewith are paid or incurred by Mortgage Borrower;

(g)  any material change in the method of conduct of the business of Borrower or any of its Subsidiaries (including the entering into of an operating lease with respect to any hotel), such consent to be given in the sole discretion of the Lender;

(h)  the settlement of any claim against Borrower or any of its Subsidiaries, other than a fully insured third party claim, in any amount greater than $250,000 (in the case of Borrower) or $250,000 (in the case of Mortgage Borrower), such consent to be given in the sole discretion of the Lender; or

(i)  except as required by the Mortgage Loan Documents, any determination to restore the Property after a casualty or condemnation.

ARTICLE 10

NO TRANSFERS OR ENCUMBRANCES; DUE ON SALE

Section 10.01  Prohibition Against Transfers.

Borrower shall not permit any Transfer to be undertaken or cause any Transfer to occur other than a Permitted Transfer, subject to the consent of Mezzanine Lender to the extent required under the Mezzanine Loan Documents. Any Transfer made in violation of this Agreement shall be void.

Section 10.02  Lender Approval.

Lender’s decision to approve any Transfer proposed by Borrower for which approval is required shall be made in Lender’s reasonable discretion and upon Lender’s receipt of a Rating Agency Confirmation at Lender’s reasonable request. Lender shall not be obligated to approve any Transfer following Securitization without a Rating Confirmation. Borrower agrees to supply all information Lender may request to evaluate a Transfer, including, without limitation, information regarding the proposed transferee’s ownership structure, financial condition and management experience for comparable properties. Borrower acknowledges that Lender may impose conditions to its approval of a Transfer, including, without limitation, (i) no Event of Default, or an event which with the giving of notice or lapse of time or both could become an Event of Default, has occurred and is continuing, (ii) approval of the proposed transferee’s ownership structure, financial condition and management experience for comparable properties, (iii) payment of an assumption fee equal to one percent (1%) of the outstanding principal balance of the Loan, (iv) adding guarantors or changing the scope of the Guaranty (which may result in the release of the Marriott Guarantor and/or the CNL Guarantor, as applicable, from their obligations under the Guaranty pursuant to Section 3.12(c) of the Guaranty, provided Lender receives a Substitute Guaranty (as defined in the Guaranty) from a Substitute Guarantor (as defined in the Guaranty) approved by Lender pursuant to Section 3.12(a) of the Guaranty), (v) assumption in writing (acceptable to Lender in its sole discretion) by the transferee and a guarantor (which guarantor must be acceptable to Lender in its sole discretion) of all obligations of the transferor and Guarantor under the Loan Documents and/or Mortgage Loan Documents and execution and delivery of such other documentation as may be required by Lender and the Rating Agencies, (vi) delivery of a new substantive nonconsolidation opinion and other applicable opinions as reasonably required by Lender and the Rating Agencies, (vii) adjusting amounts required for the Reserve Accounts, (viii) obtaining Rating Confirmations and (ix) if applicable, that such Transfer has been approved under the Mortgage Loan Documents and all conditions set forth in the Mortgage Loan Documents relating thereto have been satisfied. Borrower agrees to pay all of Lender’s actual, reasonable expenses incurred in connection with reviewing and documenting a Transfer (including, without limitation, the costs of obtaining Rating Confirmations if required), which amounts must be paid by Borrower whether or not the proposed Transfer is approved. Upon Borrower’s failure to pay such amounts, and in addition to Lender’s remedies for Borrower’s failure to perform, the unpaid amounts shall be added to principal, shall bear interest at the Default Rate until paid in full, and payment of such amounts shall be secured by the Pledge Agreement and other collateral given to secure the Loan.

Section 10.03  Refinancing

. Borrower shall not consent to or permit a refinancing of the Mortgage Loan unless it obtains the prior consent of Lender, provided that Lender shall consent to a refinancing in full of the Mortgage Loan if, after considering the following factors, Lender determines in its reasonable discretion that such factors have been satisfied:

(a)  no Event of Default or event which with the giving of notice and/or lapse of time would constitute an Event of Default under this Agreement shall have occurred and be continuing;

(b)  the new mortgage loan including, without limitation, any successive refinancing (the “New Mortgage Loan”) shall have (A) an interest rate that is no higher than the current interest rate provided for under the Mortgage Loan (or in the event the Mortgage Loan is a floating rate loan, an interest rate that is benchmarked off the same index and with a spread over such index which is no greater than the then current spread applicable to the Mortgage Loan), as determined by Lender in its sole discretion (and shall provide for an interest rate cap substantially identical to the interest rate protection agreement entered into in connection with the Mortgage Loan), provided, however, that in connection with a permitted refinancing during the three (3) months prior to the Maturity Date the interest rate may be at the then prevailing market rate; (B) a principal balance that is no more than the balance of the Mortgage Loan on the date of the refinancing plus any advances made by the Mortgage Lender or the servicer of the Mortgage Loan in order to protect or preserve the Property or the lien of the Mortgage Loan Documents on the Property; provided, however, that in connection with a permitted refinancing during the three (3) months prior to the Maturity Date, the principal balance may also include reasonable and customary closing costs; (C) if the New Mortgage Loan provides for amortization, amortization payments not greater than that calculated on the basis of an equal monthly payment self liquidating twenty-nine (29) year loan using the initial interest rate for the permitted refinancing in question for such calculation; provided, however, that the amount of amortization may be greater than the amortization under the Mortgage Loan due to an increase in the principal balance as permitted under subsection (B) above; (D) a maturity date that is no earlier than that provided for under the Mortgage Loan at the time of the closing hereof; (E) no provisions providing for the payment of any additional interest, fees, participating interest or other similar equity feature; (F) no provision in which collateral not granted for the benefit of Mortgage Lender or otherwise encumbered with respect to the Mortgage Loan as of the date hereof is granted for the benefit of or with respect to the New Mortgage Loan; (G) no provision whereby the New Mortgage Loan is cross-defaulted with any other indebtedness (other than the Loan, if applicable); (H) reserves substantially the same as those maintained under the Mortgage Loan and a cash management and lockbox arrangement substantially similar to that maintained under the Mortgage Loan; and (I) no provisions that prohibit the prepayment of the New Mortgage Loan from and after the Open Date (as defined in the Mortgage Loan Agreement) without the payment of a prepayment premium or penalty that is greater than the prepayment premium or penalty required under the Mortgage Loan Agreement;

(c)  the terms of the New Mortgage Loan shall permit the Loan, shall provide the same express rights to the Lender as the Mortgage Loan and shall not conflict with the terms of the Loan and the new mortgage lender shall enter into an inter-creditor agreement (or reaffirmation or amendment to the existing inter-creditor agreement) with Lender, Liquidity Facility Lender and the Permitted Lender (if the Additional Mezzanine Financing is outstanding) in form and substance reasonably acceptable to Lender and approved by each of the Rating Agencies and Mortgage Lender.

(d)  the Property may not be transferred in connection with such refinancing except pursuant to a Transfer made in accordance with Section 10.02 of this Agreement;

(e)  Borrower shall pay all costs and expenses of Lender incurred in connection with any such refinancing, including, without limitation, reasonable fees and expenses of Lender’s counsel;

(f)  Borrower shall execute and deliver such amendments to this Agreement and the other Loan Documents as Lender may request in connection with such New Mortgage Loan;

(g)  Lender shall have received such settlement statements, pay-off letters, opinions and other documentation as it may reasonably request in connection with such refinancing; and

(h)  Lender shall have received at least thirty (30) days prior written notice of such refinancing.

Upon the satisfaction of the foregoing, Borrower may permit or consent to a refinancing of the Mortgage Loan, whereupon such New Mortgage Loan shall be deemed to be the Mortgage Loan as defined herein.

Section 10.04  Anti-Terrorism Compliance.

Notwithstanding anything to the contrary contained in this Section 10 no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Person on the OFAC list or shall result in any failure of Borrower to comply with Anti-Terrorism Laws.

ARTICLE 11

EVENTS OF DEFAULT; REMEDIES

Section 11.01  Events of Default.

The occurrence of any one or more of the following events shall, at Lender’s option, constitute an “Event of Default” hereunder:

(a)  If any payment of principal and interest (or interest if the Loan is interest-only) is not paid in full on or before the Payment Due Date on which such payment is due;

(b)  If any monthly payment required to be made to a Reserve Account is not paid in full on or before the Payment Due Date on which such payment is due;

(c)  If unpaid principal, accrued but unpaid interest and all other amounts outstanding under the Loan Documents are not paid in full on or before the Maturity Date;

(d)  If an “Event of Default” as that term is defined under any other Loan Document has occurred;

(e)  If any representation or warranty made by Borrower or Guarantor herein, in the Guaranty, in the Environmental Indemnity or any other Loan Document, or any material representation or warranty made in any certificate, report, financial statement or other instrument or document furnished to Lender by or on behalf of Borrower in connection herewith or hereafter, or in connection with any request for consent by Lender made during the term of the Loan shall have been false or misleading in any material respect as of the date made;

(f)  If Borrower or the Guarantor shall (i) make an assignment for the benefit of creditors; (ii) generally not be paying its debts as they become due; or (iii) admit in writing its inability to pay its debts as they become due;

(g)  If (i) Borrower or the Guarantor shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors (A) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against Borrower or the Guarantor any case, proceeding or other action of a nature referred to in clause (i) above by any party other than Lender which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against Borrower or the Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) Borrower or the Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above;

(h)  Any judgment for monetary damages is entered against Borrower or Lessee which, in Lender’s reasonable judgment, has a Material Adverse Effect or is not covered to Lender’s reasonable satisfaction by insurance proceeds;

(i)  If Borrower violates or fails to comply in any material respect with any covenant contained in Article 7 of this Agreement (captioned: Single Purpose Entity Requirements) or if any representation or warranty contained in Article 7 of this Agreement shall have been false or misleading in any material respect as of the date made;

(j)  If Borrower violates or fails to comply in all material respects with any of the provisions of Section 9.03 (captioned: Insurance), Section 9.06 (captioned: Leases and Receipts), or Section 9.13 (captioned: Existence, Change of Name or Location as a Registered Organization);

(k)  If a Transfer, other than a Permitted Transfer, occurs without Lender’s prior written consent or in violation of the terms of Lender’s consent;

(l)  If a Lien other than a Permitted Encumbrance is filed against the Property, unless such Lien is promptly satisfied, or contested in good faith by Borrower as permitted in accordance with Section 9.02 (b);

(m)  If a Proceeds Shortfall Failure shall occur;

(n)  If any of Borrower or a Subsidiary of Borrower (as applicable) shall breach any of the terms of:

(i)  Section 2.05(d)(ii) (Payments upon Liquidation Event);

(ii)  Section 3.02 (Mezzanine Distributions);

(iii)  Section 4.2.2 (Liens);

(iv)  Section 9.13 (Material Agreements);

(v)  Section 9.17 and/or 10.04 (Anti-Terrorism Laws);

(vi)  Section 9.18 (Special Distributions);

(vii)  Section 9.21 (Limitation on Securities Issuances);

(viii)  Section 9.22 (Limitation on Distributions);

(ix)  Section 9.23(a), (c), (d) or (e) (Other Limitations);

(x)  Section 10.01 (Limitations on Transfers); or

(xi)  Section 10.03 (Refinancing);

(o)  if (i) any Rate Cap is terminated for any reason by Borrower or the Rate Cap Provider, (ii) the Rate Cap Provider defaults in the performance of its monetary obligations under the Rate Cap or (iii) Rate Cap Provider fails to satisfy the credit ratings requirements set forth in Section 2.07(c) hereof, and in each case, Borrower does not within ten (10) days after notice from Lender (a) replace such Rate Cap with a replacement Rate Cap which satisfies all of the requirements of Section 2.07 of this Agreement, and is otherwise in the same notional amount and LIBOR Strike Rate as the Rate Cap it is replacing and (b) deliver to Lender, in form and substance reasonably satisfactory to Lender (x) an assignment of such Rate Cap from the replacement Rate Cap Provider, (y) an acknowledgment and consent from such replacement Rate Cap Provider in substantially the same form as the Rate Cap Provider Consent delivered to Lender as of the Closing Date and (z) any other opinions or documents required pursuant to Section 2.07 of this Agreement;

(p)  If any of the assumptions contained in the non-consolidation opinion delivered to Lender in connection with the Loan, or in any update thereof or additional non-consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(q)  If Borrower fails to pay the Prohibited Prepayment Fee when required;

(r)  If (A) this Agreement, the Note or any other Loan Document shall, in whole or in part, terminate, cease to be effective or cease to be a legally valid, binding and enforceable obligation of Borrower; (B) Borrower or any Subsidiary of Borrower shall take any action in connection therewith or in furtherance thereof; or (C) any party to any Loan Document (other than the Lender) shall assert in writing that such document has ceased to be in full force and effect; or (D) the Liens created pursuant to any Loan Document shall cease to be a fully perfected enforceable first priority security interest or any portion of the Collateral is Transferred without Lender’s prior written consent; or

(s)  If a Mortgage Loan Event of Default occurs; or

(t)  Except for the specific defaults set forth in this Section 11.01, if any other default occurs hereunder or under any other Loan Document which is not cured (i) in the case of any default which can be cured by the payment of a sum of money, within five (5) days after written notice from Lender to Borrower, or (ii) in the case of any other default, within thirty (30) days after written notice from Lender to Borrower; provided that if a default under clause (ii) cannot reasonably be cured within such thirty (30) day period and Borrower has responsibly commenced to cure such default promptly upon notice thereof from Lender and thereafter diligently proceeds to cure same, such thirty (30) day period shall be extended for so long as it shall require Borrower, in the exercise of due diligence, to cure such default, but in no event shall the entire cure period be more than sixty (60) days.

Section 11.02  Remedies.

If an Event of Default occurs, Lender may, at its option, and without prior notice or demand, do and hereby is authorized and empowered by Borrower so to do, any or all of the following:

(a)  Acceleration. Lender may declare the entire unpaid principal balance of the Loan to be immediately due and payable. If such acceleration takes place prior to the Open Date, an amount equal to the Prohibited Prepayment Fee shall be added to balance of the Debt.

(b)  Recovery of Unpaid Sums. Lender may, from time to time, take legal action to recover any sums as the same become due, without regard to whether or not the Loan shall be accelerated and without prejudice to Lender’s right thereafter to accelerate the Loan or exercise any other remedy, if such sums remain uncollected.

(c)  Foreclosure. Lender may institute proceedings, judicial or otherwise, for the complete or partial foreclosure of the Pledge Agreement or the complete or partial sale of the Collateral under power of sale or under any applicable provision of law. In connection with any such proceeding, Lender may sell the Collateral as an entirety or in parts or units and at such times and place (at one or more sales) and upon such terms as it may deem expedient unless prohibited by law from so acting.

(d)  Intentionally Deleted.

(e)  Intentionally Deleted.

(f)  UCC Remedies. Lender may exercise with respect to the Property, each right, power or remedy granted to a secured party under the UCC as enacted in the state or states applicable to any of the Collateral, including, without limitation, the right to foreclose upon the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Borrower.

(g)  Apply Funds in Reserve Accounts. Except as expressly provided under Section 4.01(h) of this Agreement, Lender may apply any funds then deposited in any or all of the Reserve Accounts and or otherwise held in escrow or reserve by Lender under the Loan Documents as a credit on to Loan, in such priority and proportion as Lender deems appropriate.

(h)  Intentionally Deleted.

(i)  Protection of Lender’s Security and Right to Cure. Lender may, without releasing Borrower from any obligation hereunder or waiving the Event of Default, perform the obligation which Borrower failed to perform in such manner and to such extent as Lender deems necessary to protect and preserve the Collateral and Lender’s interest therein, including without limitation (i) hiring and paying legal counsel, accountants, inspectors or consultants; and (ii) paying amounts which Borrower failed to pay. Amounts disbursed by Lender shall be added to the Loan, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full.

(j)  Intentionally Deleted.

(k)  Intentionally Deleted.

(l)  Cooperation. Upon the request of Lender (or its nominees and successors and assigns) in connection with a foreclosure, deed in lieu of foreclosure of other acquisition of the Property or any part thereof resulting from an Event of Default, Borrower shall, and shall cause Mortgage Borrower to cause Property Manager to, cooperate with Lender (and its nominees and successors and assigns) in (i) the transfer to Lender (or such nominee, successor or assign) of any licenses and permits (including without limitation liquor licenses) necessary or appropriate for the operation of the Property; (ii) the obtaining by Lender (or such nominee, successor or assign) of any licenses and permits (including without limitation liquor licenses) necessary or appropriate for the operation of the Property; and (iii) the continuation by Mortgage Borrower and Property Manager, as applicable, of any existing licenses and permits (including without limitation liquor licenses) and/or arrangements for liquor sales and service to be conducted by third party venders, under catering licenses or otherwise, until new licenses and permits are obtained.

Section 11.03  Cumulative Remedies; No Waiver; Other Security.

Lender’s remedies under this Agreement are cumulative (whether set forth in this Article 11 or in any other Section of this Agreement) with those in the other Loan Documents and otherwise permitted by law or in equity and may be exercised independently, concurrently or successively in Lender’s sole discretion and as often as occasion therefor shall arise. Lender’s delay or failure to accelerate the Loan or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right as remedy. No partial exercise by Lender of any right or remedy will preclude further exercise thereof. Notice or demand given to Borrower in any instance will not entitle Borrower to notice or demand in similar or other circumstances (except where notice is expressly required by this Agreement to be given) nor constitute Lender’s waiver of its right to take any future action in any circumstance without notice or demand. Lender may release security for the Loan, may release any party liable therefor, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Loan, in each case without prejudice to its rights under the Loan Documents and without such action being deemed an accord and satisfaction or a reinstatement of the Loan. Lender will not be deemed as a consequence of its delay or failure to act, or any forbearance granted, to have waived or be estopped from exercising any of its rights or remedies.

Section 11.04  Enforcement Costs.

Borrower shall pay, on written demand by Lender all costs incurred by Lender in (a) collecting any amount payable under the Loan Documents, or (b) enforcing its rights under the Loan Documents, in each case whether or not legal proceedings are commenced or whether legal action is pursued to final judgment. Such fees and expenses include, without limitation, reasonable fees for attorneys, paralegals, law clerks and other hired professionals, a reasonable assessment of the cost of services performed by Lender’s default management staff, court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings, including discovery, and costs incurred in post-judgment collection efforts or in any bankruptcy proceeding. Amounts incurred by Lender shall be added to principal, shall be immediately due and payable, shall bear interest at the Default Rate from the date of disbursement until paid in full, if not paid in full within five (5) days after Lender’s written demand for payment, and such amounts shall be secured by the Pledge Agreement and other collateral given to secure the Loan.

Section 11.05  Power of Attorney.

For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in Section 11.02, Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in Section 11.02 in the name and on behalf of Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

ARTICLE 12

NONRECOURSE - LIMITATIONS ON PERSONAL LIABILITY

Section 12.01  Nonrecourse Obligation.

Except as otherwise provided in this Article 12, Section 15.05 or expressly stated in any of the other Loan Documents, Lender shall enforce the liability of Borrower to perform and observe the obligations contained in this Agreement and in each other Loan Document only against the Collateral and other collateral given by Borrower as security for payment of the Loan and performance of Borrower’s obligations under the Loan Documents and not against Borrower or any of Borrower’s principals, directors, officers or employees. Notwithstanding the foregoing, this Article 12 is not applicable to the Environmental Indemnity or to any Guaranty executed in connection herewith.

Section 12.02  Personal Liability for Certain Losses.

Section 12.01 above SHALL NOT APPLY and Borrower shall be PERSONALLY LIABLE for all losses, claims, expenses or other liabilities incurred by Lender arising out of, or attributable to, any of the following:

(a)  Fraud or material misrepresentation or failure to disclose a material fact by Borrower, Guarantor or any of their respective Affiliates in connection with (i) the application for the Loan or the execution and delivery of the Loan Documents or making of the Loan, (ii) any financial statement or any other material certificate, report or document required to be furnished by Borrower to Lender herewith or hereafter, or (iii) any request for Lender’s consent made during the term of the Loan;

(b)  Borrower’s or Mortgage Borrower’s misapplication or misappropriation of any Net Liquidation Proceeds After Debt Service or other amount due to Lender or any Rents following an Event of Default;

(c)  Fees or commissions paid by Borrower or Mortgage Borrower, after the occurrence and during the continuance of an Event of Default, to the Guarantor, any Affiliate, or any principal of Borrower, the Guarantor or Affiliate, in violation of the Loan Documents; notwithstanding anything in this Agreement to the contrary, Borrower shall be entitled to pay any fees or commissions due to the Property Manager pursuant to the Property Manager Contracts after the occurrence and during the continuance of an Event of Default, in violation of the Loan Documents;

(d)  Damage to or loss of all or any part of the Property as a result of physical waste, gross negligence or willful misconduct by Borrower, Mortgage Borrower or either of their agents;

(e)  Criminal acts of Borrower or any principal of Borrower or Mortgage Borrower resulting in the seizure, forfeiture or loss of all or any part of the Property or the Collateral;

(f)  Removal by Borrower of all or any portion of the Personal Property in violation of the Loan Agreement;

(g)  Removal or disposal of any portion of the Collateral after an Event of Default; and

(h)  Any breach of any representation, warranty or covenant contained in Section 4 of the Pledge Agreement.

Section 12.03  Full Personal Liability.

Section 12.01 above shall BECOME NULL AND VOID and the Loan FULLY RECOURSE to Borrower if: (a) Borrower, Parent, or DRR Junior Mezz LLC voluntarily and materially violate any provision of Article 10 hereof; (b) if CNL or any CNL Entity voluntarily and materially violates any provision of Article 10 hereof; (c) if Marriott or any Marriott Entity voluntarily and materially violates any provision of Article 10 hereof; (d) Borrower fails to comply with any covenant contained in Article 7 hereof or Section 9.13 hereof or is in breach of any representation contained in Article 7 hereof and such failure or breach is not timely or effectively cured and causes Borrower to no longer be a bankruptcy remote special purpose entity under applicable Rating Agency criteria; (e) the Property or the Collateral or any part thereof becomes an asset in a voluntary bankruptcy or other voluntary insolvency proceeding filed by Borrower or any of its Affiliates; (f) Borrower or Mortgage Borrower voluntarily commences a bankruptcy or other insolvency proceeding; or (g) Borrower, Mortgage Borrower, Guarantor or any Affiliate or agent of (x) Borrower, (y) Mortgage Borrower or (z) Guarantor has acted in concert with, colluded or conspired with any party to cause the filing of any involuntary bankruptcy or other insolvency proceeding against Borrower or Mortgage Borrower. Solely for purposes of Section 12.03(a), (b) and (c) above, a mechanics lien shall not be deemed to be a violation of Article 10 hereof.

Section 12.04  No Impairment.

Nothing contained in this Article 12 shall impair, release or otherwise adversely affect: (a) any lien, assignment or security interest created by the Loan Documents; (b) any indemnity, personal guaranty, master lease or similar instrument now or hereafter made in connection with the Loan (including, without limitation, the Environmental Indemnity and Guaranty); (c) Lender’s right to name Borrower as a defendant in any foreclosure action or judicial sale under the Pledge Agreement or other Loan Documents or in any action for specific performance or otherwise to enable Lender to enforce obligations under the Loan Documents or to realize upon Lender’s interest in any collateral given to Lender as security for the Loan; or (d) Lender’s right to a judgment on the Note against Borrower if necessary to enforce any guaranty or indemnity provided in connection with the Note; provided, however, that any judgment obtained against Borrower shall, except to the extent otherwise expressly provided in this Article 12, be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral and other collateral securing payment of the Loan and performance of Borrower’s obligations under the Loan Documents.

Section 12.05  No Waiver of Certain Rights.

Nothing contained in this Article 12 shall be deemed a waiver of any right which Lender may have under the Bankruptcy Code or applicable law to protect and pursue its rights under the Loan Documents including, without limitation, its rights under Sections 506(a) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Loan or to require that the collateral continues to secure all of the indebtedness owing to Lender under Loan Documents.

ARTICLE 13

INDEMNIFICATION

Section 13.01  Indemnification Against Claims.

Borrower shall indemnify, defend, release and hold harmless Lender and each of the other Indemnified Parties from and against any and all Losses directly or indirectly arising out of, or in any way relating to, or as a result of (a) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents; (b) the use or intended use of the proceeds of the Loan; (c) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge the lessor’s agreements contained in any Lease; or (d) any claim, litigation, investigation or proceeding commenced or threatened relating to any of the foregoing, whether or not Indemnified Party is a party thereto; provided, however, any such indemnity shall not apply to any Indemnified Party to the extent any such Losses arise from Indemnified Party’s gross negligence or willful misconduct (collectively, “Indemnified Claims”).

Section 13.02  Duty to Defend.

If an Indemnified Party claims indemnification under this Agreement, the Indemnified Party shall promptly notify Borrower of the Indemnified Claim. After notice by any Indemnified Party, Borrower shall defend such Indemnified Party against such Indemnified Claim (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved, in writing, by the Indemnified Party. Notwithstanding the foregoing, any Indemnified Party may, in its sole discretion and at the expense of Borrower, engage its own attorneys and other professionals to defend or assist it if such Indemnified Party determines that the defense as conducted by Borrower is not proceeding or being conducted in a satisfactory manner or that a conflict of interest exists between any of the parties represented by Borrower’s counsel in such action or proceeding. Within five (5) business days of Indemnified Party’s demand, Borrower shall pay or, in the sole discretion of the Indemnified Party, reimburse, the Indemnified Party for the payment of Indemnified Party’s costs and expenses (including, without limitation, reasonable attorney fees, engineer fees, environmental consultant fees, laboratory fees and other professionals in connection therewith) in connection with the Indemnified Claim. Payment not made timely shall bear interest at the Default Rate until paid in full and payment of such amounts shall be secured by the Pledge Agreement and other collateral given to secure the Loan.

ARTICLE 14

SUBROGATION; NO USURY VIOLATIONS

Section 14.01  Subrogation.

If the Loan is used to pay, satisfy, discharge, extend or renew any indebtedness secured by a pre-existing pledge or other Lien encumbering the Collateral, then to the extent of funds so used, Lender shall automatically, and without further action on its part, be subrogated to all rights, including lien priority, held by the holder of the indebtedness secured by such prior Lien, whether or not the prior Lien is released, and such former rights are not waived but rather are continued in full force and effect in favor of Lender and are merged with the Liens created in favor of Lender as security for payment of the Loan and performance of the Obligations.

Section 14.02  No Usury.

At no time is Borrower required to pay interest on the Loan or on any other payment due hereunder or under any of the other Loan Documents (or to make any other payment deemed by law or by a court of competent jurisdiction to be interest) at a rate which would subject Lender either to civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to pay. If interest (or such other amount deemed to be interest) paid or payable by Borrower is deemed to exceed such maximum rate, then the amount to be paid immediately shall be reduced to such maximum rate and thereafter computed at such maximum rate. All previous payments in excess of such maximum rate shall be deemed to have been payments of principal (in inverse order of maturity) and not on account of interest due hereunder. For purposes of determining whether any applicable usury law has been violated, all payments deemed by law or a court of competent jurisdiction to be interest shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread over the full term of the Loan in such manner so that interest is computed at a rate throughout the full term of the Loan which does not exceed the maximum lawful rate of interest.

ARTICLE 15

SALE OR SECURITIZATION OF LOAN

Section 15.01  Splitting the Note.

Lender has the right from time to time to sever the Note into one or more separate promissory notes in such denominations as Lender determines in its sole discretion, which promissory notes may be included in separate sales or securitizations undertaken by Lender. In conjunction with any such action, Lender may redefine the interest rate; provided, however, that the initial weighted average of the interest rates contained in the severed promissory notes taken in the aggregate shall equal the Applicable Interest Rate. Subject to the foregoing, each severed promissory note, and the Loan evidenced thereby, shall be upon all of the terms and provisions contained in this Agreement and the Loan Documents which continue in full force and effect, except that Lender may allocate specific collateral given for the Loan as security for performance of specific promissory notes, in each case with or without cross default provisions. Borrower, at Lender’s expense, agrees to cooperate with all reasonable requests of Lender to accomplish the foregoing, including, without limitation, execution and prompt delivery to Lender of a severance agreement and such other documents as Lender shall reasonably require; Borrower’s failure to deliver any of the documents requested by Lender hereunder for a period of ten (10) business days after such notice by Lender shall, at Lender’s option, constitute an Event of Default hereunder.

Section 15.02  Reallocation of Loan Amounts and Modification of Interest Rates.

Lender, at its sole cost and expense, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time prior to Securitization (A) to reallocate the amount of the Loan and the Mortgage Loan and/or (B) to establish different interest rates for each of the Loan and the Mezzanine Loan, provided that (i) the aggregate principal amount of the Loan and the Mortgage Loan immediately following such reallocation or modification, as applicable, shall equal the outstanding aggregate principal balance of the Loan and the Mortgage Loan immediately prior to such reallocation or modification, as applicable, and (ii) the weighted average interest rate of the Loan and the Mortgage Loan immediately following such reallocation or modification, as applicable, shall equal the weighted average interest rate which was applicable to the Loan and the Mortgage Loan immediately prior to such reallocation or modification, as applicable. Borrower, at no material expense to Borrower, agrees to cooperate with all reasonable requests of Lender to accomplish the foregoing, including, without limitation, execution and prompt delivery to Lender of such documents as Lender and any Rating Agency shall reasonably require. Borrower’s failure to deliver any of the documents requested by Lender hereunder for a period of ten (10) business days after such notice by Lender shall, at Lender’s option, constitute an Event of Default hereunder.

Section 15.03  Lender’s Rights to Sell or Securitize.

Borrower acknowledges that Lender, and each successor to Lender’s interest, may (without prior notice to Borrower or Borrower’s prior consent), sell or grant participations in the Loan (or any part thereof), sell or subcontract the servicing rights related to the Loan, Securitize the Loan or include the Loan as part of a Securitization and, in connection therewith, assign Lender’s rights hereunder to a securitization trustee. Borrower agrees to cooperate with all reasonable requests of Lender in connection with any of the foregoing including, without limitation, executing any financing statements or other documents deemed necessary by Lender or its transferee to create, perfect or preserve the rights and interest to be acquired by such transferee, provide any updated financial information with appropriate verification through auditors letters, revised organizational documents (provided such revisions do not effect distributions or other economic terms) and counsel opinions satisfactory to the Rating Agencies, execute amendments to the Loan Documents (subject to the limitations set forth in Section 15.01 above), and review information contained in a preliminary or final private placement memorandum, prospectus, prospectus supplements or other disclosure document and such other information about Borrower, Mortgage Borrower, Guarantor or the Property as Lender may require for Lender’s offering materials.

Section 15.04  Dissemination of Information.

Borrower acknowledges that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, ownership, purchase, participation or Securitization of the Loan, including, without limitation, any Rating Agency and any entity maintaining databases on the underwriting and performance of commercial mortgage loans, any and all information which Lender now has or may hereafter acquire relating to the Loan, the Property, Borrower, Mortgage Borrower or Guarantor, as Lender determines necessary or desirable and that such information may be included in disclosure documents (the “Disclosure Documents”) in connection with a Securitization or syndication of participation interests, including, without limitation, a prospectus, prospectus supplement, offering memorandum, private placement memorandum or similar document and also may be included in filing with the Securities and Exchange Commission pursuant to the Securities Act or the Securities Exchange Act. To the fullest extent permitted under applicable law, Borrower irrevocably waives all rights, if any, to prohibit such disclosure, including, without limitation, any right of privacy.

Section 15.05  Securitization Indemnification.

(a)   Borrower and Guarantor agree to provide in connection with each Disclosure Document, an indemnification certificate: (a) certifying that any and all financial and similar information provided at any time by Borrower, Mortgage Borrower or Guarantor with respect to any of them or the Property (the “Provided Information”) included within the sections of the Disclosure Document entitled “Special Considerations,”“Risk Factors,”“Certain Legal Aspects of the Mortgage Loan,”“Description of the Mortgage Loan and Mortgaged Property,”“Description of the Mortgages,”“The Manager,” and/or “The Borrower,” and all sections relating specifically to Borrower, Mortgage Borrower, Guarantor, their respective Affiliates, the Loan, the Loan Documents, the Collateral and the Property, and that, to the best of such indemnitor’s knowledge, such sections (and any other sections reasonably requested) (to the extent such information relates to or includes any Provided Information (the “Covered Disclosure Information”)) do not contain any untrue statement of a material fact with respect to Borrower, Guarantor, their respective Affiliates, the Loan, the Loan Documents and the Property; (b) indemnifying Lender (and for purposes of this Section 15.05, Lender shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in (i) or (ii), an “Issuer Person”), and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act (collectively, “Issuer Group”), and each Person which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act (collectively, “Underwriter Group”) for any Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Losses arise out of or are based upon any untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated in such sections necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading (collectively, “Securities Liabilities”); and (c) agreeing to reimburse Lender, the Issuer Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Issuer Group and the Underwriter Group in investigating or defending the Securities Liabilities; provided, however, that indemnitor will be liable under clauses (b) or (c) above only to the extent that such Securities Liabilities arise out of, or are based upon, any such untrue statement made therein in reliance upon, and in conformity with, information furnished to Lender or any member of the Issuer Group or Underwriter Group by or on behalf of Borrower or Guarantor in connection with the preparation of the Disclosure Documents or in connection with the underwriting of the Loan, including, without limitation, financial statements of Borrower, Mortgage Borrower or Guarantor, and operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Property. This indemnity is in addition to any liability which Borrower may otherwise have and shall be effective whether or not an indemnification certificate described in (a) above is provided and shall be applicable based on information previously provided by or on behalf of Borrower or Guarantor if the indemnification certificate is not provided.

ARTICLE 16

BORROWER’S FURTHER ACTS AND ASSURANCES;

PAYMENT OF SECURITY; RECORDING CHARGES

Section 16.01  Further Acts.

Borrower, at Borrower’s expense, agrees to take such further actions and execute such further documents as Lender reasonably may request to carry out the intent of the Loan Documents or to establish and protect the rights and remedies created or intended to be created in favor of Lender under the Loan Documents or to protect the value of the Collateral and Lender’s security interest or liens therein. Borrower agrees to pay all filing, registration or recording fees or taxes, and all expenses incident to the preparation, execution, acknowledgment, or filing/recording of the financing statements or any such instrument of further assurance, except where prohibited by law so to do.

Section 16.02  Replacement Documents.

Upon receipt of an affidavit from an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such document, Borrower will issue a replacement original in lieu thereof in the same original principal amount and otherwise on the same terms and conditions as the original.

Section 16.03  Borrower Estoppel Certificates.

(a)  Borrower Information. Borrower, within fifteen (15) days after Lender’s written request, but not more frequently than twice annually, shall furnish to Lender or Lender’s designee a statement, duly acknowledged and certified by a Responsible Officer, setting forth: (i) the Maximum Loan Amount and the amount of principal advanced as of the certificate date; (ii) the unpaid principal amount of the Loan; (iii) the calculation of the rate of interest accruing on the Loan, including the then Applicable Interest Rate; (iv) the Payment Due Date, the Maturity Date, any unexercised rights to extend the Maturity Date and any exercised extension of the Maturity Date, if any; (v) the date installments of interest and/or principal were last paid; (vi) that, except as provided in such statement, no defaults or events exists which would be an Event of Default with the giving of any applicable notice or the expiration of any applicable grace or cure period or both; (vii) that the Loan Documents are valid, legal and binding obligations and have not been modified or, if modified, giving the particulars of such modification; and (viii) whether any offsets or defenses exist against Borrower’s obligation to pay the Loan and perform the Obligations and, if any are alleged to exist, a detailed description thereof.

(b)  Tenant Estoppels. Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to deliver to Lender (provided no Event of Default exists, not more than two (2) times in any twelve (12) month period), promptly upon Lender’s written request (but in any event no later than fifteen (15) business days following Lender’s request), duly executed estoppel certificates from tenants identified by Lender attesting to such facts regarding a tenant’s non-residential Lease as Lender may require, including, without limitation: (i) that the Lease is in full force and effect with no defaults thereunder on the part of any party, and no event exists that would be an event of default thereunder with giving of any applicable notice or the expiration of any applicable grace or cure period or both; (ii) that none of the Rents have been paid more than one month in advance, except as a security deposit; and (iii) that the tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.

(c)  Lender Statement of Loan Information. After written request by Borrower not more than twice annually, Lender shall furnish Borrower a statement setting forth: (i) the original Maximum Loan Amount and the amount of principal advanced by Lender as of the certificate date; (ii) the unpaid principal amount of the Loan; (iii) the rate of interest accruing on the Loan, including the then Applicable Interest Rate; and (iv) the balance of amounts held in the Reserve Accounts, if any.

Section 16.04  Recording Costs.

Borrower will pay all transfer taxes, filing, registration, recording or similar fees, and all expenses incident to the preparation, execution, acknowledgment, recording, filing and/or release or discharge of the Note, the Pledge Agreement, the financing statements and each of the other Loan Documents, and all modifications, extensions, consolidations, or restatements of the same, except where prohibited by law so to do.

Section 16.05  Intentionally Deleted

.

Section 16.06  Certain Additional Rights of Lender (VCOC).

Notwithstanding anything to the contrary which may be contained in this Agreement, Lender shall have:

(a)  the right, in accordance with the terms of this Agreement (i) to consult with and advise Borrower regarding the business operation of the Property, and the financial and other conditions of Borrower or the Property, with Borrower’s officers, employees, directors and managers, (ii) to discuss with Borrower any significant business issues involved in negotiating a plan of reorganization for Borrower, including Borrower’s proposed reorganization plans and operating plans for proceeding following such plan of reorganization coming into effect, and (iii) to request from Borrower such forecasts, projections and other financial and business data as Lender may deem reasonably appropriate; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances and not result in any change in Borrower’s course of action. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meeting at any reasonable time;

(b)  the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any time upon reasonable notice;

(c)  the right, in accordance with the terms of this Agreement, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholders’ equity and cash flow, a management report and schedules of outstanding indebtedness; provided, however, that if Lender or any other party entitled to receive the aforementioned financial reporting materials does not receive the requested materials as provided herein, Lender or such other requesting party shall first request such materials from the servicer of the Loan and, if the servicer does not deliver to Lender or such other requesting party the requested materials, then the Person(s) permitted to act under this Section 16.07 shall be entitled to request such information directly from Borrower.

(d)  The rights described in this Section 16.07 may be exercised by any Person which owns (i) directly or indirectly, substantially all of the interests in Lender, (ii) a participation interest in the Loan or (iii) directly or indirectly, substantially all of the interests in the holder of any such participation interest (it being intended that any such Person described in clauses (i), (ii) and (iii) of this sentence is intended to be a third party beneficiary of the rights granted under this Section 16.07, with the direct right to enforce such rights against Borrower, notwithstanding any provisions of this Agreement to the contrary).

ARTICLE 17

LENDER CONSENT

Section 17.01  No Joint Venture; No Third Party Beneficiaries.

Borrower and Lender intend that the relationships created hereunder and under each of the other Loan Documents are solely those of Borrower and lender. Nothing herein or in any of the other Loan Documents is intended to create, nor shall it be construed as creating anything but a debtor-creditor relationship between Borrower and Lender nor shall they be deemed to confer on anyone other than Lender, and its successors and assigns, any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.

Section 17.02  Lender Approval.

Wherever pursuant to a Loan Document (a) Lender exercises any right to approve or disapprove or to grant or withhold consent; (b) any arrangement or term is to be satisfactory to Lender; (c) a waiver is requested from Lender, or (d) any other decision is to be made by Lender, all shall be made in Lender’s sole discretion, unless expressly provided otherwise in such Loan Document. By approving or granting consent, accepting performance from Borrower, or releasing funds from a Reserve Account, Lender shall not be deemed to have warranted or affirmed the sufficiency, completeness, legality or effectiveness of the subject matter or of Borrower’s compliance with Requirements of Laws. Notwithstanding any provision under the Loan Documents which provide Lender the opportunity to approve or disapprove any action or decision by Borrower, Lender is not undertaking the performance of any obligation of Borrower under any of the Loan Documents or any of the other documents and agreements in connection with this transaction (including, without limitation, the Leases, if any).

Section 17.03  Performance at Borrower’s Expense.

Borrower acknowledges and agrees that in connection with each request by Borrower to: (a) modify or waive any provision of the Loan Documents; or (b) obtain Lender’s approval or consent whenever required by the Loan Documents including, without limitation, review of a Transfer request, Lender reserves the right to collect a review or processing fee from Borrower based on a reasonable estimate of the administrative costs which Lender will incur to connection therewith. Borrower agrees to pay such fee along with all reasonable legal fees and expenses incurred by Lender and the fees required for a Rating Confirmation or approval from the trustee if the Loan has been Securitized, as applicable, irrespective of whether the matter is approved, denied or withdrawn. Any amounts payable by Borrower hereunder, shall be deemed a part of the Loan, shall be secured by this Agreement and shall bear interest at the Default Rate if not fully paid within ten (10) days of written demand for payment.

ARTICLE 18

MISCELLANEOUS PROVISIONS

Section 18.01  Notices.

All notices and other communications under this Agreement are to be in writing and addressed to each party as set forth below. Default or demand notices shall be deemed to have been duly given upon the earlier of: (a) actual receipt; or (b) upon attempted delivery after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system, or after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, and in the case of clause (b) irrespective of whether delivery is accepted. A new address for notice may be established by written notice to the other; provided, however, that no change of address will be effective until written notice thereof actually is received by the party to whom such address change is sent. Notice to outside counsel or parties other than the named Borrower and Lender, now or hereafter designated by a party as entitled to notice, are for convenience only and are not required for notice to a party to be effective in accordance with this section. Notice addresses are as follows:

Address for Lender:

Barclays Capital Real Estate Inc.

200 Park Avenue

New York, NY 10166

Attn.: Lori Rung/CMBS Servicing

Fax: (212) 412-2496

and

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Fredric L. Altschuler, Esq.

Facsimile No.: (212) 504-6666

Address for Borrower:

c/o CNL Hospitality Partners, LP

450 South Orange Avenue, 12th Floor

Orlando, FL 32801

Attention: Office of General Counsel

Facsimile No.: (407) 650-1085

and

Lowndes, Drosdick, Doster, Kantor & Reed, PA

450 South Orange Avenue, Suite 800

Orlando, FL 32801

Attn: Richard J. Fildes, Esq.

Facsimile No.: (407) 843-4444

and with a copy to:

Marriott International, Inc.

10400 Fernwood Road

Bethesda, MD 20817

Attn: General Counsel

Facsimile No.: (301) 380-6727

and with a copy to:

Arent Fox PLLC

1050 Connecticut Avenue, NW

Washington, DC 20036

Attention: Gerald L. Mitchell, Esq.

Telecopy: (202) 857-6395

Section 18.02  Entire Agreement; Modifications; Time of Essence.

This Agreement, together with the other Loan Documents, contain the entire agreement between Borrower and Lender relating to the Loan and supersede and replace all prior discussions, representations, communications and agreements (oral or written). If any documents relating to the Loan are in conflict, the Note shall control over this Agreement, and this Agreement shall control over all of the other documents. No Loan Document shall be modified, supplemented or terminated, nor any provision thereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing. Time is of the essence with respect to all of Borrower’s obligations under the Loan Documents.

Section 18.03  Binding Effect; Joint and Several Obligations.

This Agreement and each of the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, whether by voluntary action of the parties or by operation of law. (The foregoing does not modify any conditions regulating Transfers.) If Borrower consists of more than one party, each shall be jointly and severally liable to perform the obligations of Borrower under the Loan Documents.

Section 18.04  Duplicate Originals; Counterparts.

This Agreement and each of the other Loan Documents may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Agreement and each of the other Loan Documents (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.

Section 18.05  Unenforceable Provisions.

Any provision of this Agreement or any other Loan Documents which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

Section 18.06  Governing Law.

THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS), EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO LIENS AND SECURITY INTERESTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UCC (INCLUDING, WITHOUT LIMITATION, THE LOCKBOX ACCOUNT, THE MARRIOTT FF&E RESERVE ACCOUNT, THE MEZZANINE CASH MANAGEMENT ACCOUNT AND THE RESERVE ACCOUNTS) WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION APPLICABLE THERETO IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW EXCEPT AS SPECIFICALLY SET FORTH ABOVE.

Section 18.07  Consent to Jurisdiction.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

BORROWER DOES HEREBY DESIGNATE AND APPOINT:

RICHARD J. FILDES, ESQ.
LOWNDES, DROSDICK, DOSTER, KANTOR & REED, PA
450 SOUTH ORANGE AVENUE, SUITE 800
ORLANDO, FL 32801

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS, AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK OR ORLANDO, FLORIDA, AS APPLICABLE (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR ORLANDO, FLORIDA, AS APPLICABLE, OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 18.08  WAIVER OF TRIAL BY JURY.

BORROWER AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER.

Section 18.09  Reinstatement.

This Agreement and each other Loan Document shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Debt or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Borrower, whether as a “voidable preference,”“fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Debt shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 18.10  Acknowledgments

. Borrower hereby acknowledges that:

(a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Loan Documents;

(b)  Lender does not have any fiduciary relationship to Borrower, and the relationship between Lender and Borrower is solely that of debtor and creditor; and

(c)  no joint venture exists between Lender and Borrower.

Section 18.11  Certain Additional Rights of Lender.

Notwithstanding anything to the contrary which may be contained in this Agreement, Lender shall have:

(a)  the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times;

(b)  the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any time upon reasonable notice;

(c)  the right, in accordance with the terms of this Agreement, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness;

(d)  the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict financing to be obtained in connection with future property transactions, refinancing of any acquisition financings, and unsecured debt;

(e)  the right, without restricting any other right of Lender under this Agreement (including any similar right), to restrict, upon the occurrence of a material Event of Default, Borrower’s payments of management consulting, director or similar fees to affiliates of Borrower (or their personnel);

(f)  the right, to the extent of Lender’s right under Section 9.11(a)(v) under this Agreement, to approve any operating budget and/or capital expenditures of Borrower that (i) vary by more than fifteen percent (15%) from the expenses set forth in the related approved operating budget and/or approved capital plan for the immediately preceding fiscal year or (ii) when added to all prior operating and capital expenditures for the year, exceed fifteen percent (15%) of aggregate budgeted operating and capital expenditures set forth in the related approved operating budget and/or approved capital plan for the immediately preceding fiscal year;

(g)  the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day-to-day operation of the Property);

(h)  the right, without restricting any other rights of Lender under this Agreement (including any similar right), in the event of certain material Events of Default, to vote the owners’ interests in Borrower pursuant to irrevocable proxies granted, at the request of Lender in advance for this purpose;

(i)  Intentionally Deleted; and

(j)  the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer of voting interests in Borrower held by its members, and the right to restrict the transfer of interests in such members, except for any Transfer that is specifically permitted pursuant to Article 10 hereof.

The rights described above may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

[Remainder of page is blank;signatures appear on next page.]

- -

IN WITNESS WHEREOF, Lender and Borrower hereby sign and deliver this Agreement as of the date first set forth above.

BORROWER:
DRR SENIOR MEZZ, LLC, a
Delaware limited liability company
By:	/s/ John X. Brady
Name: John X. Brady
Title: Vice President
                   Borrower's State Identification Number: 3958985
                    Borrower's Tax Identification Number: 27-0122101

LENDER:
BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation
By:	/s/ Haejin Baek
Name:Haejin Baek
Title: VP

EXHIBIT A

COMPLIANCE CERTIFICATE FORM

COMPLIANCE CERTIFICATE

Borrower Name:

DRR SENIOR MEZZ, LLC, a Delaware limited liability company

Property Address:

Loan Number:

Borrower is providing this Compliance Certificate in accordance with the terms of the Loan Agreement dated as of ________ __, 2005 (“Loan Agreement”) executed between Borrower and Barclays Capital Real Estate Inc. (“Lender”). Capitalized terms used in this Compliance Certificate and not specifically defined herein have the meaning provided in the Loan Agreement.

This Compliance Certificate covers the period from ______________, 200_ through _____________, 200__ , inclusive (“Covered Period”).

  Borrower hereby represents, warrants and certifies to Lender that, as of the date hereof (or such other date as may be specified below), and unless otherwise provided on Schedule A hereto:

1.  No Event of Default has occurred and is continuing, and no event or condition exists that would be an Event of Default if notice had been given or applicable grace/cure periods had expired (or both).

2.  The following financial statements of Borrower (“Financial Statements”) attached hereto are true, accurate and complete reports of the period covered thereby:

[___] [monthly][quarterly][year-to-date] operating statement for the Property

[___] [monthly][quarterly][year-to-date] balance statement

[___] [monthly][quarterly][year-to-date] changes in financial position

[___] [monthly][quarterly][year-to-date] profit/loss statement

3.  No Transfer has occurred in violation of the Loan Agreement. If any change has occurred in Borrower’s Organization Chart, a new Organization Chart is attached hereto.

4.  To Borrower’s knowledge, no event of default currently exists under any Lease (other than Permitted Leases), and no event or condition exists that would be an event of default under a Lease (other than Permitted Leases) if notice had been given or applicable grace/cure periods had expired (or both).

5.  No event or condition exists which, in Borrower’s reasonable judgment, could have Material Adverse Effect.

6.  No change has occurred with respect to any Property Management Contract. To Borrower’s knowledge, no event of default currently exists under any Property Management Contract, and no event or condition exists that would be an event of default under any Property Management Contract if notice had been given or applicable grace/cure periods had expired (or both).

7.  Borrower has not received notice that any insurance policy is to be cancelled, not renewed, materially modified or existing coverage excluded.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

BY SIGNING BELOW, Borrower certifies that (a) all information provided in this Compliance Certificate is true, accurate and correct in all material respects and does not omit any material fact that would make any statement false or misleading and (b) the undersigned representative is duly authorized to sign this Compliance Certificate on Borrower’s behalf.

Date:

By:	/s/
Name:
Title

EXHIBIT B

PREPAYMENT PERCENTAGES

IF PREPAID AFTER THE FOLLOWING PAYMENT DUE DATE:	BUT BEFORE THE FOLLOWING PAYMENT DUE DATE:	PERCENTAGE (DECLINING SCHEDULE FROM 1.0% TO 0%)
13th Payment Due Date	14th Payment Due Date	1.00%
14th Payment Due Date	15th Payment Due Date	0.83%
15th Payment Due Date	16th Payment Due Date	0.67%
16th Payment Due Date	17th Payment Due Date	0.50%
17th Payment Due Date	18th Payment Due Date	0.33%
18th Payment Due Date	19th Payment Due Date	0.17%
19th Payment Due Date	20th Payment Due Date	0.00%

EXHIBIT C

ORGANIZATIONAL CHART

[See Attached]

EXHIBIT D

RENT ROLL

[See Attached]

EXHIBIT E

CERTIFICATE OF EXECUTIVE OFFICER

OF BORROWER

  The undersigned, the ___________ of _______________, a Delaware limited liability company (the “Borrower”), hereby certifies to BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation (together with its successors and assigns “Lender”) that from the date of its formation on ___________, to the date of this certificate (this “Certificate”), Borrower:

1.  is and always has been duly formed, validly existing, and in good standing in the state of its formation, in the State where the Property is located and in all other jurisdictions where it is qualified to do business;

2.  has no judgments or liens of any nature against it except for tax liens not yet due;

3.  is in compliance with all laws, regulations, and orders applicable to it and has received all permits necessary for it to operate;

4.  is not aware of any pending or threatened litigation;

5.  is not involved in any dispute with any taxing authority;

6.  has paid all taxes which it owes;

7.  has never owned any property other than the Collateral and personal property necessary or incidental to its ownership or operation of the Collateral and has never engaged in any business other than the ownership and operation of the Collateral;

8.  is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding, except the matters disclosed on Schedule I attached hereto, none of which matters (i) are still pending or (ii) resulted in a decision, order or judgment that has not been paid in full or otherwise fully satisfied in all respects;

9.  has provided Lender with complete financial statements that reflect a fair and accurate view of Borrower's financial condition;

10.  has received from Mortgage Borrower a phase 1 (and if recommended therein, a phase 2) of the Property, which did not disclose any environmental noncompliance or contamination with respect to the Property or disclose any fact or condition that would constitute or cause a breach under any environmental representation, warranty, covenant or other provision contained in the Loan Agreement or any of the other Loan Documents;

11.  has no material contingent or actual obligations not related to the Property; and

12.  has materially complied with the separateness covenants referred to in the Non-consolidation Opinion. “Non-consolidation Opinion” means, collectively (a) that certain non-consolidation opinion delivered to Lender by _______________ dated of even date with the Loan Agreement, and (b) that certain non-consolidation opinion delivered to Lender by _______________ dated of even date with the Loan Agreement.

Capitalized terms used in this Certificate but not otherwise defined shall have the respective meanings assigned to them in the Loan Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this __ day of __________, 2005.

By:	/s/
Name:
Title:

EXHIBIT F

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

None.

EXHIBIT G

LIQUIDITY FACILITY DOCUMENTS

Note: All documents listed below are dated as of June 15, 2005, unless otherwise indicated.

1.	Loan Agreement (Liquidity Facility), between DRRP and Marriott.

2.	Promissory Note (Liquidity Facility), in the original principal amount of $7,802,281.79, made by DRRP in favor of Marriott.

3.	Assignment of Membership Interests and Security Agreement (Interests in DRR Junior Mezz, LLC), by DRRP in favor of Marriott.

4.	Assignment of Membership Interests and Security Agreement (Interests in DRR Senior Mezz, LLC) by Parent to and in favor of Marriott.

5.	Termination and Release Agreement by and between DRRP and Drawbridge Special Opportunities Fund LP.

6.	Termination and Release Agreement by and between DRRP and Marriott.

7.	UCC-1 Financing Statement naming DRRP, as debtor, and Marriott, as secured party, to be filed with the Secretary of State of the State of Delaware.

8.	UCC-1 Financing Statement naming Parent, as debtor, and Marriott, as secured party, to be filed with the Secretary of State of the State of Delaware.